                                                                     Exhibit 4.7

                                                                  EXECUTION COPY

================================================================================

                                COMMON AGREEMENT

                          DATED AS OF OCTOBER 19, 2007

                                      among

            CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.,
                                  as Borrower,

               WESTLB AG, NEW YORK BRANCH, as Intercreditor Agent,

          THE WORKING CAPITAL FACILITY LENDERS FROM TIME TO TIME PARTY
                                     HERETO,

            THE CONSTRUCTION FACILITY LENDERS FROM TIME TO TIME PARTY
                                     HERETO,

  WESTLB AG, NEW YORK BRANCH, as Working Capital Facility Administrative Agent,

    WESTLB AG, NEW YORK BRANCH, as Construction Facility Administrative Agent

                  CITIBANK, N.A., as Offshore Collateral Agent,

         BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO
                      BANAMEX, as Onshore Collateral Agent

                                       and

         THE OTHER LENDERS AND LENDER REPRESENTATIVES FROM TIME TO TIME
                                  PARTY HERETO

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS ..............................     2

   Section 1.01.  Certain Defined Terms .................................     2
   Section 1.02.  Accounting Principles and Terms .......................    26
   Section 1.03.  Rules of Construction .................................    26

ARTICLE II PARTICIPATION IN THE FINANCING OF THE PROJECT ................    27

   Section 2.01.  Procedures for Disbursement of Working Capital Loans ..    27
   Section 2.02.  Procedures for Disbursements of Construction Loans ....    27

ARTICLE III PREPAYMENTS; TAXES ..........................................    28

   Section 3.01.  Prepayments ...........................................    28
   Section 3.02.  Taxes .................................................    28
   Section 3.03.  Requirements of Law ...................................    30
   Section 3.04.  Indemnity .............................................    32
   Section 3.05.  Change of Lending Office ..............................    32
   Section 3.06.  Replacement of Lenders ................................    32

ARTICLE IV CONDITIONS PRECEDENT .........................................    33

   Section 4.01.  Conditions Precedent to the Initial Closing Date and
                  the Initial Working Capital Facility Borrowing ........    33
   Section 4.02.  Conditions Precedent to Each Working Capital Facility
                  Borrowing .............................................    37
   Section 4.03.  Conditions Precedent to the Construction Facility
                  Closing Date and the Initial Construction Facility
                  Borrowing .............................................    37
   Section 4.04.  Conditions Precedent to Each Construction Facility
                  Borrowing .............................................    39
   Section 4.05.  Conditions to Each Borrowing ..........................    40
   Section 4.06.  Conditions Precedent Approval. ........................    41
   Section 4.07.  Reliance on Certificates ..............................    42

ARTICLE V REPRESENTATIONS AND WARRANTIES ................................    42

   Section 5.01.  Representations and Warranties of the Borrower ........    42
   Section 5.02.  Rights and Remedies Not Limited .......................    51

ARTICLE VI COVENANTS OF THE BORROWER ....................................    52

   Section 6.01.  Affirmative Covenants .................................    52
   Section 6.02.  Negative Covenants ....................................    58
   Section 6.03.  Reporting Obligations .................................    62

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
ARTICLE VII EVENTS OF DEFAULT ...........................................    65

   Section 7.01.  Events of Default .....................................    65
   Section 7.02.  Acceleration. .........................................    69
   Section 7.03.  Other Remedies ........................................    70
   Section 7.04.  Additional Rights of Secured Parties ..................    73
   Section 7.05.  Notice to Borrower ....................................    74

ARTICLE VIII THE COLLATERAL AGENTS ......................................    74

   Section 8.01.  Appointment and Duties of Collateral Agents ...........    74
   Section 8.02.  Direction of Collateral Agents by Intercreditor Agent;
                  Action by Collateral Agents ...........................    75
   Section 8.03.  Administration of Collateral ..........................    76
   Section 8.04.  Collateral Agent Reliance, Etc ........................    76
   Section 8.05.  Knowledge of Event of Default .........................    77
   Section 8.06.  Successor Collateral Agents. ..........................    78
   Section 8.07.  Damages ...............................................    79
   Section 8.08.  Relating to the Collateral Agents .....................    79

ARTICLE IX THE INTERCREDITOR AGENT ......................................    81

   Section 9.01.  Appointment and Duties of Intercreditor Agent. ........    81

ARTICLE X MISCELLANEOUS .................................................    87

   Section 10.01. Amendments, Etc .......................................    87
   Section 10.02. Notices, Etc ..........................................    89
   Section 10.03. No Waiver of Remedies .................................    89
   Section 10.04. Costs, Expenses and Indemnification. ..................    90
   Section 10.05. Right of Set-off. .....................................    91
   Section 10.06. Binding Effect ........................................    92
   Section 10.07. Use of Name ...........................................    92
   Section 10.08. WAIVER OF JURY TRIAL ..................................    92
   Section 10.09. GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC. .......    92
   Section 10.10. Relation of the Parties; No Beneficiary ...............    93
   Section 10.11. Execution in Counterparts .............................    93
   Section 10.12. Severability ..........................................    93
   Section 10.13. Waiver of Immunity ....................................    94
   Section 10.14. English Language ......................................    94
   Section 10.15. Judgment Currency .....................................    94
   Section 10.16. Execution of Other Documents; Conflicts ...............    95
   Section 10.17. Acknowledgements ......................................    95
   Section 10.18. Disclosures ...........................................    96
   Section 10.19. USA Patriot Act Notice ................................    96

SCHEDULES:

SCHEDULE 1.01A    - ADMINISTRATIVE DECISIONS
SCHEDULE 4.01(O)  - SENIOR MANAGERS
SCHEDULE 5.01(C)  - GOVERNMENTAL APPROVALS
SCHEDULE 5.01(J)  - ENVIRONMENTAL NON-COMPLIANCE
SCHEDULE 5.01(R)  - EASEMENTS, ETC.
SCHEDULE 5.01(HH) - POWERS OF ATTORNEY
SCHEDULE 5.01(JJ) - CAPITAL STOCK
SCHEDULE 6.01(D)  - INSURANCE REQUIREMENTS

EXHIBITS:

EXHIBIT A - FORM OF ADDITIONAL PROJECT CONTRACT CONSENT
EXHIBIT B - FORM OF INTERCREDITOR AGREEMENT
EXHIBIT C - FORM OF PERFORMANCE GUARANTEE WAIVER LETTER

                                COMMON AGREEMENT

                          Dated as of October 19, 2007

     THIS COMMON AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance herewith, the "Common Agreement") is made by and among:

     (i) CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower");

     (ii) WESTLB AG, NEW YORK BRANCH, as intercreditor agent (together with its successors and assigns in such capacity, the "Intercreditor Agent") for the Secured Parties (as hereinafter defined);

     (iii) each of the banks and other financial institutions listed on the signature pages hereto as a "Working Capital Facility Lender" and any of their assignees that may from time to time become a party hereto (each individually a "Working Capital Facility Lender" and, collectively, the "Working Capital Facility Lenders");

     (iv) each of the banks and other financial institutions listed on the signature pages hereto as a "Construction Facility Lender" and any of their assignees that may from time to time become a party hereto (each individually a "Construction Facility Lender" and, collectively, the "Construction Facility Lenders");

     (v) WESTLB AG, NEW YORK BRANCH, as working capital facility administrative agent (together with its successors and assigns in such capacity, the "Working Capital Facility Administrative Agent") for the Working Capital Facility Lenders;

     (vi) WESTLB AG, NEW YORK BRANCH, as construction facility administrative agent (together with its successors and assigns in such capacity, the "Construction Facility Administrative Agent") for the Construction Facility Lenders;

     (vii) CITIBANK, N.A., as offshore collateral agent (together with its successors and assigns in such capacity, the "Offshore Collateral Agent") for the Secured Parties;

     (viii) BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, as onshore collateral agent (together with its successors and assigns in such capacity, the "Onshore Collateral Agent"); and

     (ix) THE OTHER LENDERS AND LENDER REPRESENTATIVES FROM TIME TO TIME PARTY HERETO.

                             PRELIMINARY STATEMENTS

     1. Pursuant to the International Public Bid (Licitacion Internacional Publica) No. 18164093-001-07 (the "RFP"), the Borrower has been awarded a contract to develop and construct a hydroelectric generating plant to be located in the Hostotipaquillo municipality of the States of Jalisco and Nayarit, Mexico, which construction shall be in accordance with the terms, conditions and specifications set forth in the Bid (as hereinafter defined) for the Project (as hereinafter defined) and the Mixed Financed Public Works Contract (Contrato Mixto de Obra Publica Financiada), dated September 21, 2007, entered into by the Consortium (as hereinafter defined) and the Comision Federal de Electricidad ("CFE").

     2. The Borrower desires that the Construction Facility Lenders provide an up to nine hundred ten million U.S. Dollars (U.S.$910,000,000) construction facility and that the Working Capital Facility Lenders provide an up to eighty million U.S. Dollars (U.S.$80,000,000) revolving working capital facility for the Project, and such lenders are willing to provide such financing subject to and in accordance with the terms and conditions set forth herein.

     Accordingly, the parties hereto hereby agree as follows:

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

     Section 1.01. Certain Defined Terms. As used in this Common Agreement, the following terms shall have the following meanings:

     "ABR" means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "ABR Loans" means Loans the rate of interest applicable to which is based upon the ABR.

     "Acceptable LC Provider" means a financial institution whose long-term senior unsecured indebtedness carries either (i) Mexican currency ratings of at least A3 by Moody's and A- by S&P or (ii) foreign or dollar currency ratings of at least A3 by Moody's and A- by S & P; provided, however, that, each of Banco Santander S.A., Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, HSBC Mexico S.A., Institucion de Banca Multiple, Grupo Financiero HSBC, WestLB AG, Banco Nacional de Comercio Exterior and BBVA Bancomer, S. A. Institucion de Banca Multiple, Grupo Financiero BBVA Bancomer y Banco Bilbao Vizcaya Argentaria, S.A. shall also be deemed to be an Acceptable LC Provider.

     "Accounts" means, collectively the Onshore Account and the Offshore
Accounts.

     "Accumulated Value" means, from time to time, the nominal value of the aggregate of all amounts recognized by CFE in the Monthly Reports (as confirmed by the Independent Engineer).

     "Additional Amounts" has the meaning set forth in Section 3.02(a) herein.

     "Additional Project Contracts" means, collectively, any additional contracts with an aggregate value equal to or greater than U.S.$5,000,000 entered into by or assigned to the

Borrower after the execution and delivery of this Common Agreement, related to the development, construction and completion of the Project.

     "Administrative Agent Default Rate" means, on any date of determination, with respect to any amounts payable to any Lender Representative on its own behalf, the rate per annum equal to the sum of (a) the ABR in effect on such date plus (b) 2.75%.

     "Administrative Decision" means any of the routine and administrative decisions, actions, authorizations, directions, approvals, determinations, waivers and consents set forth on Schedule 1.01A to the Common Agreement; provided, however, Administrative Decision shall not include any decision, action, authorization, direction, approval, determination, waiver or consent which relates to an Event of Default or Default (other than with respect to Section 7.01(t)).

     "Affiliate" means, with respect to any Person, any Subsidiary of such Person or any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation, a partnership or a limited liability company if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, partnership or limited liability company, whether through the ownership of voting Securities, by contract or otherwise.

     "Alcance" means Alcance Total S.A. de C.V.

     "Applicable GAAP" means (a) with respect to the Borrower, ICA, Nacional, Alcance, Peninsular, ICASA, Piadisa and CHLY, Mexican GAAP, (b) with respect to the issuer(s) and, if applicable, confirming institutions of the Performance Guarantee, Mexican GAAP or International GAAP, and (c) with respect to Power Machines, International GAAP.

     "Assignee" has the meaning assigned thereto in the Credit Agreements.

     "Assignment" has the meaning assigned thereto in the Credit Agreements.

     "Bankruptcy Event of Default" has the meaning assigned thereto in the Intercreditor Agreement.

     "Bid" means the bidding documents prepared by the Consortium in connection with its bid for the Public Works Contract consisting of the Technical Proposal (Propuesta Tecnica), the Economic Proposal (Propuesta Economica) and all accompanying documents, representations and certificates.

     "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrower" has the meaning assigned thereto in clause (i) of the introductory paragraph to this Common Agreement.

     "Borrower Pledge Agreement" means the Pledge Agreement (Contrato de Prenda sin Transmision de Posesion) made by the Borrower in favor of the Onshore Collateral Agent in respect of (i) the rights of the Borrower under each Principal Subcontract and under each guarantee, bond, letter of credit or other form of security provided in favor of or for the benefit of the Borrower pursuant to any Principal Subcontract and, to the extent requested by the Intercreditor Agent, each Additional Project Contract (other than the Performance Guarantee and Quality Guarantee), (ii) the rights of the Borrower under the Insurance Policies and
(iii) equipment, materials and all other personal property (both tangible and intangible) of the Borrower other than the rights of the Borrower under the Public Works Contract, in form and substance acceptable to each Lender.

     "Borrowing" means a Working Capital Facility Borrowing or a Construction Facility Borrowing, as applicable.

     "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York or Mexico City, Mexico, and, if the applicable Business Day relates to any Eurodollar Loans, on which dealings are carried on in the London interbank market.

     "Capital Expenditures" means expenditures of the Borrower (other than expenditures made with the proceeds of casualty insurance) for fixed or capital assets that, in accordance with the Applicable GAAP, would be classified as capital expenditures.

     "Capital Lease Liabilities" means all monetary obligations of any Person under any leasing or similar arrangement that, in accordance with the Applicable GAAP, would be classified as capitalized leases, and, for purposes of this Common Agreement and each other Financing Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with the Applicable GAAP.

     "Capital Stock" has the meaning assigned thereto in Section 5.01(jj) of this Common Agreement.

     "CFE" has the meaning assigned thereto in paragraph 1 of the Preliminary Statements.

     "CFE Notice" means the notice delivered to and acknowledged in writing by CFE in connection with, among other things, the pledge of the Borrower's collection rights under the Public Works Contract, in form and substance acceptable to each Lender.

     "Change in Law" means the occurrence after the relevant date of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     "CHLY" means Compania Hidroelectrica La Yesca, S.A. de C.V.

     "CHLY Contract" means the Mixed Works Contract (Contrato Mixto de Obra) between the Borrower and CHLY, in form and substance satisfactory to the Lenders.

     "Code" means the Internal Revenue Code of 1986.

     "Collateral" means all of the real and personal property that is subject to or purported to be subject to any Lien under any or all of the Security Documents.

     "Collateral Agents" means the Offshore Collateral Agent and the Onshore Collateral Agent, collectively.

     "Commission PWC Event of Default" has the meaning assigned to Evento de Incumplimiento de la Comision in the Public Works Contract.

     "Commitment" means a Working Capital Facility Commitment or a Construction Facility Commitment, as applicable.

     "Common Agreement" has the meaning assigned thereto in the introductory paragraph of this agreement.

     "Conduit Lender" means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Common Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Common Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to this Common Agreement than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

     "Consortium" means, collectively, the Borrower, ICASA, Piadisa and Peninsular.

     "Consortium Agreement" means the Convenio Privado para la Constitucion de un Consorcio, dated August 7, 2007, among the Borrower, ICASA, Piadisa and Peninsular.

     "Construction Budget" means the Borrower's budget for all anticipated Project Costs to be incurred in connection with the development, construction and commissioning of the Project, which shall include a balanced statement of sources and uses of proceeds of the Construction Loans and any other funds necessary to develop, construct and complete the Project.

     "Construction Facility Administrative Agent" has the meaning assigned thereto in clause (vi) of the introductory paragraph to this Common Agreement.

     "Construction Facility Borrowing" means a borrowing under the Construction Facility Credit Agreement consisting of Construction Loans of the same Type and Interest Period and made on the same day by one or more Construction Facility Lenders, as thereafter continued and/or converted.

     "Construction Facility Closing Date" means the first Business Day upon which each of the conditions precedent set forth in Sections 4.03 and 4.04 of the Common Agreement have been fulfilled to the satisfaction of each Construction Facility Lender.

     "Construction Facility Commitment" has the meaning assigned thereto in the Construction Facility Credit Agreement.

     "Construction Facility Credit Agreement" means the credit agreement dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time), among the Borrower, the Construction Facility Lenders and the Construction Facility Administrative Agent.

     "Construction Facility Fee Letter" means that certain letter agreement dated October 19, 2007 between the Borrower, ICA, the Construction Facility Administrative Agent and each Construction Facility Lender party hereto as of the Signing Date.

     "Construction Facility Lender" has the meaning assigned thereto in clause
(iv) of the introductory paragraph to this Common Agreement.

     "Construction Facility Lender Default Rate" means, on any date of determination, with respect to any amount payable to any Construction Facility Lender, the rate per annum equal to the sum of (a) the ABR in effect on such date plus (b) the Applicable Margin (as defined in the Construction Facility Credit Agreement) for ABR Loans in effect on such date plus (c) 2.00%.

     "Construction Facility Loan Documents" means, collectively, the Construction Facility Credit Agreement, the Interest Rate Cap, the Notices of Borrowing issued in connection with any Construction Facility Borrowing and the notices of continuation and/or conversion issued in connection with any Construction Loan.

     "Construction Facility Majority Lenders" means, at any time, Construction Facility Lenders having more than fifty percent (50%) of (a) the aggregate outstanding Construction Facility Commitments and (b) the aggregate principal amount of all outstanding Construction Loans.

     "Construction Facility Notice of Borrowing" has the meaning assigned thereto in the Construction Facility Credit Agreement.

     "Construction Facility Obligations" means all Obligations in favor of the Construction Facility Administrative Agent, the Construction Facility Lenders or, as applicable, the Intercreditor Agent for the benefit of the Construction Facility Administrative Agent or Construction Facility Lenders.

     "Construction Facility Percentage" has the meaning set forth in the Construction Facility Credit Agreement.

     "Construction Facility Required Lenders" means, at any time, Construction Facility Lenders having more than seventy-five percent (75%) of (a) the aggregate outstanding Construction Facility Commitments and (b) the aggregate principal amount of all outstanding Construction Loans.

     "Construction Loans" has the meaning assigned thereto in the Construction Facility Credit Agreement.

     "Construction Schedule" means the schedule for construction and completion of the Project set forth in Annex 3 to the Public Works Contract and delivered by the Borrower on the date of this Common Agreement pursuant to Section 4.01(i) (without, unless otherwise expressly set forth in this Common Agreement, giving effect to any extensions of the same pursuant to the Public Works Contract as the result of any Event of Force Majeure, of any act or omission of CFE or otherwise).

     "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, petroleum or petroleum-derived waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes but is not limited to any substance regulated under any EHS Requirement.

     "Contract Price" has the meaning assigned to Precio del Contrato in the Public Works Contract.

     "Contractor" has the meaning assigned to Contratista in the Public Works Contract.

     "Contractor PWC Event of Default" has the meaning assigned to "Evento de Incumplimiento del Contratista" in the Public Works Contract.

     "Contractual Obligation" means, as to any Person, any provision of any Security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Credit Agreements" means, collectively, the Construction Facility Credit Agreement and the Working Capital Facility Credit Agreement.

     "Credit Facilities" means the collective reference to the credit facilities available to the Borrower under the Construction Facility Credit Agreement and the Working Capital Facility Credit Agreement.

     "Credit Parties" means, collectively, the Borrower and the Sponsors.

     "Debt" means (a) all indebtedness for borrowed money, including all payments of principal, interest, premium and all other amounts payable in connection therewith, (b) obligations evidenced by debt securities, bonds, debentures, notes, acceptances or other similar instruments, (c) obligations to pay the deferred purchase price of property or services (excluding trade accounts payable, supplier accounts payable or accrued liabilities arising in the ordinary course of business and which are not overdue by more than one-hundred twenty (120) days), (d) Capital Lease Liabilities, (e) obligations (contingent or otherwise) under reimbursement or similar agreements with respect to the issuance of letters of credit, (f) obligations under "swaps," "caps," "floors," "collars" or other interest rate or currency exchange hedging contracts or similar arrangements, (g) Guaranty Obligations, and (h) Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person.

     "Debt Service" means, for any period (without duplication), all payments of interest, premium, Fees, Non-Excluded Taxes, Other Taxes or other amounts (other than principal payments on the Loans), made or required to be made by the Borrower during such period under this Common Agreement and any other Financing Document.

     "Default" means the occurrence and continuance of an event or condition that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

     "Default Rate" means, on any date of determination, a rate per annum equal to the Administrative Agent Default Rate, Construction Facility Lender Default Rate or Working Capital Facility Lender Default Rate, as applicable.

     "Depositary Agreement" means an agreement among the Borrower, the Facility Administrative Agents, the Offshore Collateral Agent, the Onshore Collateral Agent, the Intercreditor Agent and the Offshore Depositary Bank.

     "Depositary Bank Claims" has the meaning assigned thereto in the Depositary Agreement.

     "Designated Jalisco Permit" means the permits required to be issued by the State of Jalisco, Mexico in respect of the construction of the water treatment system and in respect of the construction and operation of the Project's sanitary landfill.

     "Disbursement LC Provider" has the meaning assigned thereto in the Working Capital Facility Credit Agreement.

     "Disbursement LCs" has the meaning assigned thereto in the Working Capital Facility Credit Agreement.

     "Dollar Construction Account" has the meaning assigned thereto in the Depositary Agreement.

     "Dollar Disbursement Account" has the meaning assigned thereto in the Depositary Agreement.

     "Dollar Disbursement Guarantee Account" has the meaning assigned thereto in the Depositary Agreement.

     "Dollar DSU Account" has the meaning assigned thereto in the Depositary Agreement.

     "Dollar Loss Proceeds Deposit Account" has the meaning assigned thereto in the Depositary Agreement.

     "Dollar Permitted Investments" means U.S. Dollar-denominated investments that are:

          (a) obligations of or directly and fully guaranteed by the United States of America, or of any agency or instrumentality thereof, maturing not later than 365 days from the date of acquisition thereof;

          (b) certificates of deposit, time deposits and banker's acceptances maturing not later than 365 days from the date of acquisition thereof, or overnight bank deposits, in each case held or maintained by any commercial bank having capital in excess of U.S.$500,000,000 and having a commercial paper rating (or the holding company thereof having a commercial paper rating) of A-1 (or the equivalent thereof) or better by S&P and that is a member of the Federal Reserve System, provided, that, the Offshore Depository Bank will not purchase any commercial paper issued by Citigroup, Inc. or any Affiliate of Citigroup, Inc. ("Citigroup Paper") unless the Offshore Depository Bank is specifically instructed, in writing and on a per investment basis, to purchase Citigroup Paper;

          (c) commercial paper rated (on the date of acquisition thereof) A-1 (or the equivalent thereof) or better by S&P, maturing not later than two hundred seventy (270) days from the date of acquisition thereof; or

          (d) money market funds having a rating in the highest investment category granted thereby by S&P at the time of acquisition, including any fund for which the Offshore Depository Bank or an Affiliate of the Offshore Depository Bank serves as an investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian, notwithstanding that (i) the Offshore Depository Bank or an Affiliate of the Offshore Depository Bank charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's length) and (ii) the Offshore Depository Bank charges and collects fees and expenses for services rendered, pursuant to this Common Agreement.

     "EHS" means environment, health, safety and/or social.

     "EHS Damages" means all claims, judgments, damages (including punitive damages), losses, obligations, penalties, fines, interest, fees, liabilities (including strict liability), encumbrances, liens, costs and expenses (including costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any settlement or judgment), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including reasonable attorney's and consultants' fees and disbursements), any of which are incurred at any time and arise out of or relate in any way to (a) violation or alleged violation by any Person of any EHS Requirements applicable to the Borrower or the Project, (b) the presence or the Release of any Contaminant at the Property (including any Release that occurred prior to the Borrower's construction, use or maintenance of the Project) and any related Remedial Action or (c) the transport, treatment, recycling, reuse, Release, use, storage or disposal at any location of any Contaminant generated, treated, recycled, stored, processed, used, transported, Released or disposed of by any Person at or from the Project, or any other building, structure, facility or installation presently or formerly located at the Property.

     "EHS Decision" means (a) amending this definition of EHS Decision or the definition of EHS Requirements or of Equator Principles or (b) any authorization, direction, approval, determination, waiver, amendment or consent with respect to (A) Section 6.01(f) of the Common Agreement (Compliance with Laws, Etc.) (but solely with respect to any EHS Requirement) or

     (B) Section 7.01(s) of the Common Agreement (but solely with respect to any EHS Requirement).

     "EHS Notice" means any complaint, order, report, citation, notice or other written communication received by the Borrower from any Person (including, but not limited to, an employee) (a) with respect to any violation or alleged violation of any EHS Requirement, or (b) relating to the Release of any Contaminant in violation of any EHS Requirement or requiring any Remedial Action at any location, that could affect the Borrower or the Project.

     "EHS Permits" means any Governmental Approval required by or applicable under any EHS Requirement.

     "EHS Report" means any written report issued from time to time by the Environmental Consultant regarding the EHS aspects of the Public Works Contract and the Project.

     "EHS Requirements" means (a) any applicable Law pertaining to (i) the protection of health, safety, and the indoor or outdoor environment, (ii) the conservation, management, or use of natural resources and wildlife, (iii) the protection or use of surface water and groundwater, (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, exposure to, any Contaminant or (v) pollution (including any Release to air, soil, surface water, groundwater, or into the workplace), (b) the Equator Principles and (c) the Environmental Management Manual (Manual de Gestion Ambiental) included as Annex 6B of the Public Works Contract and the Environmental Management System (Sistema de Gestion Ambiental) included as Annex 6D of the Public Works Contract.

     "Electromechanical Contract" means the Contrato por el Alcance de las Obras Electromecanicas Requeridas para el Proyecto Hidroelectrico La Yesca between the Borrower and Power Machines, in form and substance satisfactory to the Lenders, and any guarantee or guarantees issued in respect of the obligations of Power Machines thereunder.

     "Enforcing Required Lender" has the meaning assigned thereto in the Intercreditor Agreement.

     "Entitled Person" has the meaning assigned thereto in Section 10.15.

     "Environmental Consultant" means URS Corporation, or such other environmental and social consultant as shall be engaged by the Intercreditor Agent from time to time to examine, report upon and advise the Intercreditor Agent and the Lenders with respect to all EHS issues pertaining to the Project.

     "Environmental Lien" means a lien in favor of any Governmental Authority for any (a) liability under any EHS Requirement, or (b) damages arising from, or costs incurred by, such Governmental Authority in response to a Release of a Contaminant into the environment.

     "Environmental Matter" has the meaning assigned thereto in Section
10.04(c).

     "Equator Principles" means those certain principles and standards (including the preamble, materials incorporated by reference and exhibits thereto) voluntarily adopted by certain banks and other financial institutions, all as set forth more fully at www.equator-principles.com/principles.shtml, as the same exist on the date of this Common Agreement, including without limitation, the applicable International Finance Corporation Performance Standards and Environmental Health and Safety Guidelines as referenced in Exhibits III and IV to the Equator Principles.

     "Eurocurrency Reserve Requirements" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

     "Eurodollar Base Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the rate for deposits in U.S. Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the "Eurodollar Base Rate" shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Intercreditor Agent or, in the absence of such availability, by reference to the rate at which the Intercreditor Agent is offered U.S. Dollar deposits at or about 11:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

     "Eurodollar Loans" means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate" means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

     "Event of Default" has the meaning assigned thereto in Section 7.01.

     "Event of Force Majeure" has the meaning assigned to Caso Fortuito o Fuerza Mayor in the Public Works Contract.

     "Event of Loss" means (a) the actual or constructive loss of all or substantially all of the Project, (b) a Taking with respect to all or substantially all of the Project, or (c) any damage, loss or destruction of all or any portion of the Project in an amount not covered by insurance in excess of U.S.$25,000,000.

     "Facility Administrative Agents" means, collectively, the Working Capital Facility Administrative Agent and the Construction Facility Administrative Agent.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by the Intercreditor Agent from three federal funds brokers of recognized standing selected by it.

     "Federal Reserve System" means the Federal Reserve System of the United States of America.

     "Fee Letters" means, collectively, (a) the Construction Facility Fee Letter, (b) the WestLB Fee Letter and (c) any other fee letter executed from time to time between the Borrower and any successor Lender Representative in accordance with the Financing Documents.

     "Fees" means, collectively, each of the fees set forth in Section 2.10 of the Construction Facility Credit Agreement, Section 2.10 of the Working Capital Facility Credit Agreement and in the Fee Letters.

     "Financial Representative" means (i) with respect to any Sponsor, the Chief Financial Officer of such Sponsor and (ii) with respect to any other Person, a Representative of such Person responsible for the financial affairs of such Person.

     "Financing Documents" means, collectively, this Common Agreement, the Working Capital Facility Loan Documents, the Construction Facility Loan Documents, the Security Documents, the Sponsor Guarantees, the CFE Notice, Third Party Consents, the Intercreditor Agreement, the Fee Letters and any other documents necessary to implement the financing to be provided by the Lenders.

     "Fundamental Decision" means any authorization, direction, approval, determination, waiver, amendment or consent which would have the effect of:

     (a) changing the maturity of any Loan or reducing the principal amount thereof or changing the currency or place or manner of payment thereof;

     (b) changing the Applicable Margin (as defined in the Construction Facility Credit Agreement or the Working Capital Facility Credit Agreement) or any other margin or fixed rate with respect to interest on any Loan or the obligation to pay Non-Excluded Taxes or Other Taxes, or changing the time of payment of interest, fees or other amounts due on any Loan;

     (c) amending the definition of Fundamental Decision as set forth in the Common Agreement;

     (d) releasing any Collateral, terminating any Lien created pursuant to any Security Document or depriving any Secured Party of the security afforded or purported to be afforded by any Security Document (except as otherwise allowed under the Financing Documents);

     (e) amending the priority of the security interests granted in the Collateral in favor of the Lenders except as contemplated in the Financing Documents;

     (f) amending any Financing Document or consenting to the amendment of any Financing Document in a manner that prefers one or more Lenders over any other Lenders;

     (g) waiving any Payment Event of Default or Bankruptcy Event of Default, in each case with respect to the Construction Facility Credit Agreement;

     (h) waiving, amending or modifying any voting requirement, procedure or percentage in the Common Agreement or the Intercreditor Agreement;

     (i) waiving any condition precedent contained in Sections 4.01, 4.02, 4.03,
4.04 or 4.05 of the Common Agreement (except, in each case, with respect to conditions precedent set forth exclusively in the Working Capital Facility Credit Agreement) or any determination, consent or approval in respect thereof, in each case only in respect of the initial Working Capital Facility Borrowing and the initial Construction Facility Borrowing;

     (j) permitting any assignment by the Borrower (other than any assignment permitted pursuant to Clause 15.3 or Clause 21.6 of the Public Works Contract, provided that such assignment is expressly made subject to the Liens created pursuant to the Security Documents) or CFE (other than any assignment permitted pursuant to Clause 30.1 of the Public Works Contract) of any of its rights or obligations under any Transaction Documents;

     (k) eliminating the right of any Secured Party to receive any notices under any Transaction Document;

     (l) amending or modifying Section 10.01 of this Common Agreement or the Intercreditor Agreement; and

     (m) releasing any Sponsor of any of its payment obligations under the relevant Sponsor Guarantee.

     "Good Faith Contest" means the contest of an item if the item is diligently contested in good faith by appropriate proceedings timely instituted and (a) adequate cash reserves are established with respect to the contested item in accordance with Applicable GAAP with respect to any Principal Subcontractor and in accordance with Mexican GAAP with respect to the Borrower, and (b) during the period of such contest, the enforcement of any contested item is effectively stayed.

     "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, tariff, rate, permit, certificate, notification, exemption of, or filing or registration with, any Governmental Authority, including any EHS Permit, or authorization required in connection with (a) the execution, delivery or performance of any Transaction Document, (b) the grant and perfection of any Lien contemplated by the Security Documents or
(c) the development, construction or completion of the Project.

     "Governmental Authority" means any national, state or local government (whether domestic or foreign) or any other political subdivision thereof, and any entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

     "Governmental Force Majeure" has the meaning assigned to Fuerza Mayor Gubernamental in the Public Works Contract.

     "Guaranty Obligations" means, with respect to any Person, obligations of such Person under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or make an investment or supply funds, or otherwise to assure a creditor or other Person, either directly or indirectly, against loss in respect of, indebtedness or obligations of others that (a) are of the kinds referred to in clauses (a) through (e) of the definition of "Debt" (such as obligations to pay for property or services irrespective of whether such property is tendered or transferred or such services are performed) or (b) are obligations that represent trade accounts payable or accrued liabilities, regardless of whether or not such obligations are required to be reflected in the financial statements of such Person under Applicable GAAP.

     "ICA" means Empresas ICA, S.A.B. de C.V., a sociedad anonima bursatil de capital variable organized under the laws of Mexico.

     "ICA Guarantee" means the Guarantee Agreement made by ICA in favor of the Offshore Collateral Agent, in form and substance acceptable to each Lender.

     "ICASA" means Ingenieros Civiles Asociados, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

     "IFRS" means the International Financial Reporting Standards promulgated by the International Accounting Standards Board, as in effect and may be modified from time to time.

     "Indemnified Person" has the meaning assigned thereto in Section 10.04(b).

     "Independent Engineer" means MWH Americas, Inc., or such other independent consulting engineer of recognized expertise selected by the Intercreditor Agent, with the consent of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders, to act for the Lenders pursuant to the terms of this Common Agreement and other Financing Documents.

     "Initial Closing Date" means the first Business Day upon which each of the conditions precedent set forth in Sections 4.01 and 4.02 of the Common Agreement have been fulfilled to the satisfaction of each Working Capital Facility Lender.

     "Insurance Consultant" means Moore-McNeill LLC, or such other independent insurance consultant of recognized expertise selected by the Intercreditor Agent, with the consent of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders, to act for the Lenders pursuant to the terms of this Common Agreement and other Financing Documents.

     "Insurance Policies" means the policies of insurance with respect to the development, construction and completion of the Project meeting at least the requirements set forth in Schedule 6.01(d).

     "Intercreditor Agent" has the meaning assigned thereto in clause (ii) of the introductory paragraph of this Common Agreement.

     "Intercreditor Agreement" means the Intercreditor Agreement among the Facility Administrative Agents, the Offshore Collateral Agent, the Onshore Collateral Agent and the Intercreditor Agent, in substantially the form of Exhibit B hereto or otherwise as may be in form and substance acceptable to the Lenders, the Intercreditor Agent and the Facility Administrative Agents.

     "Interest Period" has the meaning assigned thereto in the Credit
Agreements.

     "Interest Rate Cap" means any interest rate cap agreement entered into by the Borrower to provide a cap on the interest rate payable on the Construction Loans.

     "Interest Rate Notice" has the meaning assigned thereto in the Credit Agreements.

     "International GAAP" means U.S. GAAP, U.K. GAAP or IFRS.

     "Law" means any domestic or foreign, federal, state, local or other statute, law, rule, regulation, decree, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

     "Lender Representatives" means, collectively, the Working Capital Facility Administrative Agent, the Construction Facility Administrative Agent, the Intercreditor Agent, the Collateral Agents and the Offshore Depositary Bank.

     "Lenders" means, collectively, the Working Capital Facility Lenders and the Construction Facility Lenders, and shall also be deemed to include each permitted Assignee that becomes a Working Capital Facility Lender or a Construction Facility Lender in accordance with the terms of the Credit Agreements.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Loan" means any Working Capital Loan or Construction Loan.

     "Loan Maturity Date" means July 2, 2012, provided, however, that such date may be extended upon written notice from the Borrower for up to two hundred seventy (270) days for Permissible Project Completion Delays.

     "Material Adverse Effect" means a material adverse effect, as determined in the reasonable opinion of the Intercreditor Agent (acting at the instructions of (i) prior to the Construction Facility Closing Date, the Working Capital Facility Majority Lenders and (ii) on and after the Construction Facility Closing Date, the Construction Facility Majority Lenders), on (a) the ability of the Borrower, any Sponsor or any other Project Party to perform its obligations within the period contemplated therefore (including any applicable grace period not exceeding thirty (30) days) under any of the Transaction Documents to which it is a party, (b) the Project, the Collateral, or the rights and remedies of the Secured Parties under any of the Financing Documents, (c) the validity or enforceability of any of the Transaction Documents, or (d) the business, operations, financial condition or prospects of the Borrower or CFE.

     "Material Decision" means any decision, action, authorization, direction, approval, determination, waiver, amendment or consent that is not an Administrative Decision, Fundamental Decision or EHS Decision.

     "Member" means the Borrower, Piadisa, ICASA, Peninsular and any Person from time to time party to the Consortium Agreement.

     "Mexican GAAP" means generally accepted accounting principles in Mexico as in effect and as may be modified from time to time.

     "Mexican Security Documents" means, collectively, (a) the Borrower Pledge Agreement, (b) the Stock Pledge Agreement, (c) the PWC Pledge Agreement and (d) the Powers of Attorney.

     "Mexico" means the United Mexican States.

     "Minimum Performance Standards" means the specifications and standards set forth in Form OT22 and OT24 of the Bid pursuant to Annex 13, Section I.2 (Valores garantizados por el licitante) in the Public Works Contract and the specifications and standards set forth in the "Equipos Electromecanicos" section in Form OT23 of the Bid.

     "Monthly Report" means each monthly progress report delivered by the Borrower to CFE pursuant to Clause 13.4 of the Public Works Contract, together with all CFE recognitions of the same.

     "Moody's" means Moody's Investors Service, Inc.

     "Nacional" means La Nacional Compania Constructora, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

     "Nacional Guarantee" means the Guarantee Agreement made by Nacional and Alcance in favor of the Offshore Collateral Agent, in form and substance acceptable to each Lender.

     "Non-Excluded Taxes" has the meaning set forth in Section 3.02(a).

     "Notice of Borrowing" means a Construction Facility Notice of Borrowing or a Working Capital Facility Notice of Borrowing, as applicable.

     "Obligations" means (a) each and every obligation, covenant and agreement of the Borrower now or hereafter existing contained in this Common Agreement or any of the other Financing Documents to which the Borrower is a party, whether for principal, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Borrower whether or not a claim for post-filing interest is allowed in such proceeding), premium, Fees, expenses or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, (b) all sums advanced in accordance with the Security Documents to which the Borrower is a party by or on behalf of any Secured Party to protect any of the Collateral purported to be subject thereto,
(c) any amounts paid by any Indemnified Person as to which such Indemnified Person has a right to reimbursement and (d) any amounts paid by any Secured Party in preservation of such Secured Party's rights or interests in the Collateral, together with interest on such amounts from the date such amounts are paid until reimbursement in full at the Default Rate or other applicable default rate; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all Debt of the Borrower under any instrument now or hereafter evidencing or securing any of the foregoing.

     "Offshore Accounts" means the Offshore Deposit Accounts and the Offshore Securities Accounts, in each case as established and maintained pursuant to the Depositary Agreement.

     "Offshore Collateral Agent" has the meaning assigned thereto in clause
(vii) of the introductory paragraph to this Common Agreement.

     "Offshore Deposit Accounts" has the meaning assigned thereto in the Depositary Agreement.

     "Offshore Depositary Bank" shall have the meaning assigned thereto in the Depositary Agreement.

     "Offshore Securities Accounts" has the meaning assigned thereto in the Depositary Agreement.

     "Onshore Account" means the Peso account established and maintained pursuant to the Depositary Agreement by the Onshore Collateral Agent.

     "Onshore Collateral Agent" has the meaning assigned thereto in clause
(viii) of the introductory paragraph to this Common Agreement.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Common Agreement or any other Financing Document.

     "Participant" has the meaning assigned thereto in the Credit Agreements.

     "Payment Event of Default" means any Event of Default described in Section 7.01(a) or Section 7.01(b) of this Common Agreement.

     "Peninsular" means La Peninsular Compania Constructora, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

     "Performance Guarantee" means the Garantia de Cumplimiento in the Public Works Contract.

     "Permissible Project Completion Delay" means any delay in achieving the Project Completion Date on June 11, 2012 (a) that is excused pursuant to Section 13.3(b) of the Public Works Contract, provided that (i) such delay does not equal or exceed sixty (60) days in the aggregate and (ii) all documented financial costs incurred by the Borrower as a result of such delay are being paid by CFE to the Borrower when due in accordance with the Public Works Contract (or CFE has recognized in a writing executed after the occurrence of the relevant act or omission of CFE (which writing is in form and substance satisfactory to the Intercreditor Agent) its obligation to pay such amounts not later than on the Loan Maturity Date), (b) that is excused pursuant to Section 13.3(a) of the Public Works Contract as the result of Governmental Force Majeure, provided that such delay does not equal or exceed 60 days in the aggregate, (c) that is excused pursuant to Section 13.3(a) of the Public Works Contract as the result of an Event of Force Majeure which does not continue for more than one hundred eighty (180) consecutive days or two hundred seventy (270) cumulative days, (d) that is excused pursuant to a written waiver validly executed and delivered by CFE, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Intercreditor Agent or
(e) that is attributable to any other reason (other than a Commission PWC Event of Default or an Event of Force Majeure), provided that (i) such delay does not equal or exceed thirty (30) days and (ii) all amounts payable to CFE under the Public Works Contract during the period of such delay are being made (or the Intercreditor Agent is satisfied will be made) pursuant to the Public Works Contract and the Performance Guarantee, provided that, in each of (a), (b), (c) and (d) above, CFE shall have delivered to the Borrower a written acknowledgment, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Intercreditor Agent, that the delay is excusable under Section 13.3(a) or 13.3(b) of the Public Works Contract or such waiver, as applicable; provided that after giving effect to any such delay under
(a), (b), (c), (d) and (e) above the representations and warranties set forth in subsection 5.01(dd) are true and correct.

     "Permissible Provisional Acceptance Delay" means any delay in achieving the Provisional Acceptance Date of the First Unit on January 2, 2012 (a) that is excused pursuant to Section 13.3(b) of the Public Works Contract, provided that
(i) such delay does not equal or exceed sixty (60) days in the aggregate and
(ii) all documented financial costs incurred by the Borrower as a result of such delay are being paid by CFE to the Borrower when due in accordance with the Public Works Contract (or CFE has recognized in a writing executed after the occurrence of the relevant act or omission of CFE (which writing is in form and substance satisfactory to the Intercreditor Agent) its obligation to pay such amounts not later than on the Loan Maturity Date), (b) that is excused pursuant to Section 13.3(a) of the Public Works Contract as the result of Governmental Force Majeure, provided that such delay does not equal or exceed sixty (60) days in the aggregate, (c) that is excused pursuant to Section 13.3(a) of the

Public Works Contract as the result of an Event of Force Majeure which does not continue for more than one hundred eighty (180) consecutive days or two hundred seventy (270) cumulative days, (d) that is excused pursuant to a written waiver validly executed and delivered by CFE, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Intercreditor Agent or (e) that is attributable to any other reason (other than a Commission PWC Event of Default or an Event of Force Majeure), provided that
(i) such delay does not equal or exceed thirty (30) days and (ii) all amounts payable to CFE under the Public Works Contract during the period of such delay are being made (or the Intercreditor Agent is satisfied will be made) pursuant to the Public Works Contract and the Performance Guarantee, and, in each of (a),
(b), (c) and (d), provided CFE shall provided a written acknowledgement to the Borrower, a copy of which (certified as true, correct and complete by the Borrower) shall have been provided to the Intercreditor Agent, that the delay is excusable under Section 13.3(a) or 13.3(b) of the Public Works Contract or such waiver, as applicable; provided, that after giving effect to any such delay such delay under (a), (b), (c), (d) and (e) above the representations and warranties set forth in subsection 5.01(dd) are true and correct.

     "Permitted Investments" means, collectively, Dollar Permitted Investments and Peso Permitted Investments.

     "Permitted Liens" has the meaning assigned thereto in Section 6.02(a).

     "Person" means an individual, partnership, corporation, business trust, limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

     "Peso Operating Account" means a Peso account of the Borrower maintained in Mexico, which account shall be funded exclusively with (i) the proceeds of any VAT Receivables or (ii) amounts withdrawn from the Dollar Construction Account and converted into Pesos in accordance with the Depositary Agreement, which proceeds or amounts shall, in each such case, be used to pay Project Costs due and payable in Pesos within thirty (30) days of receipt of such funds.

     "Peso Permitted Investments" means Peso-denominated investments that are debt obligations issued or guaranteed by the Mexican government, a Mexican governmental entity or Banco de Mexico having maturities of not more than thirty
(30) days from the date of acquisition.

     "Pesos" or "P$" means the lawful currency of Mexico.

     "Piadisa" means Promotora e Inversora ADISA, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico.

     "Power Machines" means Open Joint Stock Company "Power machines ZTL, LMZ, Electrosila, Energomachexport", an open joint stock company organized under the laws of the Russian Federation.

     "Powers of Attorney" means, collectively, the powers of attorney granted by the Borrower to the Onshore Collateral Agent pursuant to the Mexican Security Documents and each power of attorney required pursuant to Section 4.01(n)(ii) or
Section 4.03(h)(ii).

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Intercreditor Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Intercreditor Agent in connection with extensions of credit to debtors).

     "Principal Subcontractor" means each party (other than the Borrower) to any Principal Subcontract.

     "Principal Subcontracts" means, collectively, (a) the CHLY Contract and (b) the Electromechanical Contract.

     "Pro Rata Share" has the meaning assigned thereto in the Intercreditor Agreement.

     "Process Agent" has the meaning assigned thereto in Section 10.09(c).

     "Project" means the hydroelectric generating plant to be constructed by the Consortium pursuant to the Public Works Contract, the Property and all other property and rights, real and personal, tangible and intangible, wherever located, including all rights and interests of the Consortium and each Member in the Project Documents.

     "Project Completion" has the meaning assigned to Culminacion del Proyecto in the Public Works Contract.

     "Project Completion Date" has the meaning assigned to Fecha de Culminacion del Proyecto in the Public Works Contract.

     "Project Costs" means the costs and expenses incurred by the Borrower in connection with the development (including initial studies and investigative work), financing, design, engineering, procurement, construction, completion and commissioning of the Project, including initial spare parts for the Project but excluding (i) any amounts or letters of credit to be deposited in the Dollar Disbursement Guarantee Account in accordance with the Working Capital Facility Credit Agreement or the Depositary Agreement, (ii) any deposits to be provided to CFE as all or part of any Performance Guarantee or the Quality Guarantee and
(iii) any penalties (penas) payable to CFE under the Public Works Contract.

     "Project Documents" means, collectively, the Public Works Contract, all Monthly Reports, the Performance Guarantee, the Quality Guarantee (if any), the Principal Subcontracts, any Additional Project Contracts and the Consortium Agreement.

     "Project Matter" has the meaning assigned thereto in Section 10.04(b).

     "Project Parties" means, collectively, the Credit Parties, CFE, the Shareholders, the Members, the Principal Subcontractors, and the parties (other than the Borrower) to each Additional Project Contract.

     "Property" means, collectively, the Site, the Real Estate Rights and such easements, rights of access and other property rights obtained, or required to be obtained, by the Consortium in connection with the development, construction and completion of the Project.

     "Provisional Acceptance" has the meaning assigned to Aceptacion Provisional in the Public Works Contract.

     "Provisional Acceptance Date" has the meaning assigned to Fecha de Aceptacion Provisional in the Public Works Contract.

     "Provisional Acceptance of the First Unit" has the meaning assigned to Aceptacion Provisional de la Primera Unidad in the Public Works Contract.

     "Public Works Contract" means, collectively, (a) the contract between the Consortium and CFE referred to in paragraph 1 of the Preliminary Statements, (b) the Bid and (c) to the extent applicable, the RFP.

     "PWC Change Order" means any offer, acceptance, agreement (including any convenio), undertaking, or acknowledgement of the Consortium pursuant to Section
9.3 of the Public Works Contract; provided, that, any recognition by CFE of any Unit Price Activities (Actividades a Precios Unitarios) completed by the Consortium shall not constitute PWC Change Orders.

     "PWC Pledge Agreement" means the pledge agreement made by each Member in favor of the Onshore Collateral Agent in respect of the collection rights of each Member under the Public Works Contract and setting forth certain other undertakings in respect of the Public Works Contract, in form and substance acceptable to each Lender.

     "Quality Guarantee" has the meaning assigned to Garantia de Calidad in the Public Works Contract.

     "Real Estate Rights" has the meaning assigned to Derechos Inmobiliarios in the Public Works Contract.

     "Release" means the release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating into the indoor or outdoor environment of any Contaminant (including the abandonment or discarding of barrels, drums, or other containers containing any such Contaminant) through or in the air, soil, surface water, groundwater or workplace.

     "Remedial Action" means actions that are required under EHS Requirements, or that are otherwise appropriate as a matter of prudent business practice and commercial reasonableness, to (a) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment (including the air, soil, surface water or groundwater); (b) prevent the Release or minimize the further Release of Contaminants; or (c) investigate and determine if a remedial response is needed, design such a response, and perform post-remedial investigation, monitoring, operation, maintenance and care.

     "Reporting Party" has the meaning assigned thereto in Section 6.03(a)(ii).

     "Representative" means (a) with respect to the Borrower, any Shareholder or any Sponsor, any one of the individuals designated as such in the certificate of such Person delivered pursuant to Section 4.01(d) or any other individual that thereafter may be designated as such by such Person in a written notice delivered to the Intercreditor Agent, and (b) with respect to any other Person, the general director, the president, any vice president, secretary, chief accountant, treasurer or any other officer of such Person who is responsible for the financial affairs of such Person.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and bylaws or partnership agreement or limited liability company agreement and certificate of formation or other organizational or governing documents of such Person, and, as to any Person or the Project, any Law (other than any EHS Requirement) applicable to or binding upon (a) such Person or any of its properties or to which such Person or any of its properties is subject or
(b) the Project or any of its properties or to which the Project or any of its properties is subject, including restrictive land use covenants and zoning, use and building codes, laws, regulations and ordinances.

     "Responsible Officer" when used with respect to either Collateral Agent or the Offshore Depositary Bank, means any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having responsibility for the administration of this Common Agreement, and any other officer to whom a matter arising under this Common Agreement may be referred.

     "RFP" has the meaning assigned thereto in paragraph 1 of the Preliminary Statements.

     "S&P" means Standard & Poor's Ratings Service.

     "Scheduled Project Completion Date" has the meaning assigned to Fecha Programada de Culminacion del Proyecto in the Public Works Contract.

     "Scheduled Provisional Acceptance Date" has the meaning assigned to any Fecha Programada de Aceptacion Provisional in the Public Works Contract.

     "Scheduled Provisional Acceptance Date of the First Unit" has the meaning assigned to Fecha Programada de Aceptacion Provisional de la Primera Unidad in the Public Works Contract.

     "Secured Parties" means, collectively, the Lenders and the Lender Representatives.

     "Security" means any shares, partnership interests, membership interests, stock, bonds, debentures, notes, evidences of indebtedness or any other instruments commonly known as "securities".

     "Security Documents" means the Depositary Agreement, the U.S. Security Agreement, the Subordination Agreement, the Mexican Security Documents and any other security agreement, pledge agreement, mortgage, deed of trust or similar agreement or instrument that may be executed by the Borrower in favor of the Offshore Collateral Agent or the Onshore Collateral Agent for the benefit of all or any Lenders from time to time.

     "Shareholders" means, collectively, Piadisa, ICASA, Peninsular and any other Person that becomes a shareholder in the Borrower as permitted by this Common Agreement.

     "Signing Date" means the date of execution of this Common Agreement by the parties hereto.

     "Site" has the meaning assigned to Sitio in the Public Works Contract.

     "Sponsor Guarantees" means, collectively, the ICA Guarantee and the Nacional Guarantee.

     "Sponsors" means, collectively, ICA, Nacional and Alcance.

     "Stock Pledge Agreement" means the pledge agreement made by Piadisa, ICASA and Peninsular in favor of the Onshore Collateral Agent, in form and substance acceptable to each Lender.

     "Subordinated Debt" means Debt or Contractual Obligations of the Borrower that are (i) subordinated to the obligations of the Borrower under the Financing Documents on terms and conditions set forth in the Subordination Agreement (or other terms of subordination acceptable to the Intercreditor Agent) and (ii) regarding which a perfected, first priority Lien has been established in favor of the Offshore Collateral Agent or the Onshore Collateral Agent, as directed by the Intercreditor Agent following written consultation with the Borrower.

     "Subordinated Debt Documents" means all agreements and instruments evidencing or relating to Subordinated Debt, which shall be in form and substance reasonably acceptable to the Intercreditor Agent.

     "Subordination Agreement" means the subordination agreement among, inter alia, the Borrower, ICA, Nacional, Alcance, Piadisa, ICASA, Peninsular, CHLY, the Intercreditor Agent, the Onshore Collateral Agent and the Offshore Collateral Agent, in form and substance acceptable to each Lender.

     "Subsidiary" means, with respect to any Person:

     (a) any corporation of which at least a majority of the total ordinary voting power to vote in the election of directors of a corporation (irrespective of whether at the time shares of any other class or classes of such corporation might have voting power by reason of the happening of any contingency, unless the contingency has occurred and then only for as long as it continues) is at the time directly, indirectly or beneficially owned or controlled by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries;

     (b) any partnership of which such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries: (i) directly, indirectly or beneficially own or control more than 50% of the income, capital, beneficial or ownership interests (however designated, including partes sociales) thereof; or (ii) is a general partner, in the case of a limited partnership, or is a partner that has authority to the bind the partnership, in all other cases; or

     (c) any other person of which at least a majority of the income, capital, beneficial or ownership interests (however designated, including partes sociales) are at the time directly, indirectly or beneficially owned or controlled by such Person or one or more of its Subsidiaries, or such Person and one or more of its Subsidiaries.

     "Taking" means any circumstance or event in consequence of which the Project or any portion thereof shall be condemned, nationalized, seized, compulsorily acquired or otherwise expropriated by any Governmental Authority under power of eminent domain or otherwise.

     "Termination Value" has the meaning assigned to Valor de Terminacion in the Public Works Contract.

     "Tests" has the meaning assigned collectively to Pruebas, Pruebas de Desempeno, Pruebas de Operacion and Pruebas de Puesta en Servicio in the Public Works Contract.

     "Third Party Consents" means, collectively, (i) the Acknowledgement and Consent Agreements made in favor of the Offshore Collateral Agent and the Onshore Collateral Agent for the benefit of the Lenders by each Principal Subcontractor, in form and substance acceptable to each Lender and (ii) the Acknowledgement and Consent Agreements made in favor of the Offshore Collateral Agent and the Onshore Collateral Agent by each party (other than the Borrower) to each Additional Project Contract that is required to be pledged hereunder, each in substantially the form of Exhibit A hereto or otherwise in form and substance acceptable to the Intercreditor Agent.

     "Transaction Documents" means, collectively, the Financing Documents and the Project Documents.

     "Type" means, as to any Loan, its nature as an ABR Loan or a Eurodollar
Loan.

     "U.K. GAAP" means generally accepted accounting principles in the United Kingdom as in effect and as may be modified from time to time.

     "U.S. Dollars" or "U.S.$" means the lawful currency of the United States of America.

     "U.S. GAAP" means generally accepted accounting principles in the United States of America as in effect and as may be modified from time to time.

     "U.S. Security Agreement" means the security agreement executed by the Borrower in favor of the Offshore Collateral Agent, in form and substance acceptable to each Lender.

     "VAT Receivables" means on any date all amounts that the Borrower is entitled to receive from the government of Mexico as a refund of value added taxes (impuesto al valor agregado).

     "WestLB Fee Letter" means that certain letter agreement dated October 19, 2007 between the Borrower, ICA and WestLB AG, New York Branch.

     "Working Capital Facility Administrative Agent" has the meaning assigned thereto in clause (v) of the introductory paragraph to this Common Agreement.

     "Working Capital Facility Borrowing" means a borrowing under the Working Capital Facility Credit Agreement consisting of Working Capital Loans of the same Type and Interest Period and made on the same day by one or more Working Capital Facility Lenders, as thereafter continued and/or converted.

     "Working Capital Facility Collateral" has the meaning assigned thereto in the Intercreditor Agreement.

     "Working Capital Facility Commitment" has the meaning assigned thereto in the Working Capital Facility Credit Agreement.

     "Working Capital Facility Credit Agreement" means the credit agreement dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time), among the Borrower, the Working Capital Facility Lenders and the Working Capital Facility Administrative Agent.

     "Working Capital Facility Lender" has the meaning assigned thereto in clause (iii) of the introductory paragraph to this Common Agreement.

     "Working Capital Facility Lender Default Rate" means, on any date of determination, with respect to any amount payable to any Working Capital Facility Lender, the rate per annum equal to the sum of (a) the ABR in effect on such date plus (b) the Applicable Margin (as defined in the Working Capital Facility Credit Agreement) for ABR Loans in effect on such date plus (c) 2.00%.

     "Working Capital Facility Loan Documents" means, collectively, the Working Capital Facility Credit Agreement, the Notices of Borrowing issued in connection with any Working Capital Facility Borrowing and the notices of continuation and/or conversion issued in connection with any Working Capital Loan.

     "Working Capital Facility Majority Lenders" means, at any time, Working Capital Facility Lenders having more than fifty percent (50%) of (a) the aggregate outstanding Working Capital Facility Commitments and (b) the aggregate principal amount of all outstanding Working Capital Loans.

     "Working Capital Facility Notice of Borrowing" has the meaning assigned thereto in the Working Capital Facility Credit Agreement.

     "Working Capital Facility Obligations" means all Obligations in favor of the Working Capital Facility Administrative Agent, the Working Capital Facility Lenders or, as applicable, the Intercreditor Agent for the benefit of the Working Capital Facility Administrative Agent or Working Capital Facility Lenders.

     "Working Capital Facility Percentage" has the meaning set forth in the Working Capital Facility Credit Agreement.

     "Working Capital Facility Required Lenders" means, at any time, Working Capital Facility Lenders having more than seventy-five percent (75%) of (a) the aggregate outstanding Working Capital Facility Commitments and (b) the aggregate principal amount of all outstanding Working Capital Loans.

     "Working Capital Loans" has the meaning assigned thereto in the Working Capital Facility Credit Agreement.

     "Works" has the meaning assigned thereto in the Public Works Contract.

     Section 1.02. Accounting Principles and Terms. Except as otherwise provided in this Common Agreement, (a) all computations and determinations as to financial matters, and all financial statements to be delivered under this Common Agreement or any other Financing Document, shall be made or prepared in accordance with the Applicable GAAP, or, with respect to the financial statements of the Borrower and ICA to be delivered pursuant to Section 6.03(a)(iii) only, Mexican GAAP reconciled to U.S. GAAP, (including principles of consolidation where appropriate but excluding footnote disclosure on interim financial statements) and on a consistent basis, and (b) all accounting terms used in this Common Agreement or any other Financing Document shall have the meanings respectively ascribed to such terms by such principles.

     Section 1.03. Rules of Construction. When used in this Common Agreement:
(a) all terms defined in this Common Agreement in the singular shall have the same meanings when used in the plural and vice versa; (b) the words "hereof," "herein," and "hereunder" and words of similar import when used in this Common Agreement shall refer to this Common Agreement as a whole and not to any particular provision of this Common Agreement, and section, subsection, schedule and exhibit references are to this Common Agreement unless otherwise specified;
(c) unless otherwise defined therein, all terms defined in this Common Agreement shall have the defined meanings when used in the Financing Documents or in any certificate or other document made or delivered pursuant hereto; (d) "or" is not exclusive; (e) a reference to a Law includes any amendment or modification to such Law; (f) a reference to a Person includes its permitted successors and permitted assigns; (g) a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms and as permitted by the Financing Documents; and (h) the term "including" means "including, without limitation"; (i) each reference to "days" shall mean calendar days, unless the term "Business Days" is used; (j) each reference to a time of day shall mean such time in New York City, New York, unless otherwise specified; (k) in computation of time periods from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; (l) with respect to any term that is defined by reference to any Project Document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, modification or expiration of such Project Document, except to the extent the parties hereto may otherwise agree in accordance with Section 10.01 hereof; and
(m) any reference in this Common Agreement, the Depositary Agreement or any other Financing Document to the balance of any Account or the amount of funds on deposit in such account shall include the aggregate balance of any sub-account or sub-accounts thereof.

                                   ARTICLE II
                  PARTICIPATION IN THE FINANCING OF THE PROJECT

     Section 2.01. Procedures for Disbursement of Working Capital Loans.

          (a) Actions to be taken by the Working Capital Facility Lenders. Subject to the terms and conditions of this Common Agreement and the Working Capital Facility Credit Agreement, each Working Capital Facility Lender severally agrees to make its ratable share of the aggregate principal amount requested to be disbursed by the Working Capital Facility Lenders in the applicable Notice of Borrowing (not to exceed its respective Working Capital Facility Percentage) available to the Working Capital Facility Administrative Agent no later than 11:00 a.m. (New York City time) on the Working Capital Facility Borrowing date requested in the applicable Interest Rate Notice in accordance with the applicable provisions of the Working Capital Facility Credit Agreement and, upon receipt of the proceeds thereof, the Working Capital Facility Administrative Agent shall immediately transfer the net proceeds of the same pursuant to Section 2.01(b).

          (b) Actions to be taken by Working Capital Facility Administrative Agent. Promptly after receipt of the proceeds of the Working Capital Loans made on the date of each Working Capital Facility Borrowing, the Working Capital Facility Administrative Agent (i) prior to the Construction Facility Closing Date, shall transfer such amount to the account or accounts of the Borrower set forth in the Working Capital Facility Notice of Borrowing and (ii) on and following the Construction Facility Closing Date, shall deposit such proceeds into the Dollar Construction Account. The working capital facility is a revolving credit facility and Working Capital Loans may be repaid and reborrowed as provided for herein and in the Working Capital Facility Credit Agreement.

     Section 2.02. Procedures for Disbursements of Construction Loans.

          (a) Actions to be taken by the Construction Facility Lenders. Subject to the terms and conditions of this Common Agreement and the Construction Facility Credit Agreement, each Construction Facility Lender severally agrees to make its ratable share of the aggregate principal amount requested to be disbursed by the Construction Facility Lenders in the applicable Notice of Borrowing (not to exceed its respective Construction Facility Percentage) available to the Construction Facility Administrative Agent no later than 11:00 a.m. (New York City time) on the Construction Facility Borrowing date requested in the applicable Interest Rate Notice in accordance with the applicable provisions of the Construction Facility Credit Agreement and, upon receipt of the proceeds thereof, the Construction Facility Administrative Agent shall immediately transfer the net proceeds of the same pursuant to Section 2.02(b).

          (b) Actions to be taken by Construction Facility Administrative Agent. Promptly after receipt of the proceeds of the Construction Loans made on the date of each Construction Facility Borrowing pursuant to Section 2.02(a), the Construction Facility Administrative Agent shall deposit such proceeds into the Dollar Disbursement Account; provided, that, any proceeds that are to be applied to the payment of Working Capital Facility Obligations shall be deposited with the Working Capital Facility Administrative Agent.

                                  ARTICLE III
                               PREPAYMENTS; TAXES

     Section 3.01. Prepayments.

          (a) Optional Prepayments of Loans. The Borrower may prepay (i) the Construction Loans pursuant to the terms and conditions set forth in Section 2.4 of the Construction Facility Credit Agreement and (ii) the Working Capital Loans pursuant to the terms and conditions set forth in Section 2.4 of the Working Capital Facility Credit Agreement.

          (b) Mandatory Prepayments.

               (i) Upon the receipt by the Borrower, the Intercreditor Agent or any Collateral Agent of any proceeds of (A) to the extent specified in the Depositary Agreement (once executed), any insurance required to be applied to the prepayment of the Loans, or (B) any award or payment on account of any Taking, the same shall be applied immediately to the prepayment of the Loans in accordance with Section 3.01(c) below.

               (ii) Upon the receipt by any Member, the Intercreditor Agent or any Collateral Agent of any payment of Termination Value under the Public Works Contract or any other amounts paid by or on behalf of CFE to the Consortium pursuant to the Public Works Contract (including payment of all or any portion of the Contract Price but excluding any payment made by CFE to the Borrower pursuant to Section 26.5 (other than any payment of all or any portion of the Termination Value) or the final paragraph of Section
     27.3 of the Public Works Contract), applicable Law or otherwise, the same shall be applied immediately to the prepayment of the Loans in accordance with Section 3.01(c) below.

          (c) Application. All prepayments pursuant to Section 3.01(b) of this Common Agreement shall be applied first to the prepayment of the outstanding Construction Facility Obligations and second to prepayment of the outstanding Working Capital Facility Obligations. All prepayments of Loans shall be applied in accordance with the terms of the relevant Credit Agreement. The Intercreditor Agent shall give prompt notice to each Lender and the Offshore Collateral Agent of the amount of each prepayment made by the Borrower under this Section 3.01 and the required application thereof.

          (d) Notice. Upon the receipt by the Borrower, any Member or any Collateral Agent of any of the proceeds set forth in Section 3.01(b), such party shall give immediate notice thereof to the Intercreditor Agent.

     Section 3.02. Taxes.

          (a) All payments made by the Borrower under the Financing Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Secured

Party as a result of a present or former connection between the Secured Party and the jurisdiction of the Governmental Authority imposing such tax (other than any such connection arising solely from the Secured Party having executed, delivered or performed its obligations or received a payment under, or enforced, this Common Agreement or any other Financing Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or Other Taxes are required to be withheld from any amounts payable to any Secured Party, (i) the amount payable to such Secured Party shall be increased by such additional amounts ("Additional Amounts") as may be necessary so that after making all required deductions (including deductions applicable to Additional Amounts payable under this Section 3.02), such Secured Party receives an amount equal to the amount it would have received under this Common Agreement or any other Financing Document had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable laws. Notwithstanding the foregoing, if at the time of any Assignment prior to the occurrence of an Event of Default, such Assignment would result in the payment by the Borrower of Additional Amounts in excess of those payable to the assignor pursuant to subparagraph (i) hereof, the Borrower shall not be liable for such excess Additional Amounts; provided, however, that the Borrower shall be liable to pay to such Assignee any increase in Additional Amounts that become payable as a result of a Change in Law after the date of such Assignment.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Intercreditor Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

          (d) The Borrower shall indemnify any Secured Party, within 30 days after written demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes paid by such Secured Party on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.02), any penalties and interest (other than any penalties and interest incurred as a result of such Secured Party's gross negligence or willful misconduct) arising therefrom or with respect thereto, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or the Lender Representative on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (e) A Lender that is entitled to an exemption from or reduction of Mexican withholding tax, or eligible for benefits under any treaty to which Mexico is a party, with respect to payments under this Common Agreement shall deliver to the Borrower (with a copy to the Intercreditor Agent and the relevant Facility Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation. In addition, each Lender (or Assignee or Participant), if requested by the Borrower, the Intercreditor Agent or the relevant Facility Administrative Agent (or in the case of a Participant, to the Lender from which the related participation shall have been purchased) shall deliver such other documentation prescribed by applicable Law or reasonably requested by such parties as will enable such parties to determine whether or not such Lender (or Assignee or Participant) is subject to U.S. backup withholding. Notwithstanding Section 3.02(a), a Lender shall not be entitled to receive Additional Amounts to the extent such Additional Amounts would not have been payable but for the Lender's failure to comply with the provisions of this Section 3.02(e).

          (f) The agreements in this Section shall survive the termination of this Common Agreement and the payment of the Loans and all other amounts payable under the Financing Documents.

     Section 3.03. Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Common Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.02 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

               (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Intercreditor Agent, the Construction Facility Administrative Agent and the Working Capital Facility Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Construction Facility Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Intercreditor Agent, the Construction Facility Administrative Agent and the Working Capital Facility Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Intercreditor Agent, the Construction Facility Administrative Agent and the Working Capital Facility Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than twelve months prior to the date that such Lender notifies the Borrower of such Lender's intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such twelve-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Common Agreement and the payment of the Loans and all other amounts payable under the Financing Documents.

     Section 3.04. Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Common Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Common Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin (as defined in the relevant Credit Agreement) included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of the Financing Documents and the payment of the Loans and all other amounts payable under the Financing Documents.

     Section 3.05. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.02(a) or 3.03 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 3.02(a) or 3.03.

     Section 3.06. Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to
Section 3.02(a) or 3.03, (b) defaults in its obligation to make Loans hereunder, or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Common Agreement or any other Financing Document that requires the consent of all of the Construction Facility Lenders and/or Working Capital Facility Lenders, as the case may be, or each of the Construction Facility Lenders and/or Working Capital Facility Lenders, as the case may be, affected thereby (so long as the consent of the Construction Facility Required Lenders or Working Capital Required Lenders, as the case may be, has been obtained), with a replacement financial institution; provided that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 3.05 so as to eliminate the continued need for payment of amounts owing pursuant to Section 3.02(a) or 3.03, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under
Section 3.04 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution shall be reasonably satisfactory to the Intercreditor Agent and the relevant Facility Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.5 of the Credit Agreements (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to
Section 3.02(a) or 3.03, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Intercreditor Agent, the relevant Facility Administrative Agent or any other Lender shall have against the replaced Lender.

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

     Section 4.01. Conditions Precedent to the Initial Closing Date and the Initial Working Capital Facility Borrowing. The Initial Closing Date and the initial Working Capital Facility Borrowing are subject to satisfaction of each of the conditions set forth below (provided, that, each agreement, document, certificate, instrument, etc. delivered pursuant to this Section 4.01 shall be in form and substance satisfactory to each Lender (except that each agreement, document, certificate, instrument, etc. set forth exclusively in Section 4.1 of the Working Capital Facility Credit Agreement shall be in form and substance satisfactory to each Working Capital Facility Lender) and shall be delivered in sufficient copies for each Secured Party):

          (a) Each of this Common Agreement, the Working Capital Credit Agreement, the Construction Facility Credit Agreement and all other Financing Documents (other than the Security Documents, the CFE Notice, the Third Party Consents and the Intercreditor Agreement) shall have been duly executed and delivered by each party hereto or thereto, as the case may be.

          (b) The Intercreditor Agent shall have received copies of the following Project Documents (including all exhibits, appendices and schedules attached to each such document), duly executed by each of the parties thereto:

               (i) the Public Works Contract, together with a true, correct and complete English translation of the Public Works Contract (including Annex 14 thereto but excluding all other Annexes, the Bid and the RFP);

               (ii) the Performance Guarantee in an amount not less than the amount required pursuant to the Public Works Contract and expiring not before December 31, 2007 and a waiver letter from each issuer and confirming party thereof (substantially in the form of Exhibit C, or otherwise in form and substance satisfactory to the Intercreditor Agent);

               (iii) the Consortium Agreement; and

               (iv) the Principal Subcontracts.

together with a certificate of a Representative of the Borrower stating that (i) such copies and such translation are true, correct and complete, (ii) each such Project Document is in full force and effect, (iii) all conditions precedent to obligations of the parties thereunder shall have been satisfied or waived in accordance with the terms thereof, and (iv) there are no other material contracts existing as of the Initial Closing Date in connection with the development, construction and completion of the Project.

          (c) The Intercreditor Agent shall have received (i) copies of the organizational documents of the Borrower (including any shareholder agreement), each Shareholder and each Sponsor (as amended, modified or supplemented on or prior to the Initial Closing Date) and of the Consortium Agreement, in each case certified to be true, correct and complete as of the Initial Closing Date by a Representative of the Borrower, such Shareholder or such Sponsor, as applicable, and (ii) copies of all resolutions or other appropriate authorizing actions taken by or on behalf of the Borrower, each Shareholder and each Sponsor authorizing and approving the execution, delivery and performance of the Financing Documents delivered pursuant to Section 4.01(a) and the Project Documents delivered pursuant to Section 4.01(b) to which the Borrower, such Shareholder or such Sponsor, as applicable, is a party, which resolutions or authorizing actions have not been revoked, modified, amended or rescinded and are in full force and effect as of the Initial Closing Date, in each case, certified by an authorized officer of the Borrower, such Shareholder or such Sponsor, as applicable.

          (d) The Intercreditor Agent shall have received a certificate of an authorized officer of the Borrower, each Shareholder and each Sponsor, dated the Initial Closing Date, certifying the names and true signatures of the incumbent officers of the Borrower, such Shareholder or such Sponsor, as applicable, who are authorized to sign the Transaction Documents to which the Borrower, such Shareholder or such Sponsor is or is intended to become a party.

          (e) The Intercreditor Agent shall have received copies of all Governmental Approvals, including all EHS Permits, that are either required to be obtained on or before the date on which the Initial Closing Date occurs or are required to be obtained at any time and are obtainable on such date under applicable Law (except for the Designated Jalisco Permit) by the Borrower, any Principal Subcontractor, a subcontractor to any Principal Subcontractor or a service provider to any Principal Subcontractor (and, to the extent the Borrower has received the same, by CFE), as the case may be, under applicable Law for the development, construction and completion of the Project, which Government Approvals are specified in Part A of Schedule 5.01(c) hereto, together with a certificate of a Representative of the Borrower to the effect that (i) such copies are true, correct and complete copies of such Governmental Approvals and
(ii) each such Governmental Approval is in full force and effect. In addition, the Intercreditor Agent shall have received a certificate of a Representative of the Borrower certifying that the Governmental Approvals that are listed in Part B of Schedule 5.01(c) are neither required to be obtained nor obtainable under applicable Law prior to the Initial Closing Date, but will be obtainable by the Borrower, any Principal Subcontractor, a subcontractor to any Principal Subcontractor or a service provider to any Principal Subcontractor or, to the best knowledge of the Borrower, by CFE, as applicable, in due course as such Governmental Approvals become obtainable and prior to the date on which such Governmental Approvals shall be required in connection with the transactions contemplated by the Transaction Documents.

          (f) The Intercreditor Agent shall have received from the Independent Engineer (i) a favorable report, addressed to the Secured Parties, as to such technical matters with respect to the Project as the Intercreditor Agent shall reasonably request, including (A) the feasibility of the Project to be constructed in accordance with the Public Works Contract, (B) the design procedures, fabrication methods and quality control procedures of Power Machines (and any relevant subcontractors) with respect to the turbines, generators and other major electromechanical equipment proposed to be used under the Public Works Contract and to be provided pursuant to the Electromechanical Contract, and (C) the adequacy of (1) the Contract Price proposed by the Borrower in the Bid and (2) the Construction Budget and (ii) a favorable opinion of the Independent Engineer that the financing provided by the Lenders under the Financing Documents is sufficient to finance all Project Costs incurred and to be incurred on and prior to the Project Completion.

          (g) The Intercreditor Agent shall have received an EHS Report from the Environmental Consultant, addressed to the Secured Parties, demonstrating to the satisfaction of the Intercreditor Agent that the Borrower and the Project are in compliance with all EHS Requirements applicable to the Borrower and the Project.

          (h) The Intercreditor Agent shall have received a favorable report from the Insurance Consultant, addressed to the Secured Parties, stating that all insurance policies required by Section 6.01(d) to be obtained prior to the Initial Closing Date have been obtained, are adequate for the Project, have been paid to the extent due and payable on or prior to the Initial Closing Date, are in full force and effect, contain the respective provisions specified in Section 6.01(d) to be contained therein and covering such other matters as may be requested by the Intercreditor Agent, together with a certificate of the Borrower's insurance broker or each insurer or such insurer's authorized representative certifying to the Secured Parties that the insurance specified in such certificate is in full force and effect, and that all premiums on such insurance are current.

          (i) The Intercreditor Agent shall have received copies of the Construction Budget and the Construction Schedule certified by a Representative of the Borrower.

          (j) The Intercreditor Agent shall have received the following legal opinions, each dated as of a date acceptable to the Intercreditor Agent, and covering, among other things, the validity, binding effect and enforceability of the applicable Transaction Documents (other than the Security Documents, the CFE Notice, the Third Party Consents and the Intercreditor Agreement):

               (i) legal opinion of White & Case LLP, special New York counsel to the Borrower and the Sponsors;

               (ii) legal opinion of White & Case S.C., special Mexican counsel to the Borrower, ICA, Nacional, Alcance, Piadisa, ICASA and Peninsular;

               (iii) legal opinion of in-house counsel to each of ICA, Nacional, Alcance, Piadisa, ICASA and Peninsular;

               (iv) legal opinion of Vinson & Elkins L.L.P., special New York counsel to the Intercreditor Agent, the Working Capital Facility Administrative Agent and the Construction Facility Administrative Agent; and

               (v) legal opinion of Ritch Mueller, S.C., special Mexican counsel to the Intercreditor Agent, the Working Capital Facility Administrative Agent and the Construction Facility Administrative Agent.

          (k) The Intercreditor Agent shall have received copies of (i) the audited financial statements of each Reporting Party, each Principal Subcontractor (other than CHLY) and RSW International Ltd. for the fiscal year ending December 31, 2006, (ii) with respect to each issuer (and confirming institution) of the Disbursement LCs or the Performance Guarantee (and any commitment or undertaking to increase or replenish any of the same), evidence that each such issuer or confirming institution is an Acceptable LC Provider,
(iii) the most recent publicly or otherwise available unaudited financial statements of each Reporting Party and (iv) a balance sheet of CHLY dated the Signing Date, in each case prepared in accordance with the Applicable GAAP and with respect to all such financial statements, accompanied by a certificate from a Financial Representative of each such Person stating (x) such financial statements are true, complete and correct and (y) since the date of such financial statements, no material adverse change has occurred in the business, assets, operations, prospects or condition, financial or otherwise, of such Person.

          (l) The Intercreditor Agent shall have received (i) true, correct and complete copies of the audited financial statements of CFE for the fiscal year ending December 31, 2006, and (ii) the most recent publicly available financial statements of CFE.

          (m) All Fees and other amounts required to be paid or deposited with the Intercreditor Agent, the Working Capital Facility Administrative Agent, the Construction Facility Administrative Agent, either Collateral Agent or any Lender and all Other Taxes, fees and other costs payable in connection with the execution, delivery, and performance of the Transaction Documents (including all amounts payable under Section 10.04) shall have been paid in full or arrangements satisfactory to the Intercreditor Agent for the payment of the same within two (2) Business Days following the Initial Closing Date with the proceeds of the initial Working Capital Facility Borrowing shall have been made.

          (n) The Intercreditor Agent shall have received (i) a letter from CT Corporation System evidencing its agreement to act as Process Agent in New York for the Borrower and each Sponsor and (ii) a power of attorney from the Borrower and each Sponsor organized under the laws of Mexico which shall be sufficient for purposes of Mexican law to validate the appointment of the Process Agent.

          (o) The Intercreditor Agent shall be satisfied that the Sponsors have made available to the Borrower senior managers reasonably acceptable to the Intercreditor Agent to manage the performance of the Borrower's obligations under the Public Works Contract, the names and positions of which are listed in Schedule 4.01(o) hereto.

          (p) The conditions set forth in Section 4.02 of this Common Agreement and Section 4.1 of the Working Capital Facility Credit Agreement shall have been satisfied.

     Section 4.02. Conditions Precedent to Each Working Capital Facility Borrowing. Each Working Capital Facility Borrowing is subject to satisfaction of each of the conditions set forth below:

          (a) The Working Capital Facility Administrative Agent and the Independent Engineer shall have received a Working Capital Facility Notice of Borrowing, duly executed by the Borrower;

          (b) Each of the conditions set forth in Section 4.2 of the Working Capital Facility Credit Agreement shall be satisfied; and

          (c) Each of the conditions set forth in Section 4.05 of this Common Agreement shall be satisfied.

     Section 4.03. Conditions Precedent to the Construction Facility Closing Date and the Initial Construction Facility Borrowing. The Construction Facility Closing Date and the initial Construction Facility Borrowing thereunder are subject to satisfaction of each of the conditions set forth below (provided, that, each agreement, document, certificate, instrument, etc. delivered pursuant to this Section 4.03 shall be in form and substance satisfactory to each Lender and shall be delivered in sufficient copies for each Secured Party):

          (a) Each of the Transaction Documents (other than those duly executed and delivered pursuant to Sections 4.01(a) and 4.01(b)) shall have been duly executed and delivered by each party hereto or thereto, as the case may be.

          (b) The Intercreditor Agent shall have received the Security Documents, the CFE Notice and the Third Party Consents duly executed by the respective parties thereto. Any document required to be filed, registered, notarized or recorded in order to create and perfect the Liens in favor of either Collateral Agent for the benefit of the Secured Parties granted pursuant to the Security Documents shall have been properly filed, registered, notarized or recorded in each office in each jurisdiction in which such filings, registrations, notarizations or recordings are required, and any other action required in the judgment of the Intercreditor Agent to perfect such Liens shall have been effected, and the Intercreditor Agent shall have received acknowledgment copies or other evidence satisfactory to it that all necessary filing, registration, notarization, recording and other fees and all taxes and expenses related to such filings, registrations, notarizations and recordings have been paid in full; provided that, with respect to the Borrower Pledge Agreement, the PWC Pledge Agreement and the Stock Pledge Agreement, completion of registration shall not be required as a condition to the Construction Facility Closing Date and the initial Construction Facility Borrowing thereunder. The Intercreditor Agent shall have received the results of Lien searches conducted in Mexico no more than thirty (30) days prior to the Construction Facility Closing Date in each relevant jurisdiction with respect to each Member and such results shall reveal no Liens on any of the assets of the Borrower or on any other Collateral other than, in each case, Permitted Liens.

          (c) The Intercreditor Agent shall have received the Intercreditor Agreement, duly executed by the parties thereto.

          (d) The Intercreditor Agent shall have received copies of all resolutions or other appropriate authorizing actions taken by or on behalf of the Borrower, each Member, each Shareholder and each Sponsor authorizing and approving the execution, delivery and performance of all Security Documents, the CFE Notice and each Third Party Consent to which the Borrower, such Member, such Shareholder or such Sponsor, as applicable, is a party, which resolutions or authorizing actions have not been revoked, modified, amended or rescinded and are in full force and effect as of the Construction Facility Closing Date, in each case, certified by an authorized officer of the Borrower, such Shareholder or such Sponsor, as applicable.

          (e) The Intercreditor Agent shall have received the following legal opinions, each dated as of a date acceptable to the Intercreditor Agent, and covering, among other things, the validity, binding effect and enforceability of the Security Documents, the CFE Notice and the Third Party Consents and the creation and perfection of security interests thereunder:

               (i) legal opinion of the chief in-house legal counsel (coordinador de asuntos juridicos) to CFE;

               (ii) legal opinion of White & Case LLP, special New York counsel to the Borrower and the Sponsors;

               (iii) legal opinion of White & Case S.C., special Mexican counsel to the Borrower, ICA, Nacional, Alcance, Piadisa, ICASA and Peninsular;

               (iv) legal opinion of in-house counsel to each of ICA, Nacional, Alcance, Piadisa, ICASA, Peninsular, Power Machines and CHLY;

               (v) legal opinion of Vinson & Elkins L.L.P., special New York counsel to the Intercreditor Agent, the Working Capital Facility Administrative Agent and the Construction Facility Administrative Agent;

               (vi) legal opinion of special New York counsel to the Offshore Collateral Agent and Offshore Depositary Bank, which counsel is acceptable to the Intercreditor Agent; and

               (vii) legal opinion of Ritch Mueller, S.C., special Mexican counsel to the Intercreditor Agent, the Working Capital Facility Administrative Agent and the Construction Facility Administrative Agent.

          (f) All Fees and other amounts required to be paid or deposited with the Construction Facility Administrative Agent or any Construction Facility Lender and all taxes, fees and other costs payable in connection with the execution, delivery, and performance of the Transaction Documents (including all amounts payable under Section 10.04) shall have been paid in full or arrangements satisfactory to the Intercreditor Agent for the payment of the same within two (2) Business Days following the Construction Facility Closing Date shall have been made.

          (g) The Accounts shall have been established in accordance with the Depositary Agreement.

          (h) The Intercreditor Agent shall have received (i) a letter from CT Corporation System evidencing its agreement to act as Process Agent in New York for the Borrower, each Member, each Shareholder, each Sponsor and CHLY, and (ii) a power of attorney from the Borrower and CHLY and each Member, Shareholder and Sponsor organized under the laws of Mexico which shall be sufficient for purposes of Mexican law to validate the appointment of the Process Agent.

          (i) The Intercreditor Agent shall have received the results of Lien searches conducted in the United States no more than thirty (30) days prior to the date of such Borrowing and such results shall reveal no Liens on any of the assets of the Borrower other than Permitted Liens.

          (j) The conditions set forth in Section 4.04 of this Common Agreement and Section 4.1 of the Construction Facility Credit Agreement shall have been satisfied and the Initial Closing Date shall have occurred.

     Section 4.04. Conditions Precedent to Each Construction Facility Borrowing. Each Construction Facility Borrowing is subject to satisfaction of each of the conditions set forth below:

          (a) The Construction Facility Administrative Agent and the Independent Engineer shall have received a Construction Facility Notice of Borrowing, duly executed by the Borrower.

          (b) The proceeds of such Construction Facility Borrowing shall be used solely to repay outstanding Obligations (other than the repayment or prepayment of any Construction Loans) and any Non-Excluded Taxes.

          (c) After giving effect to such Construction Facility Borrowing, the amount of all Construction Loans outstanding and all accrued but unpaid Debt Service in respect of such Construction Loans shall be no greater than the product of ninety percent (90%) times the lesser of (i) the Accumulated Value and (ii) the Contract Price (including all adjustments to the same pursuant to the Public Works Contract).

          (d) The Construction Facility Administrative Agent shall have received, no later than three (3) Business Days prior to such Construction Facility Borrowing, a certificate of the Independent Engineer (i) confirming the Accumulated Value as of the date of the Independent Engineer's certificate, (ii) indicating that, in the opinion of the Independent Engineer, the Provisional Acceptance of the First Unit is expected to occur not later than the Scheduled Provisional Acceptance Date of the First Unit (as the same may be extended for Permissible Provisional Acceptance Delays), and (iii) indicating that, in the opinion of the Independent

Engineer, the Project Completion Date is expected to occur not later than the Scheduled Project Completion Date (as the same may be extended for Permissible Project Completion Delays).

          (e) In the case of the second Construction Facility Borrowing to be made pursuant to this Common Agreement only, the Intercreditor Agent shall have received the results of Lien searches conducted in Mexico no more than forty-five (45) days prior to the date of such Borrowing and such results shall reveal no Liens on any of the assets of the Borrower other than Permitted Liens.

          (f) Each of the conditions set forth in Section 4.2 of the Construction Facility Credit Agreement and Section 4.05 of this Common Agreement shall be satisfied.

     Section 4.05. Conditions to Each Borrowing. Each Working Capital Facility Borrowing and each Construction Facility Borrowing is subject to satisfaction of each of the conditions set forth below:

          (a) No circumstance or event that could reasonably be expected to have a Material Adverse Effect shall have occurred and be continuing.

          (b) All Governmental Approvals, including EHS Permits, that were not obtained by the Borrower, CFE, any Principal Subcontractor, any subcontractor to any Principal Subcontractor or any service provider to any Principal Subcontractor, as the case may be, prior to the Initial Closing Date but that are required to be obtained or are obtainable prior to the date of such Borrowing (except, prior to the Construction Facility Closing Date, for the Designated Jalisco Permit), have been duly obtained and all such Governmental Approvals, whether obtained prior to, on or following the Initial Closing Date, are in full force and effect.

          (c) All of the Transaction Documents and each other agreement, instrument and other document to be executed and delivered with respect to the Project on or prior to the effecting of such Borrowing have been delivered hereunder and under each other Financing Document and are in full force and effect.

          (d) The representations and warranties contained in Section 5.01 of this Common Agreement and of the Borrower contained in the other Transaction Documents are true and correct and the Borrower is in full compliance with the covenants contained in Article VI of this Common Agreement on and as of the Initial Closing Date and the date of such Borrowing, before and after giving effect to such Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date or, if such representation or warranty relates to an earlier date, as of such earlier date.

          (e) To the best of the Borrower's knowledge, the representations and warranties of each party to a Transaction Document (other than the Borrower) contained in the Transaction Documents are true and correct on and as of the Initial Closing Date and the date of such Borrowing, before and after giving effect to such Borrowing, and to the application of proceeds therefrom, as though made on and as of such date or, if such representation or warranty relates to an earlier date, as of such earlier date.

          (f) There has been no proposed or threatened change in or modification of any applicable Law that in the reasonable opinion of the Intercreditor Agent could be expected to be adopted and to have a Material Adverse Effect.

          (g) No Default (other than any event or condition that, with the passing of time, would constitute a Contractor PWC Event of Default but only to the extent that such event or condition does not yet constitute a Contractor PWC Event of Default) or Event of Default has occurred and is continuing, or would result from the effecting of such Borrowing or from the application of the proceeds thereof.

          (h) The Intercreditor Agent shall have received an EHS Report from the Environmental Consultant dated not more than ninety (90) days prior to the date of such Borrowing.

          (i) Except with respect to any Working Capital Facility Borrowing to occur no later than sixty (60) days following the Signing Date, the Intercreditor Agent shall have received, no later than three (3) Business Days prior to such Borrowing, copies of the Monthly Report (including CFE recognition of the same) describing progress in Work during the calendar month that is two
(2) months immediately preceding the calendar month in which such Borrowing is to be made and a certificate of a Representative of the Borrower stating that all such copies are true, correct and complete.

     Section 4.06. Conditions Precedent Approval.

          (a) Each agreement, document, certificate, instrument, etc. delivered pursuant to Section 4.02 shall be in form and substance satisfactory to (i) in the case of the initial Working Capital Facility Borrowing, each Lender (except that each agreement, document, certificate, instrument, etc. set forth exclusively in Section 4.2 of the Working Capital Facility Credit Agreement need only be in form and substance satisfactory to each Working Capital Facility Lender) and (ii) in the case of any subsequent Working Capital Facility Borrowing, the Working Capital Facility Administrative Agent, and shall be delivered in sufficient copies for each Secured Party.

          (b) Each agreement, document, certificate, instrument, etc. delivered pursuant to Section 4.04 shall be in form and substance satisfactory to (i) in the case of the initial Construction Facility Borrowing, each Lender and (ii) in the case of any subsequent Construction Facility Borrowing, the Construction Facility Administrative Agent, and shall be delivered in sufficient copies for each Secured Party.

          (c) Each agreement, document, certificate, instrument, etc. delivered pursuant to Section 4.05 shall be in form and substance satisfactory to (i) in the case of the initial Working Capital Facility Borrowing or the initial Construction Facility Borrowing, each Lender, (ii) in the case of any subsequent Working Capital Facility Borrowing, the Working Capital Facility Administrative Agent, and (iii) in the case of any subsequent Construction Facility Borrowing, the Construction Facility Administrative Agent, and shall be delivered in sufficient copies for each Secured Party.

     Section 4.07. Reliance on Certificates. The Secured Parties shall be entitled to rely conclusively upon the certificates delivered from time to time by Representatives of the Borrower, the Shareholders and the Sponsors as to the names, incumbency, authority and signatures of the respective persons named therein until such time as any Secured Party may receive a replacement certificate, in form acceptable to such Secured Party, from a Representative of such Person identified to such Secured Party as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Person thereafter authorized to act on behalf of such Person.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     Section 5.01. Representations and Warranties of the Borrower. The Borrower represents and warrants to each Secured Party as follows (such representations and warranties being made as of the Signing Date, the Initial Closing Date, the Construction Facility Closing Date and, except to the extent otherwise specified herein, on each subsequent date on which such representations and warranties are made or deemed to be made hereunder):

          (a) The Borrower is a sociedad anonima de capital variable duly formed and validly existing under the laws of Mexico and is duly qualified to do business in all jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualifications necessary. The Borrower has all requisite power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted in respect of the Project. The Shareholders are the sole shareholders of the Borrower. The Borrower has no Subsidiaries.

          (b) The execution, delivery and performance by the Borrower of each Transaction Document to which it is a party are within the corporate powers of the Borrower, have been duly authorized by all necessary corporate action and do not contravene any Requirement of Law, any EHS Requirement or any Contractual Obligation (other than Clause 24.1(b) of the Public Works Contract (but only in the event of the application of any casualty insurance proceeds to the mandatory prepayment of amounts outstanding under the Financing Documents) and Clause 26.1(i) of the Public Works Contract (with respect to the covenant of the Borrower under Section 6.02(l) hereof) but only in the event the Contractor refuses to enter into any modification agreement required pursuant to the Public Works Contract) binding on or affecting the Borrower or any of its properties or assets, and such execution, delivery and performance do not and shall not result in or require the creation of any Lien upon or with respect to any of the properties of the Borrower, other than Permitted Liens, or result in the acceleration of any obligation under, or in a condition or event that constitutes (or that, upon notice or lapse of time or both, would constitute) an event of default under, any Contractual Obligation of the Borrower (other than Clauses 24.1(b) and 26.1(i) of the Public Works Contract to the extent described above). This Common Agreement and each other executed Transaction Document to which the Borrower is a party have been duly executed and validly delivered by the Borrower. The Borrower is in compliance with and not in default under any and all Requirements of Law and all material terms and provisions of its Contractual Obligations.

          (c) Governmental Approvals.

               (i) All Governmental Approvals (including EHS Permits) and other third-party consents and approvals, that are required to be obtained or made by the Borrower, CFE or any Principal Subcontractor in connection with
     (A) the development, construction, completion and financing of the Project and (B) the making of Borrowings and granting of Liens under, and the execution, delivery and performance by the Borrower of, the Transaction Documents, are set forth in Schedule 5.01(c) hereto as in effect on the Initial Closing Date (as such Schedule may be amended by the Borrower following the Initial Closing Date to account for any change in Law). Each of the Governmental Approvals and other consents and approvals (except, prior to the Construction Facility Closing Date, for the Designated Jalisco Permit) that are either required to be obtained on or before the date on which the Initial Closing Date occurs or are required to be obtained at any time and are obtainable on such date under applicable Law by the Borrower, any Principal Subcontractor, any subcontractor to any Principal Subcontractor or any service provider to any Principal Subcontractor, as the case may be, is set forth in Part A of Schedule 5.01(c) hereto, has been duly obtained by and is held in the name of the Borrower, such Principal Subcontractor or any subcontractor or service provider to any Principal Subcontractor, as required, was validly issued and is in full force and effect. To the best of the Borrower's knowledge, each of the Governmental Approvals and other consents and approvals set forth in Part A of Schedule 5.01(c) hereto that is required to be obtained by CFE has been duly obtained, was validly issued and is in full force and effect. The Borrower, each relevant Principal Subcontractor and, to the best of the Borrower's knowledge, CFE and each subcontractor or service provider to the relevant Principal Subcontractor is in compliance with all Governmental Approvals and other consents and approvals set forth in Part A of Schedule 5.01(c) hereto (except (other than in respect of any EHS Permits) for any non-compliance that has not continued for the lesser of (x) thirty (30) days or (y) such other period as would constitute a Material Adverse Effect or give the relevant Governmental Authority the right to suspend or terminate such Governmental Approval), no material change in the facts or circumstances reported or assumed in the applications for or the granting of such Governmental Approvals or other consents or approvals exists (except such change that could not result in any revocation of such Governmental Approval or other consent or approval or any fine, penalty or other action being taken against the Borrower by any Governmental Authority or other third-party), and there are no proceedings pending or, to the best knowledge of the Borrower, threatened that would jeopardize the validity of such Governmental Approvals or such other consents and approvals.

               (ii) As of the Initial Closing Date, none of the Governmental Approvals and other consents and approvals set forth in Part B of Schedule 5.01(c) hereto are either required to be obtained or are obtainable under applicable Law on or prior to the Initial Closing Date. The Borrower does not have any reason to believe that it or any Principal Subcontractor will be unable to obtain or make the Governmental Approvals, consents and approvals set forth in Part B of Schedule 5.01(c) hereto that it or such Principal Subcontractor is required to obtain in the ordinary course of business and at such time or times as may be necessary to avoid any substantial delay in, or material impairment to, the consummation and performance of the transactions as contemplated by this Common Agreement and the other Transaction Documents. The Borrower and each Principal Subcontractor has obtained or made and is in compliance with all Governmental Approvals and other consents and approvals set forth in Part B of Schedule 5.01(c) hereto that it or such Principal Subcontractor is required to obtain or are obtainable (except (other than in respect of any EHS Permits) for any non-compliance that has not continued for the lesser of (x) thirty (30) days or (y) such other period as would constitute a Material Adverse Effect or give the relevant Governmental Authority the right to suspend or terminate such Governmental Approval), each such Governmental Approval and other consent and approval has been duly obtained by and is held in the name of the Borrower or Principal Subcontractor, as the case may be, was validly issued, is in full force and effect, no material change in the facts or circumstances reported or assumed in the applications for or the granting of such Governmental Approvals or other consents or approvals exists (except such change that could not result in any revocation of such Governmental Approval or other consent or approval or any fine, penalty or other action being taken against the Borrower by any Governmental Authority or other third-party) and there are no proceedings pending or, to the actual knowledge of the Borrower, threatened that would jeopardize the validity of such Governmental Approvals or such other consents and approvals.

               (iii) The Borrower does not have any reason to believe that CFE will be unable to obtain or make the Governmental Approvals, consents and approvals set forth in Part B of Schedule 5.01(c) hereto that CFE is required to obtain in accordance with the Public Works Contract and the Construction Schedule.

          (d) This Common Agreement and each other executed Transaction Document to which the Borrower is a party are legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to (i) bankruptcy and other similar laws of general application affecting rights and remedies of creditors and (ii) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law). The Borrower has delivered to the Intercreditor Agent true and complete copies of each executed Project Document and, except as permitted pursuant to the terms of this Common Agreement, none of such Project Documents has been amended, modified or terminated. No Contractor PWC Event of Default or Commission PWC Event of Default has occurred and is continuing.

          (e) The Borrower has no material liabilities or other obligations, including contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments, other than pursuant to the Transaction Documents.

          (f) The Construction Budget and the Construction Schedule, as delivered hereunder, (i) were prepared in good faith by the Borrower and on assumptions made in the best judgment of the Borrower and (ii) are consistent with the provisions of the Project Documents. Based on the facts and circumstances known to the Borrower, the Construction Budget sets forth all Project Costs the Borrower reasonably anticipates to be incurred in connection with the development, construction and commissioning of the Project. The financial statements of the

Borrower most recently delivered pursuant to Section 6.03(a)(ii), 6.03(a)(iii) or Section 4.01(l), as the case may be, fairly present the financial condition of the Borrower as of the date of such financial statements. There are no statements, assumptions or conclusions in any projections contained in the Construction Budget, the Construction Schedule or such financial statements that were based upon or include information known to the Borrower (at the time such Construction Budget, Construction Schedule or financial statements were delivered) to be misleading or that failed to take into account material information regarding the matters reported therein.

          (g) There is no (i) injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority applicable to the Borrower, the Project, the other Credit Parties, the Shareholders or, to the best of the Borrower's knowledge without independent investigation, any other Project Party, directing that the transactions provided for herein or in any other Transaction Document not be consummated as herein or therein provided, or (ii) litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending or threatened against the Borrower, the Project, the other Credit Parties, the Shareholders or, to the best of the Borrower's knowledge without independent investigation, pending or threatened against any other Project Party, with respect to this Common Agreement or the Transaction Documents or any of the transactions contemplated hereby or thereby.

          (h) To the best of the Borrower's knowledge, there are no facts or circumstances that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

          (i) The sole business of the Borrower is the development, construction and testing of the Project.

          (j) Except as specifically disclosed in Schedule 5.01(j):

               (i) The Project and the Borrower comply, and at all times have complied, with all EHS Requirements and Governmental Approvals applicable to the Borrower and the Project (except, prior to the Construction Facility Closing Date, for obtaining the Designated Jalisco Permit and except (other than in respect of any EHS Permits) for any non-compliance that has not continued for the lesser of (x) thirty (30) days or (y) such other period as would constitute a Material Adverse Effect or give the relevant Governmental Authority the right to suspend or terminate such Governmental Approval);

               (ii) To the best knowledge of the Borrower after reasonable investigation, all of the third parties with which Borrower has arranged, engaged or contracted to accept, transport, treat, store, dispose or remediate or remove any Contaminant generated or present at the Project, or that otherwise participate or have participated in activities or conduct related to the Property, possessed all required EHS Permits and complied with all EHS Requirements at the relevant time to perform the foregoing activities or conduct;

               (iii) Neither the Borrower nor, to the best knowledge of the Borrower after reasonable investigation, the Project is the subject of any suit, claim, proceeding, citation, directive, summons, order, judgment, decree, settlement, writ, or injunction, and the Borrower is not aware of any pending or threatened investigation, alleging or addressing in connection with the Project (x) any violation of any EHS Requirements, (y) any Remedial Action or EHS Damages, or (z) any Release of any Contaminant;

               (iv) The Borrower has not received any EHS Notice, claim or written notice of any potential Environmental Lien or other communication in connection with the Project concerning (x) alleged violation of any EHS Requirement, whether or not corrected to the satisfaction of the appropriate authority, (y) alleged liability of the Borrower for any Remedial Action or EHS Damages, or (z) alleged liability of the Borrower for the Release of a Contaminant;

               (v) To the best knowledge of the Borrower after reasonable investigation, no Environmental Lien has attached to the Property;

               (vi) To the best knowledge of the Borrower after reasonable investigation, there has been no Release of any Contaminants at, to or from the Project except pursuant to and in full compliance with an EHS Permit and there are no EHS Damages;

               (vii) The Borrower has not transported or arranged for the transport of any Contaminant to any facility or site which facility or site is or was, at the time of transport of the Contaminant, subject to a Remedial Action requirement (other than routine, anticipated, closure-related corrective action obligations affecting closed solid waste management units at such facility) issued under any state, local or foreign solid or hazardous waste regulatory law;

               (viii) Neither the Borrower nor any person acting on behalf of the Borrower nor, to the best knowledge of the Borrower, any other Person has constructed, placed, deposited, stored, disposed or located at the Project any asbestos-containing material or any landfills or dumps other than any sanitary landfill duly authorized by the relevant Governmental Authority and operated in full compliance with EHS Requirements;

               (ix) To the best knowledge of the Borrower after reasonable investigation, no underground improvements, including but not limited to treatment or storage tanks, sumps, or water, gas or oil wells, or associated piping, are or have ever been located at the Property other than any water treatment plant duly authorized by the relevant Governmental Authority and operated in full compliance with EHS Requirements;

               (x) Neither the Borrower nor any person acting on behalf of the Borrower nor, to the best knowledge of the Borrower, any other Person has constructed, placed, deposited, released, stored, disposed, or located at the Property any polychlorinated biphenyls or transformers, capacitors, ballasts, or other equipment that contain dielectric fluid containing polychlorinated biphenyls;

               (xi) The Borrower has no liability and the Borrower has not received and is otherwise not aware of any notice, claim or other communication alleging liability on the part of the Borrower for the violation of any EHS Requirement, for EHS Damages, or for the Release of any Contaminant in connection with any businesses or any properties presently or formerly owned or operated by the Borrower;

               (xii) No EHS Permits require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated by the Transaction Documents except for those ongoing actions by CFE required of CFE by any Governmental Authority as conditions of the environmental impact authorizations;

               (xiii) To the best knowledge of the Borrower after reasonable investigation, the Property is not subject to any imminent restriction on the occupancy, use, transferability of the Property in connection with any
     (A) EHS Requirement or (B) Release, threatened Release or disposal of Contaminants; and

               (xiv) To the best knowledge of the Borrower after reasonable investigation, there are no conditions or circumstances at the Property that pose a risk to the environment or the health and safety of persons except for those associated with the lawful execution of the Project.

          (k) All insurance policies required by Section 6.01(d) are in full force and effect and all premiums on such insurance have been paid to the extent due and payable on or prior to the date this representation and warranty is made or deemed made.

          (l) The Borrower owns or has the right to use all technology, licenses, patents and other proprietary rights that are material and required to construct and operate the Project without any known conflict with the rights of others.

          (m) No Event of Force Majeure exists under the Public Works Contract and no event of force majeure or the like exists under any Principal Subcontract that will cause any Provisional Acceptance Date or the Project Completion Date under the Public Works Contract to be extended by more than sixty (60) days (in the case of any Governmental Force Majeure) or two hundred seventy (270) days (in the case of any Event of Force Majeure) beyond the date set forth in the Construction Schedule.

          (n) No Event of Loss has occurred, has been commenced or, to the best knowledge of the Borrower, is contemplated by any Governmental Authority.

          (o) The Borrower has filed all tax and information returns required to be filed and paid all taxes and assessments shown thereon to be due, including interest and penalties, except to the extent that any such tax or assessment is the subject of a Good Faith Contest by the Borrower. To the best knowledge of the Borrower, neither the execution and delivery of this Common Agreement or any other Financing Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by Mexico or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation, or upon or with respect to any Secured Party, except for (i) those that have been paid or that are the subject of a Good Faith Contest by the Borrower and (ii) withholding taxes on interest, amounts deemed interest or indemnities under applicable Mexican Law and the fees to be paid for the registration of the Mexican Security Documents in the Public Registry of Commerce (Registro Publico de Comercio) in Mexico.

          (p) On and following the Construction Facility Closing Date, the Borrower possesses good and valid rights in all of the Collateral (other than the shares of the Borrower and any right, title or interest of any Member other than the Borrower in the Public Works Contract) and good and marketable title to the property purported to be owned by it. There are no Liens (including Liens or retained security titles of conditional vendors) of any nature whatsoever on any property or assets of the Borrower, other than Permitted Liens.

          (q) On and following the Construction Facility Closing Date, all Governmental Approvals and all other filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens provided for in the Security Documents executed on or before the date on which this representation is made or deemed made, and the applicable Collateral Agent, for the benefit of the Secured Parties, shall have the Liens provided for in such Security Documents, and such Security Documents shall constitute a valid, direct, continuing and perfected first priority Lien on the Collateral; subject only to Permitted Liens and prior to the date that is not later than one hundred twenty (120) days following the Construction Facility Closing Date or such later date as the Intercreditor Agent deems reasonably appropriate under the circumstances, to the registration of the Borrower Pledge Agreement with the Public Registry of Commerce (Registro Publico de Comercio) in Mexico and prior to the date that is not later than one hundred twenty (120) days following the Construction Facility Closing Date or such later date as the Intercreditor Agent deems reasonably appropriate under the circumstances, solely with respect to priority in connection with any federal tax liens, to the registration of each of the Stock Pledge Agreement and the PWC Pledge Agreement with the Public Registry of Commerce (Registro Publico de Comercio) in Mexico.

          (r) Except as specifically disclosed on Schedule 5.01(r), all easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that are necessary for the development, construction and completion of the Project in accordance with all material Requirements of Law, all EHS Requirements and the Transaction Documents (including electrical, telephone, water and sewage services and facilities) have been procured pursuant to the Transaction Documents or are otherwise commercially available to the Project and, to the extent appropriate, arrangements have been made on commercially reasonable terms for such easements, interests, services, means of transportation, facilities materials and rights.

          (s) The representations and statements made by the Borrower in this Common Agreement and in each other executed Transaction Document to which it is a party and in any other document furnished by the Borrower in connection herewith or therewith, when taken as a whole, do not contain any untrue statement of a material fact or omit to state (as of the date made or furnished) any material fact necessary to make the statement herein or therein not misleading in light of the circumstances under which they were made. To the best of the Borrower's knowledge without independent investigation, representations and warranties made by the parties to the Transaction Documents (other than the Borrower) in each Transaction Document are true and correct in all material respects.

          (t) The Borrower is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940.

          (u) The Borrower has not taken any corporate action nor have any other legal steps been taken or legal proceedings been commenced or, to the best of the Borrower's knowledge, threatened against the Borrower seeking a reorganization, moratorium, arrangement, adjustment or composition or for the appointment of a receiver, liquidator, assignee, sequestrator (or similar official) in relation to any substantial part of its property, or for the winding up, dissolution or re-organization of it or of any or all of the Borrower's property. The Borrower is not, and is not deemed to be, generally in default with respect to its payment obligation under the Ley de Concursos Mercantiles.

          (v) The Borrower is not subject to regulation under any Law as to Securities, rates or financial or organizational matters that would preclude any Loan or the execution, delivery and performance of the Project Documents.

          (w) No part of the proceeds from any Working Capital Facility Borrowing or Construction Facility Borrowing will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G or U of the Board of Governors of the Federal Reserve System (12 C.F.R. Section 207 and 221, respectively).

          (x) Neither the Borrower nor any Affiliate thereof has retained any broker, finder or financial advisor in connection with the transactions contemplated by this Common Agreement or by the other Transaction Documents, which will result in the obligation of any Person to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated herein or therein.

          (y) The Borrower is not a party to any material contracts other than the Transaction Documents and the Borrower has delivered to the Intercreditor Agent true, correct and complete copies of each executed Transaction Document.

          (z) The Borrower is subject to civil and commercial law with respect to its Obligations under the Financing Documents, and the execution, delivery and performance of the Financing Documents by the Borrower constitute private and commercial acts rather than public or governmental acts. Neither the Borrower nor any of its assets or properties has any immunity from suit, service of process, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or from any other legal process with respect to the Obligations of the Borrower under the Financing Documents.

          (aa) No foreign exchange control approvals or other authorizations by the government of Mexico or any Governmental Authority therein or thereof are required to assure the availability of U.S. Dollars to enable the Borrower and the Lender Representatives to perform their respective obligations under the Financing Documents in accordance with their respective terms. There are no legal restrictions or requirements that limit the availability or transfer of foreign exchange for the purpose of the performance by the Borrower and the Collateral Agents of their respective obligations under the Financing Documents. There are no legal restrictions or requirements that limit the availability or transfer of foreign exchange for the purpose of remitting the proceeds of enforcement of the Obligations or the Collateral to any Secured Party.

          (bb) None of the Borrower, any Shareholder, any Sponsor, any Affiliate of the foregoing or any of their respective officers, directors, employees or agents has taken any action in connection with the Project that violates the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any similar Law in Mexico or any other jurisdiction, if applicable.

          (cc) The Borrower has paid or made adequate provision for the payment of all Social Security (IMSS) quotas, Workers' Housing Fund (INFONAVIT) and Retirement Fund (SAR) quotas payable by the Borrower.

          (dd) The aggregate amount of all unpaid Project Costs to be incurred by the Borrower in connection with the completion of all Works to be completed prior to the Project Completion Date pursuant to the Public Works Contract and all Project Costs to be incurred by the Borrower pursuant to all other Transaction Documents and otherwise prior to the Project Completion Date does not exceed the sum of the aggregate amount of all cash equity contributions received from the Shareholders by the Borrower and Subordinated Debt disbursed (subject to the first priority perfected Lien in favor of the applicable Collateral Agent but free of all other Liens) to the Borrower, all insurance proceeds available to the Borrower in accordance with the terms hereof to be applied to the repair or replacement of Works, and the available undrawn Construction Facility Commitments.

          (ee) Subject to the exceptions set forth in the legal opinions delivered pursuant to Section 4.01(j) or Section 4.03(e), each Transaction Document is in proper legal form under applicable Law and is capable of enforcement in Mexico and such other jurisdictions as appropriate without any further action of any Secured Party.

          (ff) The Borrower has not made any loan or advance to any Person (other than any payment required pursuant to the terms of any Principal Subcontract) or purchased or otherwise acquired any capital stock, obligations or other Securities of, made any capital contribution to, or otherwise invested in, any Person, except Permitted Investments.

          (gg) On and following the Construction Facility Closing Date, the Borrower has taken all actions necessary to ensure that at all times by virtue of the Liens created pursuant to the Security Documents in favor of the Secured Parties or in favor of the applicable Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of Obligations by the Borrower, such Obligations shall enjoy a preferential right of payment through the enforcement of such Liens and, once such Liens have been fully enforced, the unsecured remainder of such Obligations, if any (and any other unsecured Obligation that any Secured Party may have against the Borrower) will rank at least pari passu in right of payment with the claims of all other unsecured creditors of the Borrower.

          (hh) As of the Signing Date, the Borrower has not granted any powers of attorney (or similar powers, documents or instruments) to any Person other than those set forth in Schedule 5.01(hh). The Borrower has delivered to the Intercreditor Agent all powers of attorney (and similar powers, documents and instruments) issued or executed by or on behalf of the Borrower.

          (ii) The Borrower has no contracts or agreements with, and does not have any other commitments to, and otherwise has not entered into any transactions with, any Affiliate (or any Affiliate of any Sponsor) other than as previously disclosed to the Secured Parties and a copy of each such contract or agreement has been furnished to the Intercreditor Agent.

          (jj) Schedule 5.01(jj) sets forth (a) the capitalization of the Borrower as of the Signing Date, including its Capital Stock issued and outstanding, the Shareholders and the Capital Stock of the Borrower held by each such Shareholder and (b) the equity owners of the Shareholders as of the Signing Date and their respective percentages of equity ownership in such Shareholders. All of the issued and outstanding Capital Stock is validly issued, fully paid and non-assessable. There are no outstanding options, warrants, conversion or exchange privileges, preemptive rights, rights of first refusal or other rights with respect to, or to purchase or obtain, any Capital Stock of the Borrower other than those under the Stock Pledge Agreement. There are no contracts, agreements, commitments, understandings, arrangements or restrictions relating to the issuance, sale, transfer, voting or purchase by any Shareholder or any other Person of any Capital Stock other than those under the Stock Pledge Agreement. For purposes of this Section 5.01(jj), "Capital Stock" means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interest in (however designated) the common or preferred equity or equity or preference share capital of such Person, including, without limitation, partnership interests, and any securities convertible into or exchangeable for any thereof.

     Section 5.02. Rights and Remedies Not Limited. The Borrower acknowledges and agrees that the rights and remedies of each Secured Party in relation to any misrepresentation or breach of warranty on the part of the Borrower are not prejudiced:

          (a) by an investigation by or on behalf of any Secured Party into the affairs of the Borrower or any other Person;

          (b) by the execution or the performance of this Common Agreement or any other Transaction Document; or

          (c) by any other act or thing which may be done by or on behalf of any Secured Party in connection with this Common Agreement or any other Transaction Document and which might, apart from this section, prejudice such rights or remedies.


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

                                   ARTICLE VI
                            COVENANTS OF THE BORROWER

     Section 6.01. Affirmative Covenants. So long as any Loan shall remain unpaid, any Lender shall have any Commitment under any Credit Agreement or any Obligation shall remain unpaid, the Borrower shall, unless the Intercreditor Agent shall otherwise consent in writing (the Borrower hereby covenanting to provide a sufficient number of copies for each Secured Party):

          (a) Use of Proceeds. Apply (i) all proceeds of all Working Capital Facility Borrowings and all amounts realized in respect of all VAT Receivables solely for the payment of Project Costs (in the case of amounts realized in respect of VAT Receivables, within thirty (30) days of its receipt thereof) other than the repayment or prepayment of any Loans and (ii) all proceeds of all Construction Facility Borrowings solely for the payment of outstanding Obligations (other than the repayment or prepayment of any Constructions Loans) and any Non-Excluded Taxes.

          (b) Construction of Project. Cause (i) the Provisional Acceptance of the First Unit to occur not later than the Scheduled Provisional Acceptance Date of the First Unit (as the same may be extended not more than two hundred seventy
(270) days for Permissible Provisional Acceptance Delays) and (ii) the Project Completion Date to occur not later than the Scheduled Project Completion Date (as the same may be extended not more than two hundred seventy (270) days for Permissible Project Completion Delays).

          (c) Payment of Taxes, Etc. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims (including claims for labor, materials and supplies to the extent Liens relating thereto are not permitted under Section 6.02(a)), which, if unpaid, might become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim that is the subject of a Good Faith Contest by the Borrower under circumstances where none of the Collateral or the continued availability thereof, or the Liens of the Secured Parties thereon, will be endangered nor all or any portion of the Project will be subject to loss or forfeiture. The Borrower shall, upon notice and receipt of reasonable evidence from any Secured Party, reimburse such Secured Party for any such taxes, assessments, charges, levies or liabilities paid by such Secured Party.

          (d) Maintenance of Insurance. Maintain, or cause to be maintained, insurance covering the Borrower and its properties (including the Project) in effect at all times in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower operates and as is reasonably requested by the Intercreditor Agent and the Insurance Consultant, such insurance coverage to include limits and coverage provisions sufficient to satisfy the requirements set forth in the Transaction Documents, but in no event less than the limits and coverages described in Schedule 6.01(d) hereto. In addition:

               (i) Each policy for liability insurance shall provide for all losses to be paid directly to the Person who shall have incurred the damage or injury covered by such


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

     policy. If any policy for liability insurance described in Schedule 6.01(d) hereto is permitted to be written on a "claims made" basis, such insurance policy shall have a retroactive date (as such term is specified in such policy) no later than the Initial Closing Date. Each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall obtain, or cause to be obtained, for each such policy or policies the broadest basic and supplemental extended reporting period coverage, or "tail," reasonably available in the commercial insurance market for each such policy or policies, as determined in the sole reasonable judgment of the Intercreditor Agent and the Insurance Consultant, but in no event less than five years after the expiration of such policy or policies.

               (ii) Each such policy shall, except as specifically set forth below, (A) be maintained with financially sound and responsible insurance carriers with a S&P investment grade rating of "BBB+" or better (or, if such ratings shall cease to be published generally for the insurance industry, meeting comparable financial requirements as may be established by the Intercreditor Agent for the purpose of assuring that such insurer is financially capable of performing its obligations under such policy), (B) with respect to each policy for liability insurance only, name the Borrower as a named insured and the Secured Parties as additional insureds thereunder (without any representation or warranty by or obligation of any nature whatsoever upon the Offshore Depositary Bank or any of the Secured Parties), (C) with respect to each policy for property insurance only, contain the agreement by the insurer that any loss thereunder that would otherwise be payable to the Offshore Depositary Bank will be so payable notwithstanding any action, inaction or breach of representation or warranty by the Borrower or any foreclosure of the Project or any change in ownership of all or any portion of the Project, (D) with respect to each policy for liability insurance only, contain a severability of interests or cross liability clause, (E) provide that there shall be no recourse of any nature whatsoever against the Offshore Depositary Bank or any of the Secured Parties for payment of premiums or other amounts with respect thereto or with respect to the policy or the property covered thereby, (F) provide that, as against the Borrower, the Offshore Depositary Bank and the other Secured Parties, there shall be no rights of subrogation, set-off, counterclaim or any other deduction, (G) with respect to each policy for liability insurance only, provide that such insurance shall be primary, without right of contribution from any other insurance that may be carried by the Borrower, the Offshore Depositary Bank or any other Secured Party,
     (H) with respect to each policy for property insurance only, provide that the Borrower shall in no event be deemed to be a co-insurer in respect of any covered claim or loss thereunder, (I) provide that at least thirty (30) days' prior written notice of reduction, cancellation or lapse and at least ten (10) days' prior written notice of non-payment of premium shall be given to the Offshore Depositary Bank and the Intercreditor Agent by the insurer and (J) provide that the Offshore Depositary Bank or the Intercreditor Agent may (but shall not be obligated to) cure any lapse or breach by the Borrower during such thirty (30) day period (or ten (10) day period, in the case of non-payment).

               (iii) The Borrower shall deliver to the Intercreditor Agent original or duplicate policies of insurance, or if original or duplicate policies are not readily available, cover notes or equivalent cover notes, certificates of insurance, or equivalent documentation satisfactory to the Intercreditor Agent. In addition, annually on each policy anniversary or more frequently as may be reasonably requested by the Intercreditor Agent, the Borrower shall furnish the Intercreditor Agent with approved certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 6.01(d) and Schedule 6.01(d) hereto. Certification of transit insurance on any machinery, equipment or other properties constituting a part of the Project or that is anticipated to become a part of the Project (from the time that the same is ready to be shipped or otherwise transported from the premises of its manufacturer and continuing until the same is delivered to the Site and is covered by builder's risk insurance on an "all risk basis", including each loading and unloading of the same) to the Project shall be provided by the Borrower at least thirty (30) days prior to any actual shipment of such property.

               (iv) Concurrently with the furnishing of the certification referred to in paragraph (iii) above and at least ten (10) days prior to the expiration of any insurance policy, the Borrower shall furnish the Intercreditor Agent with a report of an independent broker, signed by an officer of the broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this Section 6.01(d) and
     Schedule 6.01(d) hereto.

               (v) No provision of this Section 6.01(d) and Schedule 6.01(d) hereto or any provision of the Common Agreement or any Transaction Document shall impose on the Offshore Collateral Agent, the Offshore Depositary Bank or the Intercreditor Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Offshore Collateral Agent, the Offshore Depositary Bank or the Intercreditor Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.

               (vi) Upon the reasonable request of the Intercreditor Agent, the Borrower shall amend the amount and scope of coverage of any of the insurance policies described in Schedule 6.01(d) hereto to cover such risks that, in the reasonable judgment of the Insurance Consultant, would render such coverage materially inadequate, provided, that such coverage can be obtained on commercially reasonable terms.

          (e) Preservation of Existence, Etc. Preserve and maintain its legal existence, rights and franchises and privileges in full force and effect in Mexico and qualify and remain qualified to do business in each other jurisdiction in which failure to receive or retain such qualification could be expected to have a Material Adverse Effect.

          (f) Compliance with Laws, Etc. (i) Comply in all material respects with all Requirements of Law, and comply in all respects with all EHS Requirements, applicable to the Borrower, and cause all Principal
Subcontractors, any subcontractors and all Persons using or occupying the Project to comply with all Requirements of Law and EHS Requirements (except

(other than in respect of any EHS Requirements) for any non-compliance that has not continued for the lesser of (x) thirty (30) days or (y) such other period as would constitute a Material Adverse Effect), (ii) immediately pay or cause to be paid when due all costs and expenses for such compliance, except to the extent that the same is subject to a Good Faith Contest by the Borrower under circumstances where none of the Collateral or the continued availability thereof, or the Liens of the Secured Parties thereon, will be endangered nor all or any portion of the Project will be subject to loss or forfeiture, (iii) diligently undertake all Remedial Action in connection with the Project, and
(iv) without limiting any of the foregoing, implement the environmental management program prepared pursuant to the Environmental Impact Authorization No. S.G.P.A./DGIRA.DDT/1388.06 and implement all conservation programs in accordance with the general plan and schedule filed by CFE with the relevant Governmental Authorities on March 22, 2007.

          (g) Inspection Rights. From time to time upon reasonable notice, permit each of the Lender Representatives and their respective agents (provided that such Persons do not unreasonably interfere with the performance of the Works) to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and to discuss the affairs, finances and accounts of the Borrower and the Project with the Borrower, the Shareholders and their respective officers, and the Borrower's accountants and engineers.

          (h) Keeping of Books; Maintenance of Logs. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of the Borrower, the assets and business of the Borrower and all costs and expenses in connection with the Project, in accordance with the Applicable GAAP, and maintain operating and maintenance logs and records with respect to the Project required by all applicable Laws and Governmental Approvals.

          (i) Collection of Accounts Receivable. Promptly bill, and diligently pursue collection of, on a commercially reasonable basis, all accounts receivable owing to the Borrower and all other amounts that may from time to time be owing to the Borrower from any Person.

          (j) Governmental Approvals. Duly obtain, or cause to be obtained, on or prior to such date as the same may become legally required, and thereafter maintain, or cause to be maintained, as applicable, in effect as long as legally required, all Governmental Approvals necessary in connection with the development, construction and completion of the Project (except, prior to the Construction Facility Closing Date, for the Designated Jalisco Permit and other than those Government Approvals which CFE is required to obtain in accordance with the Public Works Contract).

          (k) Maintenance of Properties, Etc. Acquire, maintain and preserve, develop and construct (and cause to be acquired, maintained, preserved, developed and constructed) in conformity with all Governmental Approvals and without triggering an event of default under the Public Works Contract, all elements of the Project that are used or necessary in the conduct of its business in good working order and condition.

          (l) Technology. Obtain and maintain, or cause to be obtained and maintained, as applicable, all patents, licenses and other proprietary rights and technology necessary in connection with the development, construction and completion of the Project.

          (m) Maintenance of Title; Maintenance of Liens. (i) Maintain good and valid rights and title to the Collateral (other than the shares of the Borrower and any right, title or interest of any Member other than the Borrower in the Public Works Contract), free and clear of all Liens other than Permitted Liens,
(ii) on and following the Construction Facility Closing Date, maintain the perfection and priority of the Liens in the Collateral created pursuant to the Security Documents, subject only to Permitted Liens, (iii) on or before the date that is not later than one hundred twenty (120) days following the Construction Facility Closing Date or such later date as the Intercreditor Agent deems reasonably appropriate under the circumstances, complete the registration of the Borrower Pledge Agreement, the PWC Pledge Agreement and the Stock Pledge Agreement with the Public Registry of Commerce (Registro Publico de Comercio) in Mexico, and (iv) pay when due all fees to be paid in connection with the registration of the Borrower Pledge Agreement, the PWC Pledge Agreement and the Stock Pledge Agreement.

          (n) Further Assurance. On and following the Construction Facility Closing Date, promptly execute and deliver all further agreements, instruments and documents, and take all further action, that may be necessary or that the Intercreditor Agent may reasonably request in order to create, maintain and preserve the Lien of the Security Documents in all of the Collateral (other than the shares of the Borrower), including (i) granting, making or causing to be made or delivering or causing to be delivered all necessary or appropriate filings, registrations, recordings, consents, approvals, powers of attorney, notices or acknowledgements by or with any Governmental Authority or other Person, (ii) the payment of fees and other charges, (iii) the issuance of supplemental documentation required by the Security Documents and (iv) the discharge of all claims or Liens (other than Permitted Liens) adversely affecting the rights of the Secured Parties to and under the Collateral. The Borrower shall from time to time execute, or cause to be executed, any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the applicable Security Documents) reasonably requested by the Intercreditor Agent for such purpose.

          (o) Performance of Contractual Obligations. (i) Perform and observe all terms and provisions of each Contractual Obligation (including the executed Transaction Documents (except for the Public Works Contract to the extent no Contractor PWC Event of Default exists and except for any other Contractual Obligation that has been waived by a Project Party obligee) to which it is a party), maintain all Project Documents in full force and effect in accordance with their terms, enforce all Project Documents in accordance with their respective terms and take all such action concerning enforcement as the Intercreditor Agent or any Secured Party may from time to time reasonably request; and, if an obligor under any Transaction Document (other than the Borrower or any Secured Party) asserts in writing its belief that such Transaction Document is not valid or binding upon such obligor, allow the Intercreditor Agent or any Secured Party the right to participate in any proceeding relating thereto, (ii) cause the Performance Guarantee to be provided, maintained, increased and replenished in accordance with the Public Works Contract and (iii) cause the Quality Guarantee, either in the form of the letter of credit (Modelo de Carta de Credito) contained in Annex 17 of the Public Works Contract or in the form of a cash deposit, to be provided to CFE on or prior to the date on which the Borrower otherwise reasonably would be expected to achieve the Provisional Acceptance of the First Unit, and cause the same to be maintained, increased and replenished in accordance with the Public Works Contract; provided that the issuer and confirming institution, if any, of each such Performance Guarantee (including any increase, replenishment or extension thereof) and of the Quality Guarantee (including any increase, replenishment or extension thereof) shall have duly executed a waiver of all of its rights and claims against the Borrower (including all rights and claims, if any, against the Borrower in connection with such Performance Guarantee or Quality Guarantee, as applicable, (and any supplement, increase, extension or replacement of the same or any commitment in respect thereof) or arising by operation of law (including pursuant to any applicable principles of subrogation or otherwise)) for so long as any Loan shall remain unpaid, any Lender shall have any Commitment under the Credit Agreements or any other Obligation shall remain unpaid.

          (p) Discharge of Debt. Promptly pay and discharge or cause to be paid and discharged all of its Debts incurred in the ordinary course of business when they become due; provided, that (i) the Borrower shall pay and discharge its Debts in an aggregate principal amount less than U.S.$250,000 no later than thirty (30) days after the due date therefor, and (ii) the Borrower shall not be required to pay such Debts that are the subject of a Good Faith Contest by the Borrower.

          (q) Performance Guarantees. (i) Prior to the date of the Initial Closing Date cause to be delivered to CFE the Performance Guarantee in an amount not less than the amount required pursuant to the Public Works Contract and expiring not before December 31, 2007, (ii) cause each Performance Guarantee from time to time to be issued in the form of a letter of credit contained in Annex 16 (Formato de Garantia de Complimiento) of the Public Works Contract by an Acceptable LC Provider and (iii) cause each issuer of the Performance Guarantee to execute and deliver a waiver letter substantially in the form of Exhibit C, or otherwise in form and substance satisfactory to the Intercreditor Agent.

          (r) Termination of Public Works Contract. Cause the Public Works Contract to be terminated pursuant to Clauses 26 or 27 or otherwise in accordance with the terms thereof upon the Borrower's receipt of notice from the Intercreditor Agent with respect thereto.

          (s) Peso Proceeds. Cause any insurance proceeds or any award or payment on account of any Taking payable to the Borrower in Pesos to be paid to the Onshore Account.

          (t) Operating Account. Cause (i) all amounts on deposit in the Peso Operating Account to be held in Peso-denominated certificates of deposit, time deposits and banker's acceptances maturing not later than thirty (30) days from the date of acquisition thereof, or overnight bank deposits, in each case held or maintained by the bank with whom such Peso Operating Account is maintained, and (ii) all amounts on deposit in the Peso Operating Account to be applied to the payment of Project Costs within thirty (30) days of the deposit of such amounts in such accounts and, promptly upon request therefor by the Intercreditor Agent, deliver to the Intercreditor Agent detailed information and corresponding payment receipts evidencing the application of such amounts.


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

          (u) Seniority of Obligations. From and after the Construction Facility Closing Date take all actions necessary to ensure that at all times by virtue of the Liens created pursuant to the Security Documents in favor of the Secured Parties or in favor of the applicable Collateral Agent for the benefit of the Secured Parties (as the case may be) to secure the payment and performance of Obligations by the Borrower, such Obligations shall enjoy a preferential right of payment through the enforcement of such Liens and, once such Liens have been fully enforced, the unsecured remainder of such Obligations, if any (and any other unsecured Obligation that any Secured Party may have against the Borrower) will rank at least pari passu in right of payment with the claims of all other unsecured creditors of the Borrower.

          (v) Report on Electromechanical Equipment. On or before October 1, 2008, deliver to the Intercreditor Agent a report of the Independent Engineer in form and substance satisfactory to the Intercreditor Agent in which the Independent Engineer certifies that (A) the Independent Engineer has observed testing of the models of the turbines proposed to be used under the Public Works Contract and to be provided pursuant to the Electromechanical Contract and (B) such testing demonstrates the ability of the Borrower to satisfy the Minimum Performance Standards and an adequate over-design margin consistent with current industry standards.

     Section 6.02. Negative Covenants. So long as any Loan shall remain unpaid, any Lender shall have any Commitment under any Credit Agreement or any Obligation shall remain unpaid, the Borrower shall not, without the prior written consent of the Intercreditor Agent:

          (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its assets or properties of any character, whether now owned or hereafter acquired, except for the following (collectively, "Permitted Liens"):

               (i) Liens created or permitted under or by the Security
     Documents;

               (ii) Liens for taxes, assessments or governmental charges or levies to the extent not past due or that are the subject of a Good Faith Contest by the Borrower;

               (iii) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation or to secure public or statutory obligations of the Borrower; and

               (iv) other easements, reservations, covenants, rights of way, title defects, irregularities and other Liens not intended as security that do not, in the aggregate, materially adversely affect the construction, completion or commissioning of the Project or the value of the Property.

          (b) Debt. Create, incur, assume or suffer to exist any Debt other than:

               (i) Debt hereunder and under the Financing Documents to which the Borrower is a party;

               (ii) Except as explicitly contemplated in Section 6.02(c) below, Guaranty Obligations and other contingent obligations; and


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

               (iii) Subordinated Debt.

          (c) Guaranty and Contingent Obligations. Create, incur, assume or suffer to exist any Guaranty Obligations or other contingent obligations except indemnities set forth in the Transaction Documents.

          (d) Modification of Construction Budget or Construction Schedule. Adjust, modify or re-allocate all or any portion of the Construction Budget or modify the Construction Schedule unless:

               (i) Except with respect to any adjustment, modification or reallocation made solely to reflect a PWC Change Order permitted pursuant to Section 6.02(l), the Independent Engineer has reviewed and issued a favorable opinion to the Intercreditor Agent regarding, and the Intercreditor Agent has subsequently approved, such adjustment, modification or reallocation;

               (ii) the representations and warranties set forth in subsection 5.01(dd) are true and correct after giving effect to such adjustment, modification or reallocation;

               (iii) such adjustment, modification or reallocation does not extend any Scheduled Provisional Acceptance Date or Scheduled Project Completion Date (and does not cause the date on which the Borrower reasonably believes (and the Independent Engineer so opines) that the Borrower will achieve such Provisional Acceptance or the Project Completion to be later than January 2, 2012 (for the Provisional Acceptance of the First Unit), April 2, 2012 (for the Provisional Acceptance of the Second
     Unit) or June 11, 2012 (for Project Completion), as each such date may be extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as the case may be; and

               (iv) such adjustment, modification or reallocation does not affect the Borrower's ability to achieve such Minimum Performance Standards on or before the date set forth therefor in the Construction Schedule (as such date may be extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as applicable).

          (e) Restricted Payments. Make any payment (including in respect of interest) or prepayment on account of Subordinated Debt or declare or make any payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any interest in the Borrower, or purchase, redeem, retire, or otherwise acquire for value any Subordinated Debt or interests of the Borrower or any warrants, rights or options to acquire any such Subordinated Debt or interests, now or hereafter outstanding.

          (f) Mergers, Etc. Merge or consolidate with or into, or acquire all or substantially all of the assets of, or enter in a joint venture (other than to the extent the Consortium Agreement constitutes a joint venture) or partnership with, any Person.


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

          (g) Ownership; Legal Form. Permit or suffer to exist any transfer or sale or change in the direct or indirect ownership interests of the Borrower or change the legal form of the Borrower.

          (h) Investments in Other Persons. Make any loan or advance to any Person (other than any payments required pursuant to the terms of any Principal Subcontract) or purchase or otherwise acquire any capital stock, obligations or other Securities of, make any capital contribution to, or otherwise invest in, any Person, except for Permitted Investments.

          (i) Subsidiaries. Create or suffer to exist any Subsidiaries.

          (j) Change in Nature of Business. Engage in any business other than as described in Section 5.01(i) and activities associated with or incidental thereto.

          (k) Cancellation of Project Documents. Cancel or terminate (or consent to or otherwise permit any cancellation or termination of) any Project Document, or declare a default under any Project Document or request, consent to or acquiesce in the reduction, termination or substitution of the Performance Guarantee (other than (i) the automatic reduction thereof as the result of any draw pursuant to such Performance Guarantee or (ii) a substitution of the Performance Guarantee pursuant to and in accordance with the terms of the Public Works Contract) or any related reimbursement agreement, instrument or letter of credit.

          (l) Amendments to Project Documents; PWC Change Orders. Amend, supplement or otherwise modify (or suffer to exist any amendment, supplement or modification), or give any consent, waiver or approval to any variation of or deviation from the material terms of, or agree to extend the deadline for performance of any party under, the Public Works Contract (including any PWC Change Order or otherwise pursuant to Clause 9.3 of the Public Works Contract) or any Principal Subcontract, except to the extent that:

               (i) with respect to each (A) PWC Change Order, the Borrower's acceptance of and agreement with the same is expressly made subject (with the acknowledgement by CFE of the same) to the subsequent review and favorable opinion of the Independent Engineer and approval of the Intercreditor Agent (other than with respect to any PWC Change Order with a related cost of not more than U.S.$12,500,000 and that, when combined with each previous PWC Change Order that did not (on an individual basis) have a related cost of more than U.S.$12,500,000, equals not more than U.S.$25,000,000) or (B) Principal Subcontract, the Independent Engineer has issued a favorable opinion of such amendment, supplement or modification;

               (ii) the representations and warranties set forth in subsection 5.01(dd) are true and correct after giving effect to such PWC Change Order or such amendment, supplement or modification to any Principal Subcontract, as the case may be;

               (iii) such PWC Change Order or such amendment, supplement or modification to any Principal Subcontract, as the case may be, does not extend any Scheduled Provisional Acceptance Date or Scheduled Project Completion Date beyond the date set forth therefor in the Construction Schedule delivered on the Signing Date, as each such date may be extended not more than two hundred seventy (270) days for


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

     Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as the case may be (and does not cause the date on which the Borrower reasonably believes (and the Independent Engineer issues a favorable opinion) that the Borrower will achieve any Provisional Acceptance Date or the Project Completion Date to be later than January 2, 2012 (for the Provisional Acceptance of the First Unit), April 2, 2012 (for Provisional Acceptance of the Second Unit) or June 11, 2012 (for Project Completion) as each such date may be extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as the case may be;

               (iv) such PWC Change Order does not alter the Minimum Performance Standards;

               (v) such PWC Change Order or such amendment, supplement or modification to any Principal Subcontract, as the case may be, does not impair the Borrower's ability to achieve such Minimum Performance Standards on or before the date set forth therefor in the Construction Schedule (as such date may be extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays or Permissible Project Completion Delays, as applicable); and

               (vi) with respect to any PWC Change Order, neither the Intercreditor Agent nor the Independent Engineer has rejected such PWC Change Order at any time following receipt thereof, which rejection shall, if the conditions set forth in clauses (i)(A), (ii), (iii), (iv) and (v) of this Section 6.02(l) are satisfied in respect of such PWC Change Order and the Independent Engineer has delivered to the Intercreditor Agent a written report with respect to such PWC Change Order that is reasonably acceptable to the Intercreditor Agent, only be exercised in the reasonable discretion of the Intercreditor Agent.

          (m) Transactions with Affiliates. Except for (i) agreements existing on the Signing Date (a copy of each such agreement having been delivered to the Intercreditor Agent), (ii) Subordinated Debt Documents and (iii) the Principal Subcontracts, enter into any transaction with an Affiliate unless (x) such transaction is on terms no less favorable to the Borrower than if the transaction had been negotiated in good faith on an arm's length basis with a non-Affiliate and (y) the terms of such transaction are consistent in all respects with the Public Works Contract.

          (n) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of its assets, except sales of assets in the ordinary course of business up to an aggregate amount equal to U.S.$1,000,000 per year if the same have been replaced to the extent necessary for the continued execution of the Project.

          (o) Environmental Compliance. Generate, use, treat, store or Release or permit the generation, use, treatment, storage, or Release, of Contaminants on, at, to or from the Property, or transport or knowingly permit the transport of Contaminants to or from the Property, except in compliance with EHS Requirements.


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

          (p) Capital Expenditures. Make Capital Expenditures except Capital Expenditures relating to the Public Works Contract or any Principal Subcontract.

          (q) Assignments. Assign any of its rights or obligations under any Project Document (except to the extent required by the Security Documents) or any Financing Documents.

          (r) Modifications to Organizational Documents. Amend or modify any of its organizational documents or the Consortium Agreement or any shareholder agreement or permit or suffer to exist any amendment or modification of any of its organizational documents or the Consortium Agreement or any shareholder agreement if in the reasonable opinion of the Intercreditor Agent any such amendment or modification affects any rights or remedies of any of the Secured Parties under any Financing Document or would constitute or result in a breach or default under the Public Works Contract; provided, however, that, the Borrower shall cause itself to be at all times the sole representative of the Consortium under the Public Works Contract.

          (s) Additional Contracts. Enter into any Additional Project Contract except (i) any contract relating to Remedial Action in an emergency situation,
(ii) any contract that is necessary in order for the Borrower to satisfy Requirements of Law, EHS Requirements or a directive of any Governmental Authority applicable to the Borrower or the Project or (iii) any contract entered into with an Affiliate (which Affiliate is a party to the Subordination Agreement) the terms of which are consistent in all respects with the Public Works Contract; provided, that (x) a Third Party Consent shall be entered into with respect to each Additional Project Contract by the date that is no later than thirty (30) days following the execution of each such Additional Project Contract and (y) all right, title and interest of the Borrower in, to and under such Additional Project Contract shall be subject to a valid, direct and perfected first priority Lien in favor of one or more of the Collateral Agents pursuant to the Security Documents.

          (t) Bank Accounts. Maintain any bank, brokerage or other account other than the Accounts and the Peso Operating Account.

          (u) Testing. Perform any Tests without providing the Independent Engineer reasonable prior written notice thereof and an opportunity to attend any such Test.

          (v) Senior Managers. Remove or replace any of the senior managers listed in Schedule 4.01(o) hereto, unless such person promptly is replaced with a senior manager reasonably acceptable to the Intercreditor Agent and the Independent Engineer.

     Section 6.03. Reporting Obligations. So long as any Loan shall remain unpaid, any Lender shall have any Commitment under any Credit Agreement or any Obligation shall remain unsatisfied, the Borrower shall, unless the Intercreditor Agent shall otherwise consent in writing:

          (a) Reporting Parties' Reports. Furnish to the Intercreditor Agent in sufficient copies for each Lender the following:

               (i) as soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default continuing on the date of such statement,


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

     a statement of a Financial Representative of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

               (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarters of each fiscal year of the Borrower, each Shareholder and each Sponsor (collectively, the "Reporting Parties") (commencing with the quarter ending September 30,
     2007), an unaudited balance sheet of each Reporting Party as of the end of such quarter, statements of income and retained earnings and of cash flows of each Reporting Party for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all in reasonable detail, together with (A) a written statement by a Financial Representative of the applicable Reporting Party to the effect that such financial statements fairly represent such Reporting Party's financial condition and results of operations, and (B) a certificate of the Financial Representative of the Borrower stating that no Default or Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower proposes to take with respect thereto;

               (iii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Reporting Parties and within one hundred eighty (180) days after the end of each fiscal year of Power Machines (commencing with the fiscal year ending December 31, 2007), a copy of the annual audit report for such year for each of the Reporting Parties and Power Machines, including therein a balance sheet of each Reporting Party and Power Machines as of the end of such fiscal year and statements of income and retained earnings and cash flows of such Reporting Party and Power Machines for such fiscal year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, in each case certified in a manner considered reasonable by the Intercreditor Agent by a firm of independent public accountants acceptable to the Intercreditor Agent, together with, in the case of the Borrower, a certificate of such accounting firm stating that in the course of the regular audit of the business of the Borrower, which audit was conducted in accordance with the Applicable GAAP, such accounting firm has obtained no knowledge that a Default or an Event of Default has occurred and is continuing, or if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof;

               (iv) within fifteen (15) days of the same becoming publicly available or as soon as the same otherwise become available to the Borrower, copies of the audited financial statements of CFE (commencing with the fiscal year ending December 31, 2007) and each other audited or unaudited (including quarterly) financial statement of CFE publicly or otherwise available to the Borrower;

               (v) promptly (but in any event within five (5) Business Days) upon receipt of notice or obtaining knowledge thereof, written notice of any material claims or proceedings with respect to, or modifications of, any Governmental Approval then required to be in effect;


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

               (vi) promptly (but in any event within five (5) Business Days) upon receipt of notice or obtaining knowledge thereof, written notice of the occurrence of any event giving rise to a claim under any insurance policy in an amount greater than U.S.$2,500,000, together with copies of any document relating thereto (including copies of any such claim) in possession or control of the Borrower or any agent of the Borrower, as well as written notice of (i) any proposed cancellation, reduction, non-renewal or material alteration of any Insurance Policy, (ii) proposed premium increase in excess of ten percent (10%) with respect to any Insurance Policy, (iii) any material correspondence in connection with any Insurance Policy or claim thereunder and (iv) any default under any Insurance Policy, including in each case a report from the Borrower describing such occurrences and the potential impact thereof;

               (vii) promptly (but in any event within five (5) Business Days) upon receipt of notice or obtaining knowledge thereof, written notice of any litigation or proceeding affecting the Borrower or, to the best knowledge of the Borrower after reasonable investigation, relating to any injunction or similar action against the Project that, if decided adversely to the interests of the Borrower or, to the best knowledge of the Borrower after reasonable investigation, the Project, could result in a liability to the Borrower or the Project in an amount in excess of U.S.$250,000;

               (viii) within five (5) Business Days after receipt by the Borrower, copies of any EHS Notice;

               (ix) contemporaneously with delivery or receipt of the same, copies of any and all material notices, correspondence, reports, demands, certificates or other documents given or received under any Project Document, including a copy of each Monthly Report delivered to CFE pursuant to the Public Works Contract and all certifications or other responses thereto received from CFE and all PWC Change Orders;

               (x) promptly but in any event within five (5) Business Days of obtaining knowledge thereof, written notice of any other event that could reasonably be expected to have a Material Adverse Effect;

               (xi) promptly (but in any event within five (5) Business Days) following entering into the same, written notice (together with sufficient copies for each Secured Party) of any Additional Project Contract entered into by the Borrower in accordance with Section 6.02(s);

               (xii) promptly (but in any event within five (5) Business Days) after requested, such other information respecting the business, properties, condition or operations, financial or otherwise, of the Borrower or the Project as the Intercreditor Agent may from time to time reasonably request in writing;

               (xiii) within five (5) Business Days after receipt by the Borrower, copies of all bank statements in respect of the Peso Operating Account;


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

               (xiv) promptly (but in any event within five (5) Business Days) following the granting thereof, copies of all powers of attorney (or similar powers, documents or instruments) to any Person;

               (xv) not fewer than thirty (30) days prior to the proposed signature thereof, copies of any proposed amendment or modification of the organizational documents of the Borrower or of the Consortium Agreement;

               (xvi) promptly but in any event within five (5) days of obtaining knowledge thereof, written notice of any Event of Force Majeure under the Public Works Contract or any event of force majeure (or similar event of circumstance) under any other Project Document;

               (xvii) promptly but in any event within five (5) days of obtaining knowledge thereof, written notice of any breach by any Project Party of any obligation in any Project Document or any Sponsor Guarantee or of the termination of any Project Document or any Sponsor Guarantee;

               (xviii) promptly (but in any event within five (5) Business Days) upon obtaining knowledge thereof, written notice of any change in senior management of any Sponsor;

               (xix) promptly (but in any event within five (5) days) upon obtaining knowledge thereof, written notice of any Lien upon or with respect to any of its assets or properties of any character other than Liens created in favor of the applicable Collateral Agent pursuant to the Financing Documents; and

               (xx) promptly (but in any event within five (5) Business Days) upon issuance thereof, a copy of any Performance Guarantee issued following the Signing Date (together with evidence of the rating by S&P on the long-term senior unsecured indebtedness of the issuer or, if applicable, confirming institution, thereof).

          (b) Consultants' Reports. Permit each of the Independent Engineer, the Environmental Consultant, the Insurance Consultant and any other consultant or advisor to the Secured Parties with respect to the Project to inspect the Project, to examine and make copies of the Borrower's records concerning the Project and to discuss the affairs, finances and accounts of the Borrower and the Project with the Borrower, the Shareholders, the Sponsors and their respective officers, and provide any other information that the Intercreditor Agent may reasonably request, in order for the Independent Engineer, the Environmental Consultant, the Insurance Consultant or such other consultant or advisor, as the case may be, to timely furnish to the Intercreditor Agent such reports relating to the Project as the Intercreditor Agent shall from time to time reasonably request in light of the circumstances then prevailing.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

     Section 7.01. Events of Default. Each of the following events shall constitute an "Event of Default":


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

          (a) The Borrower shall fail to pay or prepay any principal of any Loan when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise; or

          (b) The Borrower shall fail to pay any interest on any Loan, Fees, Non-Excluded Taxes or any other amount payable hereunder or under any other Financing Document when the same shall become due and payable; or

          (c) (i) any representation or warranty made by any Project Party (other than the Borrower and any other Credit Party), in any Transaction Document or in any document or certificate delivered pursuant thereto shall prove to have been untrue or incorrect in any material respect when made or deemed made and the failure of such representation or warranty to be true and correct could reasonably be expected to have a Material Adverse Effect, or (ii) any representation or warranty made by the Borrower or any other Credit Party in any Transaction Document or by the Borrower or any other Credit Party (or any of their respective officers) in any document or certificate delivered pursuant thereto shall prove to have been untrue or incorrect in any material respect when made or deemed made, and in each case, if the conditions giving rise to the failure of such representation or warranty to be true and correct are in the reasonable opinion of the Intercreditor Agent susceptible of cure, such conditions shall continue uncured for a period of thirty (30) days from the time the Borrower or such Person, as applicable, obtains knowledge thereof; or

          (d) The Borrower shall fail to perform or observe any covenant or agreement contained in subsection (a), (d), (e), (f), (j), (k), (m), (o), (p) or
(u) of Section 6.01 or in Section 6.02; or

          (e) The Borrower shall fail to perform or observe any covenant or agreement contained in this Common Agreement (other than any covenant or agreement referred to in subsection (d) above) or any Financing Document or the Borrower or Power Machines shall fail to perform or observe in any material respect any other covenant or agreement on its part to be performed or observed contained in the Electromechanical Contract, and such failure shall remain unremedied for a period of thirty (30) days after the earlier of (i) the date the Borrower or such other Project Party, as applicable, obtains knowledge of such failure or (ii) the receipt by the Borrower or such other Project Party, as applicable, of notice of such failure from the Intercreditor Agent or, in the event such failure is incapable of being cured within such thirty (30) day period and provided that (A) the Borrower or such other Project Party, as applicable, is diligently proceeding to remedy such failure and (B) no event or circumstance that in the reasonable opinion of the Intercreditor Agent could be expected to have a Material Adverse Effect shall have occurred and be continuing, for a period of sixty (60) days; or

          (f) The Borrower, any Sponsor or any other Project Party (other than CHLY or Power Machines) shall fail to pay any of its Debt that is outstanding in a principal amount equal to or greater than U.S.$1,500,000 in the aggregate in the case of the Borrower, a principal amount equal to or greater than U.S.$100,000,000 in the case of CFE, or an amount equal to or greater than 10% of the Debt of such Person, in the case of any other applicable Project Party or any Sponsor (including any interest or premium thereon but excluding Obligations), when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and


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

such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to cause or to entitle the holder thereof, or a representative or agent on behalf of such holder, to accelerate the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required repayment) prior to the stated maturity thereof; or

          (g) The Borrower, any Sponsor or any other Project Party shall (i) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness generally to pay, debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, liquidator, custodian or other similar official for itself or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator, liquidator, custodian or other similar official for it or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator, liquidator, custodian, or other similar official shall not be permanently discharged within sixty (60) days of appointment; (iv) cause, permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement, liquidation, composition, dissolution, adjustment or similar proceeding, case or relief under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief, and, in the case of a proceeding instituted against, and without the consent or acquiescence of, the Borrower or such Sponsor or other Project Party, an order for relief shall have been entered or such proceeding shall not have been dismissed or stayed on the date sixty (60) days after the commencement of such proceeding; or (v) shall take any corporate action authorizing, or in furtherance of, any of the foregoing; or

          (h) Any Contractor PWC Event of Default or Commission PWC Event of Default shall have occurred and be continuing; or

          (i) The Public Works Contract is repudiated, becomes unenforceable against any Person or is terminated prior to its stated termination date or pursuant to the terms thereof (x) the Scheduled Provisional Acceptance Date of the First Unit ceases to be a date on or before January 2, 2012 (as extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays) or the Scheduled Project Completion Date ceases to be a date on or before June 11, 2012 (as extended not more than two hundred seventy (270) days for Permissible Project Completion Delays); or

          (j) Any Project Document (other than the Public Works Contract) is repudiated, becomes unenforceable against any Person or is terminated prior to its stated termination date, and such repudiation, unenforceability or termination is not cured or waived within a period of thirty (30) days after the occurrence thereof, or if such repudiation, unenforceability or termination is not capable of cure or waiver within thirty (30) days, the Borrower shall have entered into a replacement agreement in form and substance satisfactory to the Intercreditor Agent within sixty (60) days after the occurrence thereof; or


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

          (k) Any material provision of any Transaction Document, after execution and delivery thereof, shall for any reason other than the express terms thereof cease to be valid and binding on any party thereto or any party to such Transaction Document shall so assert in writing; or

          (l) The Security Documents, once signed, shall for any reason, except to the extent permitted by the terms hereof or thereof, cease to create a valid and perfected first priority Lien (to the extent purported to be granted by such documents), subject to Permitted Liens, in any portion of the Collateral or any Power of Attorney shall terminate or otherwise cease to be in full force and effect or the issuer thereof shall purport to terminate, revoke or rescind such Power of Attorney; or

          (m)Any final judgment or order for the payment of money for any reason shall be rendered against the Borrower or the Project, in an amount in excess of U.S.$1,500,000, against CFE in an amount in excess of U.S.$100,000,000 or against any Sponsor or Project Party (other than CHLY or Power Machines) in an amount equal to or greater than 10% of the Debt of such Person, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (n) Any Sponsor shall fail to perform or observe any material covenant or agreement contained in any Sponsor Guarantee and such failure shall remain unremedied or unexcused beyond the period of grace, if any, extended to such Sponsor with respect to such failure, as specified in such Sponsor Guarantee or any Sponsor shall at any time fail to have all Governmental Approvals (on terms and conditions satisfactory to the Intercreditor Agent) required for its execution, delivery or performance (including any contingent and/or future performance) by it of its obligations under the Sponsor Guarantee to which it is a party, including any such Governmental Approval required in connection with the obtaining of U.S. Dollars to make payment under such Sponsor Guarantee to Persons or accounts resident or located in the United States of America; or

          (o) An Event of Loss shall have occurred; or

          (p) The Consortium shall at any time abandon, or voluntarily cease all or substantially all activities in connection with, the Project; provided, that the suspension of the Works pursuant to the terms of the Public Works Contract upon the occurrence and during the continuance of any Event of Force Majeure duly notified to CFE shall not constitute an Event of Default hereunder unless any such suspensions cause any Provisional Acceptance Date or the Project Completion Date under the Public Works Contract to be extended by more than sixty (60) days (in the case of any Governmental Force Majeure) or two hundred seventy (270) days (in the case of any other Event of Force Majeure) beyond the date set forth in the Construction Schedule delivered on the Signing Date; or

          (q) At any time there shall be a transfer of any equity interest in the Borrower; or


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

          (r) Any Principal Subcontractor shall fail to pay any material subcontractor thereof in accordance with the terms of any material subcontract entered into by it in connection with the Project (except for any amount that is the subject of a Good Faith Contest by such Principal Subcontractor) and (except with respect to any such payments that are set forth in any Notice of Borrowing delivered by the Borrower hereunder and in respect of which any Working Capital Facility Borrowing or Construction Facility Borrowing has been effected) such failure shall continue unremedied for a period of thirty (30) days; or

          (s) CFE shall fail to comply in all material respects with any Requirement of Law or EHS Requirement, in each case with respect to the Project, and such failure shall continue unremedied for a period of sixty (60) days; or

          (t) Any event or circumstance that in the reasonable opinion of the Intercreditor Agent (acting at the direction of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders) could be expected to have a Material Adverse Effect shall have occurred and be continuing; or

          (u) Any Sponsor Guarantee is repudiated, becomes unenforceable against any applicable Sponsor or is terminated or expires prior to its stated termination or expiry date, and such repudiation, unenforceability or termination is not cured within a period of fifteen (15) days after the occurrence thereof.

          (v) The Construction Facility Closing Date shall not have occurred by the date that is no later than one hundred twenty (120) days following the Signing Date.

     Section 7.02. Acceleration.

          (a) Upon the occurrence and during the continuance of any Event of Default, either Facility Administrative Agent shall, if so directed pursuant to the terms of the Credit Agreement to which it is party in such capacity and in respect only of the Credit Facility created pursuant thereto: (i) declare, upon notice to the Borrower and, as applicable, each Working Capital Facility Lender or each Construction Facility Lender, the applicable Commitments and the obligation of each such Lender to make Working Capital Loans or Construction Loans (as applicable) to be terminated, whereupon the same shall forthwith terminate, (ii) direct the Offshore Collateral Agent to draw upon, and exercise any rights and remedies under, any Sponsor Guarantee and (iii) declare, upon notice to the Borrower and, as applicable, each Working Capital Facility Lender or each Construction Facility Lender, all interest and all Working Capital Facility Obligations or all Construction Facility Obligations, as applicable, to be forthwith due and payable, whereupon all such interest and all Working Capital Facility Obligations or all Construction Facility Obligations, as applicable, shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

          (b) Upon the occurrence and during the continuance of any Event of Default, the Intercreditor Agent shall, if so directed pursuant to the terms of the Intercreditor Agreement (once executed) (i) direct the applicable Collateral Agent to exercise in respect of the Collateral (except for any Working Capital Facility Collateral), in addition to the other rights and remedies


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

provided for herein and in the Security Documents or otherwise available to the Secured Parties, any or all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral (except for any Working Capital Facility Collateral) is located at that time and/or (ii) direct the applicable Collateral Agent to exercise any or all of the other rights and remedies provided for under the Financing Documents.

          (c) Upon the occurrence and during the continuance of any Event of Default, the Working Capital Facility Administrative Agent shall, if so directed pursuant to the terms of the Working Capital Facility Credit Agreement (i) direct the Offshore Collateral Agent to direct the Offshore Depositary Bank to liquidate and withdraw (and the Offshore Depositary Bank shall liquidate and withdraw) from all available Working Capital Facility Collateral (whether in the form of any demand deposit, Permitted Investment or otherwise) and transfer such amounts to the Working Capital Facility Administrative Agent and/or (ii) deliver a withdrawal certificate to the full extent then permitted in the full amount available to then be drawn under all Disbursement LCs to each Disbursement LC Provider.

          (d) Notwithstanding anything in this Section 7.02 to the contrary, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under applicable bankruptcy, insolvency, reorganization, concurso mercantil, conciliacion or other similar law, or in the event of any other proceeding or event that has the effect of staying the Intercreditor Agent, either Facility Administrative Agent or any other Secured Party, in each case as applicable, from taking any of the actions specified in sub-sections (a), (b) or
(c) above or delivering any notice under this Section 7.02, (A) the Commitments and the obligation of each Lender to make Loans shall automatically be terminated, and (B) all interest, all Obligations and all other amounts payable hereunder and under the other Financing Documents shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Section 7.03. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, subject to the Intercreditor Agreement (once executed), the Secured Parties shall be entitled to exercise any of the remedies specified below:

          (a) Enforcement of Remedies Generally. The Secured Parties, subject to the Intercreditor Agreement (once executed), may proceed to protect and enforce the rights, privileges and remedies granted to them by this Common Agreement and the other Financing Documents by instituting such judicial or other proceedings, filing proofs of claim or other documents establishing their claim in any proceedings with respect to the Borrower and by taking all such other actions as the requisite Lenders may determine, subject to the Intercreditor Agreement (once executed), either at law, in equity, in bankruptcy or otherwise, whether for specific enforcement of any covenant or agreement contained in this Common Agreement or any other Financing Document, or in aid of the exercise of any right, power, privilege or remedy granted herein or therein, or for any foreclosure upon the Collateral and sale thereof under any order, judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right or remedy granted or otherwise available to the Secured Parties, subject to the Intercreditor Agreement (once executed), under this Common Agreement or under any other Financing Document. The remedies hereunder are cumulative and are in addition to and not in substitution


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

for any other rights or remedies provided by applicable laws or by any of the Financing Documents. In addition to any other rights, privileges and remedies which they may have, the Secured Parties, subject to the Intercreditor Agreement (once executed), shall have and may exercise in respect of the Collateral any and all rights and remedies granted to a secured party upon default under
Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time and the rights and remedies of a secured party under any other applicable Law, in each case with respect to the Collateral subject to the laws of such jurisdiction.

          (b) Specific Remedies. Without limiting the generality of the provisions of Section 7.03(a), the Secured Parties, subject to the Intercreditor Agreement (once executed), shall have and may exercise any and all of the following rights, privileges and remedies to the extent permitted by law, none of which is intended to be exclusive and each of which shall be in addition to any other right, privilege or remedy otherwise available to the Secured Parties, subject to the Intercreditor Agreement (once executed), hereunder or under any other Financing Document or at law or in equity:

               (i) The Secured Parties, subject to the Intercreditor Agreement (once executed), may require the Borrower, at the Borrower's expense, to assemble the Collateral at a place or places designated by notice in writing given to the Borrower or require the Borrower, by notice in writing, to disclose the location or locations of all or any part of the Collateral.

               (ii) The Secured Parties, subject to the Intercreditor Agreement (once executed), may immediately take possession of the Collateral by force, summary proceeding, ejectment or otherwise and may remove any and all such Collateral therefrom and may sell, assign, transfer or otherwise dispose thereof and receive all proceeds with respect thereto as provided in this Section 7.03.

               (iii) Upon any such taking of possession of any Collateral, the Secured Parties, subject to the Intercreditor Agreement (once executed), may, from time to time, at the expense of the relevant Borrower, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of such Collateral as it may deem reasonably necessary to effectuate a sale thereof pursuant to clause
     (ii) of this Section 7.03(b). In each such case, the Secured Parties, subject to the Intercreditor Agreement (once executed), shall have the right to use, operate, repair, process, modify, complete, maintain, preserve, replace, store, control or manage such Collateral and to exercise all rights and powers of the Borrower relating to such Collateral in such manner as the Secured Parties, subject to the Intercreditor Agreement (once executed), may determine, including the right to enter into any and all such agreements with respect to the maintenance, operation, repair, processing, modification, completion, preservation, replacement, leasing, storage or disposition of the Collateral or any part thereof.

               (iv) Whether or not the Secured Parties, subject to the Intercreditor Agreement (once executed), have taken possession of the Collateral or any part of it, the Secured Parties, subject to the Intercreditor Agreement (once executed), may take any action or proceedings to enforce the performance of any covenant in favor of the


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Borrower contained in any Transaction Document or any other agreement respecting the Collateral.

               (v) The Secured Parties, subject to the Intercreditor Agreement (once executed), may, upon no less than fourteen (14) days' notice to the Borrower of the date, time and place of any proposed sale, sell or cause the sale of, for such price or prices, either for cash, credit or both and on such terms as the Secured Parties, subject to the Intercreditor Agreement (once executed), in their sole reasonable discretion may determine or as may be required by law, and at the sole expense of the Borrower, all or any part of the Collateral at one or more public auctions or venues (at which the Borrower, the Offshore Collateral Agent, the Onshore Collateral Agent or any other Secured Party may be a bidder) or by private sale, pursuant to all applicable Requirements of Law, to convey all or any part of the Collateral to the purchaser at such sale or sales, whether or not either Collateral Agent has possession thereof at the time of such sale, to rescind or vary any contract for sale, lease or other disposition that may have been entered into pursuant hereto and resell, release or redispose of all or any part of the Collateral with or under any of the powers conferred herein, and to stop, suspend or adjourn any sale, lease or other disposition from time to time and to hold the same as adjourned without further notice.

               (vi) The Secured Parties, subject to the Intercreditor Agreement (once executed), may take such steps pursuant to the Security Documents as may be required to complete construction of the Project and/or start-up, test, operate and maintain the Project and, to the exclusion of all others including the Borrower, enter upon, occupy and use all or any of the premises, buildings, plant, undertaking and other property of or used by the Borrower for such time as the Secured Parties, subject to the Intercreditor Agreement (once executed), see fit, free of charge, and the Secured Parties, subject to the Intercreditor Agreement (once executed), shall not be liable to the Borrower for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection therewith or resulting therefrom, except as set forth in Section 8.04.

               (vii) The Secured Parties, subject to the Intercreditor Agreement (once executed), may refuse, and any Lenders shall not be obligated, to make any Working Capital Facility Borrowings or Construction Facility Borrowings or make any payments from any Account or other funds held by either Collateral Agent and the Lenders may suspend or terminate the Commitments.

               (viii) The Secured Parties, subject to the Intercreditor Agreement (once executed), may set off and apply all monies on deposit in any Account or any other moneys of the Borrower on deposit with the Collateral Agents or the Offshore Depositary Bank to the satisfaction of the Obligations under all of the Financing Documents.

               (ix) The Secured Parties, subject to the Intercreditor Agreement (once executed), may cure any defaults and exercise any and all other rights and remedies available to them under any of the Transaction Documents.


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               (x) The Borrower shall permit (A) the Intercreditor Agent and the
     Collateral Agents to communicate directly with the Borrower's auditors concerning such Borrower's financial condition and (B) copies or extracts of relevant books and records of the Borrower to be made available to the Intercreditor Agent and the Collateral Agents.

          (c) Effect of Exercise of Remedies. The taking of such actions by the Secured Parties, subject to the Intercreditor Agreement (once executed), shall not cure or waive any Event of Default theretofore or thereafter occurring or affect any notice or Event of Default hereunder or invalidate any act done pursuant to any such Event of Default or notice, and, notwithstanding such actions, the Secured Parties, subject to the Intercreditor Agreement (once executed), shall be entitled to exercise every right provided for herein or in any other Financing Document or by law or in equity upon or after the occurrence of an Event of Default, including the right to exercise the power of sale. Any of the actions referred to in this Section 7.03(c) may be taken by the Secured Parties, subject to the Intercreditor Agreement (once executed), irrespective of whether any notice of election to sell has been given hereunder and without regard to the adequacy of the security for the indebtedness and obligations secured by any Security Document.

          (d) Waiver of Appraisement, Valuation, etc. To the full extent it may lawfully do so, the Borrower, both for itself and for any other Person who may claim through or under it, hereby (i) agrees that neither it nor any such Person will set up, plead, claim or in any manner whatsoever take advantage of, any appraisal, valuation, stay, extension or redemption laws, now or hereafter in force, or any rights of marshalling in the event of any sale of the Collateral or any part thereof or any interest therein, (ii) waives all benefit or advantage of any such laws and waives and releases any and all such rights,
(iii) consents and agrees that the Collateral may be sold by the Secured Parties, subject to the Intercreditor Agreement (once executed), in its entirety or in parts, and (iv) agrees that neither it nor any such Person will claim, demand or otherwise be entitled to any credit against or deduction from the principal, interest, fees or any other sums which may become payable under the terms of any Financing Document by reason of the payment of any tax, assessment or other municipal or governmental charge or imposition on or relating to the Collateral or any part thereof, nor will it claim or otherwise be entitled to any deduction from the taxable or assessed value of the Collateral or any part thereof by reason of this Common Agreement or any other Transaction Document.

     Section 7.04. Additional Rights of Secured Parties.

          (a) No Possession of Promissory Notes Required. All proofs of claim, rights of action and rights to assert claims under this Common Agreement or under any other Financing Document may be enforced by the Secured Parties, subject to the Intercreditor Agreement (once executed), without the possession of any promissory notes at any trial or other proceedings instituted by the Secured Parties (or any of them), subject to the Intercreditor Agreement (once executed), and any such trial or other proceedings may be brought by the applicable Collateral Agent or the Intercreditor Agent, as applicable, in its own name as trustee of an express trust, and any recovery or judgment shall be for the benefit of the Secured Parties. In any proceedings brought by either Collateral Agent or the Intercreditor Agent, as applicable (and also any proceedings involving the interpretation of any provision of any Financing Document to which either Collateral Agent or the Intercreditor Agent shall be a party) such Collateral Agent or the


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Intercreditor Agent, as applicable, shall be deemed to represent all the Secured
Parties, and it shall not be necessary to make any such other Secured Parties party to such proceedings.

          (b) Right to Perform Covenants, etc. If the Borrower shall fail to make any payment required to be made or perform any act required to be performed by it hereunder or under any other Transaction Document, the Intercreditor Agent, either Collateral Agent or their designees, subject to the Intercreditor Agreement (once executed), upon reasonable notice to the Borrower but without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower. All sums so paid and all costs and expenses (including, without limitation, reasonable fees and expenses of legal counsel and other professionals) so incurred, together with interest thereon from the date of payment or occurrence, shall constitute Obligations secured by the Security Documents and shall be paid from the Collateral to the applicable Collateral Agent on demand.

          (c) Action by Collateral Agents. Whenever in this Article VII either Collateral Agent is authorized or empowered to take any action or refrain from taking any action, such Collateral Agent shall so act or refrain from acting on the basis of a direction from the Intercreditor Agent, upon which it may rely conclusively. In the absence of such direction, the Collateral Agents shall not be required to take any action and neither Collateral Agent shall in any way be liable to any Secured Party for the failure to take any action in the absence of such direction or for taking any action in accordance therewith.

     Section 7.05. Notice to Borrower. Without prejudice to any rights and remedies of the Secured Parties, the Intercreditor Agent shall provide to the Borrower notice of any meeting held pursuant to the Intercreditor Agreement (once executed); provided, however, that the Borrower shall have no right to be present at or otherwise to vote or participate in the same. Notwithstanding the foregoing, the Borrower and each other party hereto hereby agrees that any delay in giving or any failure to give the notice referenced in this Section 7.05 shall not affect the rights of any Secured Party under this Common Agreement or any other Transaction Document or the validity of any poll, approval or other action taken or approved at any such meeting.

                                  ARTICLE VIII
                              THE COLLATERAL AGENTS

     Section 8.01. Appointment and Duties of Collateral Agents. Each of the Secured Parties (other than the Offshore Collateral Agent) hereby designates and appoints Citibank, N.A. to act as the Offshore Collateral Agent hereunder and under the other Financing Documents to which it is a party, and the Secured Parties hereby authorize Citibank, N.A., as the Offshore Collateral Agent, to take such actions on their behalf at the direction of the Intercreditor Agent in accordance with the applicable Financing Documents to which the Offshore Collateral Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Offshore Collateral Agent by the express terms thereof, together with such other powers as are reasonably incidental thereto. The Intercreditor Agent on behalf of each of the Secured Parties (other than the Onshore Collateral Agent) hereby designates and appoints Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex to act as the Onshore Collateral Agent hereunder and under the other Financing Documents to which it is a party, and the Intercreditor


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Agent hereby authorizes and appoints the Onshore Collateral Agent and as an agent (comisionista) pursuant to Articles 273 and 274 of the Mexican Commerce Code (Codigo de Comercio), to execute the Mexican Security Documents and the other Financing Documents to which it is (or is to become) a party, on behalf of and for the benefit of the Secured Parties, and to take such actions on their behalf at the direction of the Intercreditor Agent in accordance with the applicable Financing Documents to which the Onshore Collateral Agent is a party and to exercise such powers and perform such duties as are expressly delegated to the Onshore Collateral Agent by the express terms thereof, together with such other powers as are reasonably incidental thereto. Each of the parties hereto hereby acknowledges that it is aware of the content of Section XIX of Article 106 of the Credit Institutions Law (Ley de Instituciones de Credito) of Mexico and of Official Letter 1/2005 of the Central Bank of Mexico with respect to the Onshore Collateral Agent's appointment and duties hereunder. Notwithstanding any provision to the contrary elsewhere in the Financing Documents, neither of the Collateral Agents shall have any duties or responsibilities, except those expressly set forth in the Financing Documents to which it is a party, or any fiduciary relationship with any Secured Party regardless of whether a Default or Event of Default has occurred and is continuing under any Financing Document, and no implied covenants, functions or responsibilities shall be read into this Common Agreement or the other Financing Documents or otherwise exist against either Collateral Agent. Without limiting the generality of the foregoing, neither Collateral Agent shall be called upon to advise any party as to the wisdom in taking or refraining to take any action with respect to the Collateral. Each of the Collateral Agents may execute any of its duties under the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties and shall not be responsible for the acts or omissions of any such agents, attorneys-in-fact and counsel selected by them in good faith without gross negligence, bad faith or willful misconduct on their part. Each of the Collateral Agents may also from time to time, when either Collateral Agent deems it to be necessary or desirable, appoint one or more custodians, collateral co-agents, collateral subagents or attorneys-in-fact with respect to all or any part of the Collateral; provided, however, that, no such person shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the respective Collateral Agent. An opinion of counsel may be based, insofar as it relates to factual matters of which the Borrower has knowledge, upon the certificate or opinion of or representation by an officer or officers of the Borrower unless such counsel knows the certificate, opinion or representation upon which such counsel's opinion may be based is erroneous, or in the exercise of reasonable care should have known the same was erroneous. Neither of the Collateral Agents shall be under any obligation to exercise any of the rights or powers vested in it by this Common Agreement in any manner that would be contrary to applicable Law.

     Section 8.02. Direction of Collateral Agents by Intercreditor Agent; Action by Collateral Agents.

          (a) Neither Collateral Agent shall be required to exercise (and shall refrain from exercising) any rights or remedies under any of the Financing Documents or give any consent under any of the Financing Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Financing Document unless it shall have been directed to do so by the Intercreditor Agent. No direction given to either Collateral Agent which imposes, or purports to impose, upon such Collateral Agent any obligation not set forth in or


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

arising under this Common Agreement shall be binding upon such Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

          (b) Each Collateral Agent shall act only on the instructions of, following the execution of the Intercreditor Agreement, the Enforcing Required Lenders (or, if such action is not subject to the Intercreditor Agreement, on the instructions of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders) so directing the Intercreditor Agent. Each Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Financing Document in accordance with a request of the relevant Persons in accordance with terms of this Common Agreement and of the Intercreditor Agreement, and such request and any action taken or failure to act pursuant hereto or thereto shall be binding upon all of the Secured Parties.

          (c) Any Person which shall be designated as a duly authorized representative of any or all of the Secured Parties to act in connection with any matters pertaining to this Common Agreement or the Collateral shall present to the relevant Collateral Agent such documents, including opinions of counsel, as such Collateral Agent may reasonably request, in order to demonstrate to such Collateral Agent the authority of such Person to so act.

     Section 8.03. Administration of Collateral. Each of the Secured Parties hereby acknowledges and agrees that each Collateral Agent shall administer the Collateral or its part to be administered in the manner contemplated by this Common Agreement and the Financing Documents and each Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Financing Documents and applicable Law. No Secured Party and no class or classes of Secured Parties shall have any right (i) to direct either Collateral Agent to take any action in respect of the Collateral other than as provided in this Common Agreement or the Intercreditor Agreement or (ii) to take any action with respect to the Collateral (A) independently of the applicable Collateral Agent or (B) other than to direct the applicable Collateral Agent to take action in accordance with this Common Agreement or the Intercreditor Agreement.

     Section 8.04. Collateral Agent Reliance, Etc. Neither of the Collateral Agents nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Financing Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Collateral Agent: (i) may employ, retain and consult with legal counsel (including counsel for the Borrower) and other experts and advisers selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, experts or advisers; (ii) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with any Financing Document; (iii) makes no representations as to the nature of title or value of any of the Accounts nor as to the title thereto, nor as to the rights and interests granted or the security afforded by this Common Agreement, the Security Documents or any other Transaction Documents nor as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Common Agreement, the Security Documents or any other Transaction Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any


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Financing Document on the part of the Borrower or any other Person party thereto or to inspect the Project or any other property (including the books and records) of the Borrower; (v) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Document or any other instrument or document furnished pursuant thereto; (vi) shall not be liable for any error of judgment made in good faith by an officer or officers of such Collateral Agent, unless it shall be conclusively determined by a court of competent jurisdiction that such error resulted from such Collateral Agent's gross negligence; (vii) shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder; (viii) shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Common Agreement; (ix) shall not be responsible for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral, the determination of the fair market value of any Collateral, or any other matters determined hereunder or under the other Financing Documents, unless, in each case, it shall be conclusively determined by a court of competent jurisdiction that such mistake, omission or error resulted from such Collateral Agent's gross negligence or willful misconduct; and (x) shall incur no liability under or in respect of any Financing Document and may conclusively rely and act upon any notice, consent, certificate or other instrument or writing (which may be personally delivered, sent by overnight courier or by facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties. Each Collateral Agent shall be fully justified in failing or refusing to take any action under any Financing Document (x) if such action would, in the opinion of such Collateral Agent, be contrary to law or the terms of such Financing Document, (y) if such action is not specifically provided for in such Financing Document or, if such Collateral Agent shall determine in good faith that the provisions of such Financing Document relating to the functions or responsibilities or discretionary powers of such Collateral Agent are or may be ambiguous or inconsistent, it shall not have received any such advice or concurrence of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders or, following execution of the Intercreditor Agreement, the Enforcing Required Lenders, as it deems appropriate, or (z) if, in connection with the taking of any such action that would constitute an exercise of remedies under such Financing Document, it shall not first be indemnified to its satisfaction by the Borrower or the Secured Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

     Section 8.05. Knowledge of Event of Default. Neither of the Collateral Agents shall be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until such Collateral Agent has received written notice or a certificate from another Secured Party or the Borrower in the manner and at the address set forth in Section 10.02 stating that a Default or Event of Default has occurred, and such notice or certificate references the Borrower and this Common Agreement. Neither of the Collateral Agents shall have any obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default or Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Common Agreement or any Security


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Document shall require either Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that either Collateral Agent receives such a notice of the occurrence of any Default or Event of Default, such Collateral Agent shall give notice thereof to the Secured Parties, but notwithstanding the foregoing, each party hereto hereby agrees that any delay in giving or any failure to give the notice referenced in this Section 8.05 shall not affect the rights of any Secured Party under this Common Agreement or any other Transaction Document or the validity of any poll, approval or other action taken or approved at any meeting. Thereafter, subject to this Article VIII, the respective Collateral Agent shall act, or decline to act, as directed in writing by the Intercreditor Agent or the Working Capital Facility Administrative Agent, as applicable, in the exercise and enforcement of such Collateral Agent's interests, rights, powers and remedies in respect of the Collateral or under the Financing Documents or applicable law and, following the initiation of such exercise of remedies, such Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed in writing by the Intercreditor Agent or the Working Capital Facility Administrative Agent, as applicable.

     Section 8.06. Successor Collateral Agents.

          (a) Each Collateral Agent may resign as Offshore Collateral Agent or Onshore Collateral Agent, as applicable, upon thirty (30) days' notice to the Intercreditor Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and may be removed at any time with or without cause by the decision of each of the Working Capital Facility Required Lenders and the Construction Facility Required Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Offshore Collateral Agent or Onshore Collateral Agent, as applicable, under this Section 8.06(a). If the applicable Collateral Agent shall resign or be removed as Offshore Collateral Agent or Onshore Collateral Agent, as applicable, then the Working Capital Facility Required Lenders and the Construction Facility Required Lenders shall (and if no such successor shall have been appointed within thirty (30) days of such Collateral Agent's resignation or removal, such Collateral Agent may) appoint a successor agent for the Secured Parties, which successor agent shall, unless an Event of Default has occurred and is continuing, be acceptable to the Borrower, acting reasonably or, in the case of the Offshore Collateral Agent, petition a court of competent jurisdiction for a replacement agent for the Secured Parties.

          (b) Without limiting anything set forth in Section 8.06(a), if at any time the Collateral Agents and the Offshore Depositary Bank cease to be Affiliates of each other, the Intercreditor Agent shall have the right to remove the Onshore Collateral Agent and/or the Offshore Collateral Agent upon thirty
(30) days' prior written notice to the Borrower, the Offshore Collateral Agent and the Onshore Collateral Agent, with any such removals to become effective only upon the appointment of a successor Offshore Collateral Agent and/or a successor Onshore Collateral Agent. Upon any removal of any Collateral Agent under this Section 8.06(b), the Intercreditor Agent may appoint a successor agent for the Secured Parties, which successor agent shall, unless an Event of Default has occurred and is continuing, be acceptable to the Borrower, acting reasonably.


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

          (c) Upon the appointment of any successor agent under this Section 8.06, such successor agent shall succeed to the rights, powers and duties of the "Offshore Collateral Agent" or "Onshore Collateral Agent", as applicable, and the term "Offshore Collateral Agent" or "Onshore Collateral Agent" shall mean such successor agent effective upon its appointment, and the rights, powers and duties of the former Offshore Collateral Agent or Onshore Collateral Agent, as applicable, shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the applicable Collateral Agent that is resigning or being removed shall deliver all Collateral then in its possession to the successor Offshore Collateral Agent or Onshore Collateral Agent, as applicable) or any of the other Secured Parties. After any Collateral Agent's resignation or removal hereunder as Offshore Collateral Agent or Onshore Collateral Agent, as applicable, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Offshore Collateral Agent or Onshore Collateral Agent, as applicable.

     Section 8.07. Damages. Anything in this Common Agreement to the contrary notwithstanding, in no event shall the Offshore Collateral Agent be liable under or in connection with this Common Agreement or any Financing Document for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Offshore Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

     Section 8.08. Relating to the Collateral Agents.

          (a) The Borrower will pay upon demand to either Collateral Agent the amount of any and all out-of-pocket expenses, including the fees and expenses of its counsel (and any local counsel) and of any experts and agents, which such Collateral Agent may incur in connection with (i) the administration of this Common Agreement and the other Financing Documents, (ii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of such Collateral Agent or the Secured Parties hereunder or under the other Financing Documents or (iii) the failure by the Borrower to perform or observe any of the provisions hereof or of any of the other Financing Documents.

          (b) The Lenders agree to indemnify each Collateral Agent (to the extent not reimbursed by the Borrower), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against either Collateral Agent in any way relating to or arising out of this Common Agreement or any Financing Document or any action taken or omitted by either Collateral Agent under any Financing Document; provided, that none of the Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse either Collateral Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Financing Document to the extent that such Collateral Agent is entitled to reimbursement for


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such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrower. The provisions of this Section 8.08(b) shall survive the resignation or removal of either Collateral Agent, the payment and performance of the Obligations and the satisfaction and discharge or other termination of this Common Agreement. Anything in this Common Agreement to the contrary notwithstanding, in no event shall either Collateral Agent be liable under or in connection with this Common Agreement for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if such Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

          (c) Each of the Secured Parties expressly acknowledges that neither the Collateral Agents nor any of their respective officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by either of the Collateral Agents hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by either Collateral Agent to any Secured Party. Each Secured Party represents that it will, independently and without reliance upon either Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Common Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project and the Borrower.

          (d) Beyond the exercise of reasonable care in the custody of Collateral in its possession and the accounting for moneys actually received by it hereunder, neither Collateral Agent shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. Each Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords similar property, and neither Collateral Agent will be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by such Collateral Agent in good faith and in the absence of gross negligence or willful misconduct.

          (e) Whenever in the administration of the provisions of this Common Agreement either Collateral Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of such Collateral Agent, be deemed to be conclusively proved and established by an officer's certificate or an opinion of counsel, which shall be full warrant to such Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Common Agreement upon the faith thereof.

          (f) In the event that either Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto which in such Collateral Agent's sole discretion may cause such Collateral Agent to be considered an "owner


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or operator" under any environmental laws or otherwise cause such Collateral
Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, such Collateral Agent reserves the right, instead of taking such action, either to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to one of the Facility Administrative Agents or, if a Facility Administrative Agent so directs, to a designee or a court appointed receiver. Neither Collateral Agent shall be liable to any person or entity for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of such Collateral Agent's actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

          (g) In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Financing Document, the applicable Collateral Agent shall seek written instruction from the Intercreditor Agent regarding how to proceed with respect to such conflict. In the event there is any bona fide, good faith disagreement between the other parties to this Common Agreement or any of the other Financing Documents resulting in adverse claims being made in connection with Collateral held by either Collateral Agent and the terms of this Common Agreement or any of the other Financing Documents do not unambiguously mandate the action such Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or such Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Financing Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by the Intercreditor Agent or by order of a court of competent jurisdiction.

          (h) Notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Offshore Collateral Agent that the Offshore Collateral Agent in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail will be encrypted. The recipient of the email communication will be required to complete a one-time registration process. Information and assistance on registering and using the email encryption technology can be found at the Offshore Collateral Agent's secure website www.citigroup.com/citigroup/citizen/privacy/email.htm or by calling (866) 535-2504 (in the U.S.) or (904) 954-6181 at any time.

          (i) Whether or not therein expressly so provided, every provision of this Common Agreement and any other Financing Document to which it is a party relating to the conduct or affecting the liability of or affording protection to either Collateral Agent shall be subject to the provisions of this Article VIII.

                                   ARTICLE IX
                             THE INTERCREDITOR AGENT

     Section 9.01. Appointment and Duties of Intercreditor Agent.

          (a) Appointment and Duties of Intercreditor Agent. Each of the Secured Parties (other than the Intercreditor Agent) hereby designates and appoints WestLB AG, New York Branch to act as the initial Intercreditor Agent hereunder and under the other Financing Documents to which it is a party, and each of the Secured Parties hereby authorizes WestLB AG,


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New York Branch, as the Intercreditor Agent, to take such actions on its behalf under the provisions of the applicable Financing Documents to which it is a party and to exercise such powers and perform such duties as are expressly delegated to the Intercreditor Agent by the terms thereof, together with such other powers as are reasonably incidental thereto, including, without limitation, the delegation of such authority by the Intercreditor Agent to the Onshore Collateral Agent pursuant to Section 8.01. Each of the Secured Parties (other than the Intercreditor Agent) hereby authorizes and directs the Intercreditor Agent, on behalf of the Secured Parties, to appoint the Onshore Collateral Agent and acknowledges the Intercreditor Agent's appointment thereof pursuant to Section 8.01. Notwithstanding any provision to the contrary elsewhere in the Financing Documents, the Intercreditor Agent shall not have any duties or responsibilities, except those expressly set forth in the Financing Documents to which it is a party, or any fiduciary relationship with any Secured Party, and no implied covenants, functions or responsibilities shall be read into this Common Agreement or the other Financing Documents or otherwise exist against the Intercreditor Agent. The Intercreditor Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under the Financing Documents, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

          (b) Rights of Intercreditor Agent.

               (i) The Intercreditor Agent may execute any of its duties hereunder and under the Financing Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties and shall not be responsible for the acts or omissions of any such agents, attorneys-in-fact and counsel selected by it in good faith without gross negligence, bad faith or willful misconduct on its part. An opinion of counsel may be based, insofar as it relates to factual matters of which the Borrower has knowledge, upon the certificate or opinion of or representation by an officer or officers of the Borrower unless such counsel knows the certificate, opinion or representation upon which such counsel's opinion may be based is erroneous, or in the exercise of reasonable care should have known the same was erroneous.

               (ii) Neither the Intercreditor Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (A) liable for any action lawfully taken or omitted to be taken by it under or in connection with any Financing Document (except for its gross negligence or willful misconduct), or (B) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by the Borrower or any representative of either of them contained in any Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Intercreditor Agent under or in connection with, any Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Financing Documents or for any failure of the Borrower to perform its obligations thereunder. Except as expressly otherwise provided hereunder or under any Financing Document, the Intercreditor Agent shall not be under any obligation to any Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Financing Document, or to inspect the properties, books or records of the Borrower or to exercise any of the rights or powers


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     vested in it by this Common Agreement in any manner that would be contrary to applicable Law.

               (iii) The Intercreditor Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, electronic mail, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Intercreditor Agent. The Intercreditor Agent shall be fully justified in failing or refusing to take any action under any Financing Document (A) if such action would, in the opinion of the Intercreditor Agent, be contrary to law or the terms of any Financing Document or (B) if such action is not specifically provided for in a Financing Document.

               (iv) The Intercreditor Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default or Event of Default unless and until the Intercreditor Agent has received a written notice or a certificate from a Secured Party or the Borrower in a manner and at the address set forth in Section 10.02 stating that a Default or Event of Default has occurred, and such notice or certificate references the Borrower and this Common Agreement. The Intercreditor Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Common Agreement or any other Financing Document shall require the Intercreditor Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Financing Document or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. In the event that the Intercreditor Agent receives such a notice of the occurrence of any Default or Event of Default, the Intercreditor Agent shall promptly but no later than three (3) Business Days thereafter give notice thereof to the other Secured Parties. Notwithstanding the foregoing, each party hereto hereby agrees that any delay in giving or any failure to give the notice referenced in this Section 9.01(b)(iv) shall not affect the rights of any Secured Party under this Common Agreement or any other Transaction Document or the validity of any poll, approval or other action taken or approved at any meeting.

               (v) The Borrower will pay upon demand to the Intercreditor Agent the amount of any and all out-of-pocket expenses, including the fees and expenses of its counsel (and any local counsel) and of any experts and agents, which the Intercreditor Agent may incur in connection with (A) the administration of this Common Agreement and the other Financing Documents,
     (B) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Intercreditor Agent or the Secured Parties hereunder or under the other Financing Documents or
     (C) the failure by the Borrower to perform or observe any of the provisions hereof or of any of the other Financing Documents.


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

               (vi) Whenever in the administration of the provisions of this Common Agreement the Intercreditor Agent shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken, such matter may, in the absence of gross negligence or bad faith on the part of the Intercreditor Agent, be deemed to be conclusively proved and established by an officer's certificate or an opinion of counsel, which shall be full warrant to the Intercreditor Agent for any action taken, suffered or omitted by it under the provisions of this Common Agreement upon the faith thereof.

               (vii) Whether or not therein expressly so provided, every provision of this Common Agreement and any other Financing Document to which it is a party relating to the conduct or affecting the liability of or affording protection to the Intercreditor Agent shall be subject to the provisions of this Article IX.

          (c) Lack of Reliance on the Intercreditor Agent. Each of the Secured Parties expressly acknowledges that neither the Intercreditor Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Intercreditor Agent hereinafter taken, including, without limitation, any review of the Project or of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Intercreditor Agent to any Secured Party. Each Secured Party represents that it will, independently and without reliance upon the Intercreditor Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Common Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Project and the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Secured Parties by the Intercreditor Agent hereunder and under the other Financing Documents to which it is a party, including, without limitation, its obligations set forth in the immediately succeeding sentence, the Intercreditor Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Project and the Borrower which may come into the possession of the Intercreditor Agent or any of its officers, directors, employees, agents or attorneys-in-fact. The Intercreditor Agent shall have the obligation to deliver, promptly upon its receipt thereof, to all Lender Representatives copies of any notice, report, certificate, letter or other document furnished to it by any Borrower counterparty (other than a Secured Party) to any Project Document, the Insurance Consultant or the Independent Engineer in connection with the transactions contemplated by the Financing Documents.

          (d) Resignation or Removal of the Intercreditor Agent. The Intercreditor Agent may resign as Intercreditor Agent upon sixty (60) days' notice to the Secured Parties and may be removed at any time with or without cause by the decision of each of the Working Capital Facility Required Lenders and the Construction Facility Required Lenders, with any such resignation or removal to become effective only upon the appointment of a successor Intercreditor Agent under this Section 9.01(d). If the Intercreditor Agent shall resign or be removed as Intercreditor Agent, then the Working Capital Facility Required Lenders and the Construction Facility Required Lenders shall (and if no such successor shall have been appointed


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within sixty (60) days of the Intercreditor Agent's resignation or removal, the
Intercreditor Agent may) appoint a successor agent for the Secured Parties which successor shall, unless a Default or an Event of Default has occurred and is continuing, be acceptable to the Borrower, acting reasonably, whereupon such successor agent shall succeed to the rights, powers and duties of the "Intercreditor Agent", and the term "Intercreditor Agent" shall mean such successor agent effective upon its appointment, and the former Intercreditor Agent's rights, powers and duties as Intercreditor Agent shall be terminated, without any other or further act or deed on the part of such former Intercreditor Agent (except that the Intercreditor Agent that is resigning or being removed shall deliver all written information then in its possession which it deems to be material to the successor Intercreditor Agent) or any of the other Secured Parties. Notwithstanding anything herein to the contrary, in the event that (i) no Affiliate of the Intercreditor Agent is a Lender hereunder and
(ii) the Intercreditor Agent has given sixty (60) days' notice in accordance with this Section 9.01(d), no approval of the Borrower or any Secured Party shall be required in order for the Intercreditor Agent to exercise its right to resign hereunder. After any Intercreditor Agent's resignation or removal hereunder as Intercreditor Agent, the provisions of this Common Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Intercreditor Agent.

          (e) Intercreditor Agent Reliance; Etc. Neither the Intercreditor Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Financing Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Intercreditor Agent: (i) may employ, retain and consult with legal counsel (including counsel for the Borrower) and other experts and advisers selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, experts or advisers;
(ii) makes no warranty or representation to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with any Financing Document; (iii) makes no representations as to the nature of title or value of any of the Accounts nor as to the title thereto, nor as to the rights and interests granted or the security afforded by this Common Agreement, the Security Documents or any other Transaction Documents nor as to the validity, execution (except by itself), enforceability, legality or sufficiency of this Common Agreement, the Security Documents or any other Transaction Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Financing Document on the part of the Borrower or any other Person party thereto or to inspect the Project or any other property (including the books and records) of the Borrower; (v) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Financing Document or any other instrument or document furnished pursuant thereto; (vi) shall not be liable for any error of judgment made in good faith by an officer or officers of the Intercreditor Agent, unless it shall be conclusively determined by a court of competent jurisdiction that such error resulted from the Intercreditor Agent's gross negligence; (vii) shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder; (viii) shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in


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

connection with this Common Agreement; (ix) shall not be responsible for any mistake, omission or error of judgment with respect to the value or valuation, genuineness, enforceability, existence, perfection or priority of any of the Collateral, the determination of the fair market value of any Collateral, or any other matters determined hereunder or under the other Financing Documents, unless, in each case, it shall be conclusively determined by a court of competent jurisdiction that such mistake, omission or error resulted from the Intercreditor Agent's gross negligence or willful misconduct; and (x) shall incur no liability under or in respect of any Financing Document and may conclusively rely and act upon any notice, consent, certificate or other instrument or writing (which may be personally delivered, sent by overnight courier or by facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties. The Intercreditor Agent shall be fully justified in failing or refusing to take any action under any Financing Document
(x) if such action would, in the opinion of the Intercreditor Agent, be contrary to law or the terms of such Financing Document, (y) if such action is not specifically provided for in such Financing Document or, if the Intercreditor Agent shall determine in good faith that the provisions of such Financing Document relating to the functions or responsibilities or discretionary powers of the Intercreditor Agent are or may be ambiguous or inconsistent, it shall not have received any such advice or concurrence of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders or, following execution of the Intercreditor Agreement, the Enforcing Required Lenders, as it deems appropriate, or (z) if, in connection with the taking of any such action that would constitute an exercise of remedies under such Financing Document, it shall not first be indemnified to its satisfaction by the Borrower or the Secured Parties against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

          (f) Indemnification. The Lenders agree to indemnify the Intercreditor Agent (to the extent not reimbursed by the Borrower), ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Intercreditor Agent in any way relating to or arising out of this Common Agreement or any Financing Document or any action taken or omitted by the Intercreditor Agent under any Financing Document; provided, that none of the Lenders shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Intercreditor Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Intercreditor Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Intercreditor Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, any Financing Document to the extent that the Intercreditor Agent is entitled to reimbursement for such expenses pursuant to
Section 10.04 but is not reimbursed for such expenses by the Borrower. The provisions of this Section 9.01 shall survive the resignation or removal of the Intercreditor Agent, the payment and performance of the Obligations and the satisfaction and discharge or other termination of this Common Agreement. Anything in this Common Agreement to the contrary notwithstanding, in no event shall the Intercreditor Agent be liable under or in connection with this Common Agreement or any Financing Document for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Intercreditor


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

Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

          (g) Authority. Any person which shall be designated as a duly authorized representative to act in connection with any matters pertaining to this Common Agreement, the Intercreditor Agreement or any other Financing Document shall present to the Intercreditor Agent such documents, including opinions of counsel, as the Intercreditor Agent may reasonable request, in order to demonstrate to the Intercreditor Agent the authority of such person to so act.

                                    ARTICLE X
                                  MISCELLANEOUS

     Section 10.01. Amendments, Etc.

          (a) Neither the Common Agreement nor any other Financing Document, nor any terms hereof or thereof, may be amended, supplemented, modified, waived or cancelled and no consent or approval required hereunder shall be effected except in accordance with the provisions of this Section 10.01.

          (b) Subject to paragraph (c) below:

               (i) the Common Agreement and each Security Document may only be amended or cancelled with the agreement of the Working Capital Facility Majority Lenders, the Construction Facility Majority Lenders and the Borrower;

               (ii) the provisions of the Common Agreement and any Security Document may only be waived with the agreement of, and for such period of time as determined by, the Working Capital Facility Majority Lenders, the Construction Facility Majority Lenders and the Borrower and any other Person (other than a Secured Party) party thereto; provided, that, the provisions set forth in Section 4.05 of this Common Agreement may be waived in respect of (A) any Working Capital Facility Borrowing, by the Working Capital Facility Majority Lenders and (B) any Construction Facility Borrowing, by the Construction Facility Majority Lenders;

               (iii) the Working Capital Facility Credit Agreement may only be amended and any of its provisions may only be waived with the agreement of that percentage of the Working Capital Facility Lenders specified in the Working Capital Facility Credit Agreement and the Borrower;

               (iv) the Construction Facility Credit Agreement may only be amended and any of its provisions may only be waived with the agreement of that percentage of the Construction Facility Lenders specified in the Construction Facility Credit Agreement and the Borrower; and

               (v) no amendment to a Financing Document that adversely affects the rights, duties or obligations of a Lender Representative shall be made without the consent of such Lender Representative.


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

          (c) Notwithstanding the provisions of paragraph (b) above,

               (i) no amendment, supplement, modification, determination, waiver, cancellation, consent or approval which is or effects a Fundamental Decision shall be effective without the consent of each Lender;

               (ii) any amendment, supplement, modification, determination, waiver, cancellation, consent or approval which is or effects an Administrative Decision may be effected by the Intercreditor Agent;

               (iii) any amendment, supplement, modification, determination, waiver, cancellation, consent or approval which is or effects (A) a Material Decision may not be effected without the consent of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders or (B) an EHS Decision may not be effected without the consent of each of the Working Capital Facility Majority Lenders and the Construction Facility Majority Lenders, including, if one or more Lenders individually holding Commitments and Loans in an aggregate amount not less than $15,000,000 at the time shall then be a signatory to the Equator Principles, each such signatory Lender individually holding Commitments and Loans in an aggregate amount not less than $15,000,000 at the time; provided, however, that if such Material Decision, or EHS Decision shall relate to an Enforcement Action (other than with respect to a Bankruptcy Event of Default), such Material Decision or EHS Decision may not be affected without the consent of, following execution of the Intercreditor Agreement, the Enforcing Required Lenders under the Intercreditor Agreement; and

               (iv) any amendment, supplement, modification, determination, cancellation, consent or approval that would have the effect of causing the Scheduled Provisional Acceptance Date to be later than the date set forth therefor in the Construction Schedule (as such date may be extended not more than two hundred seventy (270) days for Permissible Provisional Acceptance Delays) or causing the Scheduled Project Completion Date to be later than the date set forth therefor in the Construction Schedule (as such date may be extended not more than two hundred seventy (270) days for Permissible Project Completion Delays) shall only be affected if the Working Capital Facility Required Lenders and the Construction Facility Required Lenders shall have each given their consent.

          (d) Any such amendment, supplement, modification, determination, waiver, cancellation, consent or approval provided in accordance with the foregoing shall apply equally to each of the Secured Parties and shall be binding upon the Borrower, the Secured Parties and all other Persons party to the Financing Documents. In the case of any waiver, the Borrower, the Secured Parties and the other Persons party to the Financing Documents shall be restored to their former positions and rights hereunder and under the other Financing Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Any amendment, supplement, modification, consent or approval of any Financing Document which has the effect of waiving any continuing Default or Event if


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

Default shall be subject to the same Lender consent requirements as the waiver of such Default or Event of Default, as applicable.

          (e) No amendment to any of the Financing Documents shall be effective unless the requisite consent of such number or percentage of the Secured Parties as is provided herein shall have been obtained. Upon any amendment to any Financing Document, including the Intercreditor Agreement, becoming effective, the Intercreditor Agent, if party thereto, or the relevant Facility Administrative Agent shall provide copies thereof to each of the Lender Representatives and the Borrower.

          (f) The Borrower will not directly or indirectly pay or cause to be paid any remuneration in any manner whatsoever to any Secured Party within a given Credit Facility as consideration for or as an inducement to the entering into by any Secured Party of any waiver or amendment of any of the terms and provisions of the Transaction Documents unless such remuneration is concurrently paid ratably to each Lender in such Credit Facility even if any such Secured Party is not required to or did not consent to such waiver or amendment.

          (g) The Intercreditor Agent shall promptly conduct polls of the affected Lenders in respect of the foregoing decisions and shall advise the Lenders and the Borrower on a timely basis as to the results of each such determination. Notwithstanding the foregoing and without limiting the generality of any other provision set forth herein, the Borrower and each other party hereto hereby agrees that any delay in conducting any such poll or advising any Lender or the Borrower of the result of any such poll or determination shall not affect the rights of any Secured Party under this Common Agreement or any other Transaction Document or the validity of any poll, approval or other action taken or approved.

     Section 10.02. Notices, Etc. All notices and other communications provided for hereunder and under the other Financing Documents required or permitted to be given to a party hereto shall be in writing and shall be personally delivered, sent by an overnight courier or by facsimile transmission, as follows: (i) if to the Borrower, at the address specified under its name on the signature pages hereto; (ii) if to any Lender, at the address specified under its name on the signature pages hereto or specified in the Assignment or other transfer or assignment documentation pursuant to which it became a Lender; and
(iii) if to any other Lender or any Lender Representative, at the address specified under its name on the signature pages hereto; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. Notices that are delivered by hand or overnight courier shall be deemed received upon delivery. Notices that are delivered by facsimile shall be deemed delivered upon receipt. Notwithstanding the preceding provisions of this Section 10.02, notices and communications to the Facility Administrative Agents pursuant to this Common Agreement shall not be effective until actually received by the relevant Facility Administrative Agent.

     Section 10.03. No Waiver of Remedies. No failure on the part of any Lender or Lender Representative to exercise, and no delay in exercising, any right hereunder or under any other Financing Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 10.04. Costs, Expenses and Indemnification.

          (a) All statements, reports, certificates, opinions and other documents or information required to be furnished by the Borrower to any Secured Party under this Common Agreement or any other Financing Document shall be supplied without cost to such Secured Party. The Borrower shall pay, within five
(5) Business Days after receipt of an invoice by the Borrower, (i) all reasonable out-of-pocket costs and expenses of each Lender Representative (including the reasonable fees and disbursements of its counsel), incurred in connection with (1) the negotiation, preparation, execution and delivery of the Transaction Documents or any waiver or amendment of, or supplement or modification to, the Transaction Documents, (2) the review of any of the other agreements, instruments or documents referred to in this Common Agreement or any other Financing Document or relating to the transactions contemplated hereby or thereby, and (3) the filing or recording of any Financing Document and of any other document or instrument required to be filed in connection therewith; (ii) the reasonable fees and disbursements of the Independent Engineer, the Environmental Consultant and the Insurance Consultant for their services rendered to the Secured Parties from time to time; (iii) all reasonable out-of-pocket costs and expenses of the Lender Representatives incurred in connection with the ongoing administration of the transactions contemplated hereby; and (iv) all costs and expenses (including the fees and disbursements of counsel, including in-house counsel) of any Lender Representative incident to
(x) the investigation of any Default or Event of Default, (y) the enforcement, collection, protection or preservation of any right or claim under the Transaction Documents or the custody or preservation of, the sale of, collection from, or other realization upon, any of the Collateral (whether through negotiations, legal proceedings or otherwise), or (z) any workout or restructuring of the transactions contemplated by the Financing Documents. In the event that any Secured Party incurs any costs or expenses or renders any services in connection with a Bankruptcy Event of Default, such costs and expenses (including the reasonable charges and expenses of counsel) and the compensation for such services are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or other similar law.

          (b) The Borrower hereby agrees to indemnify and hold each Secured Party and their respective officers, directors, employees, agents, professional advisors and affiliates (each an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses) that any of them may incur or that may be claimed against any of them by any Person by reason of or in connection with any Loan or other Obligation, any Transaction Document or any investigation, litigation or other proceeding relating to the Project (each, a "Project Matter"), initiated by a Person other than the parties hereto, other than as a result of the Indemnified Person's gross negligence or willful misconduct.

          (c) To the fullest extent permitted by applicable law, the Borrower hereby agrees to defend, indemnify, and hold harmless each Indemnified Person from and against any and all loss, cost, expense, claim, liability, or asserted liability incurred in connection with any and all claims or proceedings for bodily injury, death, property damage, abatement or remediation, or any other injury or damage resulting from or relating, directly or indirectly, to (i) any Contaminant currently located or that came to be located upon the Property (whether or not such Release was caused by the Borrower, a tenant, subtenant, or a prior owner or tenant of the

Property and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, or disposal of such Contaminants or the mere presence of such Contaminants on the Property), (ii) any Contaminant that has migrated, leached, or traveled on to or off of the Property, from any source or (iii) the breach or alleged breach of any EHS Requirements by the Borrower, or any EHS Damages (each, an "Environmental Matter").

          (d) The agreements of the Borrower in subsections (b) and (c) above shall be in addition to any liabilities that the Borrower may otherwise have and shall apply whether or not a Secured Party or any other Indemnified Party is a formal party to any lawsuit, claim or other proceeding. Solely for purposes of enforcing the agreements set forth in subsections (b) and (c) above, the Borrower hereby consents, to the extent permitted by law, to personal jurisdiction, service and venue in any court in which any claim or proceeding that relates to a Project Matter or an Environmental Matter is brought against an Indemnified Party.

          (e) The Borrower's obligations under this Section 10.04 shall survive the payment or satisfaction in full of the Obligations. If and to the extent that the obligations of the Borrower under this Section 10.04 are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof that is permissible under applicable law.

          (f) To the maximum extent permitted by law, the Borrower agrees not to assert, and hereby waives, any claim against the Indemnified Parties, on any theory of liability, for special, indirect, consequential, or punitive damages of any kind whatsoever and whether or not foreseeable, even if the Indemnified Parties have been advised of the possibility thereof and regardless of the form of action in which such damages are sought, arising out of or otherwise relating to the Transaction Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans.

     Section 10.05. Right of Set-off.

          (a) In addition to any rights and remedies of the Secured Parties provided by law or otherwise, upon (i) the occurrence and during the continuance of any Event of Default and (ii) the delivery by the Intercreditor Agent of the notices specified in Section 7.02 to authorize the Facility Administrative Agents to declare all interest, all Obligations and all other amounts payable under this Common Agreement and the other Financing Documents due and payable pursuant to the provisions of Section 7.02 (provided, that in the case of any Event of Default specified in Section 7.01(g), no such consent shall be necessary), each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Secured Party to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Common Agreement or any other Financing Document held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under this Common Agreement or any other Financing Document and although such obligations may be unmatured; provided, however, that any amounts obtained by any Secured Party through its right of set-off shall be shared by the Secured Parties in accordance with the terms of the Intercreditor Agreement. Each Secured Party agrees promptly to notify the Borrower after any such set-off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section 10.05 are in addition to other rights and remedies (including other rights of set-off) that such Secured Party may have.

          (b) The Borrower agrees that, to the extent permitted by applicable law, it shall have no right of set-off, deduction or counterclaim in respect of its obligations hereunder, and that the obligations of the Secured Parties hereunder are several and not joint.

     Section 10.06. Binding Effect. This Common Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto and shall inure to the benefit of the Secured Parties; provided, however, that, the Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of all of the Lenders.

     Section 10.07. Use of Name. The Borrower shall not use the name of any Secured Party in any advertisement without the express written consent of such party.

     Section 10.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS COMMON AGREEMENT OR ANY OTHER FINANCING DOCUMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

     Section 10.09. GOVERNING LAW, SUBMISSION TO JURISDICTION, ETC.

          (a) THIS COMMON AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS (UNLESS SUCH FINANCING DOCUMENT EXPRESSLY STATES OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) Each of the parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of any State or Federal court located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, in any action to resolve any controversy or claim arising out of this Common Agreement or any other Financing Document, (ii) agrees that all claims in such action may be decided in any such court, (iii) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum, (iv) irrevocably and unconditionally waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Common Agreement or any other Financing Document in any such court, (v) to the extent the Borrower has or hereafter may acquire any immunity (sovereignty or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Borrower irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under this Common Agreement and the other Financing Documents, and (vi) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 10.02. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore, each party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Common Agreement or any other Financing Document. Nothing herein shall affect the right of any party to bring legal action or proceedings in any other competent jurisdiction.

          (c) The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its properties, service of process that may be served in any such action. Service upon the Process Agent shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same. The Borrower agrees that it shall at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties, and, in the event that for any reason the Process Agent shall not serve as agent for the Borrower to receive service of process in the State of New York on its behalf, the Borrower shall promptly appoint a successor satisfactory to the Facility Administrative Agents so to serve, advise the Facility Administrative Agents thereof, and deliver to the Facility Administrative Agents evidence in writing of the successor agent's acceptance of such appointment. Nothing herein shall affect the right of any party to effect service of process in any other manner permitted by applicable Law.

          (d) To the extent the Borrower may, in any action or proceeding arising out of or relating to any of the Financing Documents brought in Mexico or elsewhere, be entitled under applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower hereby irrevocably waives and agrees not to claim the benefit of such entitlement.

     Section 10.10. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Financing Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of any Financing Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties thereto.

     Section 10.11. Execution in Counterparts. This Common Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 10.12. Severability. Any provision of this Common Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     Section 10.13. Waiver of Immunity. To the extent that the Borrower may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Common Agreement or any other Financing Document, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed to the Borrower such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the Law of the applicable jurisdiction.

     Section 10.14. English Language. This Common Agreement and the other Financing Documents shall be in the English language, except as required by the laws of Mexico (in which event English translations, certified by the Borrower to be true, correct and complete, thereof shall be provided by the Borrower to the Intercreditor Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Common Agreement or any other Financing Document shall be in the English language or, if originally written in another language, shall be accompanied by an accurate English translation upon which the parties hereto shall have the right to rely for all purposes of this Common Agreement and the other Financing Documents; provided, however, that (i) each Principal Subcontract, (ii) all financial statements (other than the audited annual financial statements of each of ICA and CFE) delivered as a condition to the initial Working Capital Facility Borrowing, (iii) the organizational documents, all copies of resolutions or other appropriate actions of the Borrower, each Shareholder and each Sponsor and all powers of attorney delivered as a condition to the initial Working Capital Facility Borrowing and (iv) all insurance policies, binders and endorsements delivered as a condition to the initial Working Capital Facility Borrowing may be delivered in Spanish or Russian, as applicable, provided that the Borrower shall, no later than the date that is sixty (60) days after the Signing Date, deliver to the Intercreditor Agent English translations thereof, certified by the Borrower as being a true, correct and complete. Notwithstanding the foregoing, (i) the Annexes to the Public Works Contract (other than annex 14), the Bid and the RFP and (ii) copies of any notices, documents or reports delivered or received by the Borrower pursuant to the Public Works Contract may be provided in Spanish; provided, that the Borrower shall deliver to the Intercreditor Agent an accurate English translation thereof within ten (10) days of its request therefor.

     Section 10.15. Judgment Currency. This is an international transaction in which the specification of U.S. Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Common Agreement and under the other Financing Documents to make payment to (or for the account of) each Secured Party in U.S. Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by such Secured Party in New York City of the full amount of U.S. Dollars payable to such Secured Party under the Financing Documents to which such Secured Party is party. If for the purpose of obtaining or enforcing judgment in any court it is necessary to convert a sum due hereunder in U.S. Dollars into another currency (for the purposes of this Section 10.15, hereinafter the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures such Secured Party could purchase such U.S. Dollars in New York with the judgment currency on the

Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to such Secured Party hereunder (in this Section 10.15 called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that, on the Business Day following the receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer U.S. Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person on demand, in U.S. Dollars, for the amount (if any) by which the sum originally due to such Entitled Person in U.S. Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

     Section 10.16. Execution of Other Documents; Conflicts. Simultaneously with the execution and delivery of this Common Agreement, each Facility Administrative Agent shall enter into the Intercreditor Agreement on behalf of itself and its respective Lenders. Each of the Lenders acknowledges solely for the benefit of the other Lenders that it shall be bound by the terms of the Intercreditor Agreement and that all rights, powers and remedies available to each of the Lenders with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the Intercreditor Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Common Agreement and the terms and provisions of the Intercreditor Agreement, the terms and provisions of the Intercreditor Agreement shall, solely as among the Lenders, and not with respect to the Borrower, govern and control.

     Section 10.17. Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Common Agreement and the other Financing Documents;

          (b) neither any Lender Representative nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Common Agreement or any of the other Financing Documents, and the relationship between the Lender Representatives and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

     Section 10.18. Disclosures. Without in any manner limiting the rights of any Secured Party hereunder, the Borrower hereby acknowledges the right of each Secured Party to disclose any and all information relating to this Common Agreement and the transactions contemplated hereunder to any of its Affiliates and the officers, employees, directors and agents of such Affiliates in connection with such Secured Party's exercise of rights and remedies or performance of obligations pursuant to this Common Agreement or the other Financing Documents.

     Section 10.19. USA Patriot Act Notice. The Secured Parties hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is, and the Secured Parties may be, required to obtain, verify and record information that identifies the Borrower and one or more of the Project Parties, which information includes the name and address of the Borrower and other information that will allow the Secured Parties to identify the Borrower and one or more of such Persons in accordance with the Act.

          IN WITNESS WHEREOF, the parties hereto have caused this Common Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        THE BORROWER:

                                        CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V.,
                                        as the Borrower


                                        By: /s/ GABRIEL DE LA CONCHA
                                            ------------------------------------
                                        Name: GABRIEL DE LA CONCHA
                                        Title: LEGAL REPRESENTATIVE

                                        Address for Notices:

                                        Constructor de Proyectos
                                        Hidroele'ctricos, S.A. de C.V.
                                        c/o Empresas ICA, S.A.B. de C.V.
                                        Mineria 145, Edificio G, 3 Piso
                                        11800 Mexico, D.F., Mexico
                                        Attention: Ing. Gabriel de la Concha
                                        Telephone: (5255) 5272-9991 ext. 3670
                                        Telecopier: (5255) 5227-5046

                      [Signature Page to Common Agreement]

                                        THE INTERCREDITOR AGENT:

                                        WESTLB AG, NEW YORK BRANCH,
                                        as Intercreditor Agent


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

                                        Address for Notices:

                                        WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Jared Brenner
                                        Telephone: +1(212)852-6116
                                        Telecopier: +1(212)789-0075

                      [Signature Page to Common Agreement]

                                        THE WORKING CAPITAL FACILITY LENDERS:

                                        WESTLB AG, NEW YORK BRANCH, as a Working
                                        Capital Facility Lender


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac  Deutsch
                                            ------------------------------------
                                        Name: Isaac  Deutsch
                                        Title: Executive Director

                                        Address for Notices:

                                        WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Jarcd Brenner
                                        Telephone: +1(212)852-6116
                                        Telecopier: +1(212)789-0075

                      [Signature Page to Common Agreement]

                                        THE CONSTRUCTION FACILITY LENDERS

                                        BANCO BILBAO VIZCAYA ARGENTARIA S.A,
                                        GRAND CAYMAN BRANCH, as a Construction
                                        Facility Lender.


                                        By: /s/ Andrea Schwartz
                                            ------------------------------------
                                        Name: Andrea Schwartz
                                        Title: Assistant Vice President
                                               International Corporate Banking


                                        By: /s/ Cristian Aguirre
                                            ------------------------------------
                                        Name: Cristian Aguirre
                                        Title:  Assistant Vice President
                                                International Corporate Banking

                                        Address for Notices:

                                        Banco Bilbao Vizcaya Argentaria S.A
                                        1345 Avenue of the Americas, 45th floor
                                        New York, NY 10105
                                        Attention: Andrea Schwartz
                                        Telephone: +1 (212) 728-2309
                                        Telecopier: +1 (212) 333-2904

                      (Signature Page to Common Agreement)

CITIBANK N.A. NASSAU BAHAMAS BRANCH,
as a Construction Facility Lender


By: /s/ Leslie Munroe
    ---------------------------------
Name: Leslie Munroe
Title: Attorney-in-Fact
       Citibank N.A.
       Nassau, Bahamas Branch


By:
    ---------------------------------
Name:
Title:

Address for Notices:

Citibank N.A, Nassau Bahamas Branch
110 Thomson Blvd.
P.O. Box N1576
Nassau Bahamas
Attention: Susana Pelayo / Maripaz
           Ibarra
Telephone: +52-55-2226-7130
Telecopier: +52-55-2226-7123

[Signature Page to Common Agreement]

                                        HSBC MEXICO S.A., INSTITUCION DE BANCA
                                        MULTIPLE, GRUPO FINANCIERO HSBC, CAYMAN
                                        BRANCH, as a Construction Facility
                                        Lender


                                        By: /s/ MICHAEL R. SCHWANDT G.
                                            ------------------------------------
                                        Name: MICHAEL R. SCHWANDT G.
                                        Title: Director


                                        By: /s/ KENNETH F. KRYZDA M.
                                            ------------------------------------
                                        Nmae: KENNETH F. KRYZDA M.
                                        Title: Executive Director

                                        Address for Notices:

                                        HSBC Mexico, S.A.
                                        Reforma #347, Del. Cuauhtemoc
                                        Floor 12, Office 3
                                        06500 Mexico City, Mexico
                                        Attention: Fabiola Quintanar Rodriguez
                                        Telephone: +52 (55) 5721-2955
                                        Telecopier: +52 (55) 5721-5182 / +52
                                                    (55) 5721-5058

                      [Signature Page to Common Agreement]

                                        NORDDEUTSCHE LANDESBANK GIROZENTRALE,
                                        NEW YORK BRANCH, as a Construction
                                        Facility Lender


                                        By: /s/ Nicolai Dillow
                                            ------------------------------------
                                        Name: Nicolai Dillow
                                        Title: Vice President


                                        By: /s/ Bulent Osma
                                            ------------------------------------
                                        Name: Bulent Osma
                                        Title: Vice President

                                        Address for Notices:

                                        Norddeutsche Landesbank Girozentrale,
                                        New York Branch
                                        1114 Avenue of the Americas 37th Floor
                                        New York NY 10036
                                        Attention: Andrea Johann / Arcadio Diaz
                                        Telephone: +1 (212) 812-8630 /+1 (212)
                                                   812-6809
                                        Telecopier: +1 (212) 812-6930/+1 (212)
                                                   812-6860

                      [Signature Page to Common Agreement]

                                        BANCO SANTANDER S.A., NEW YORK BRANCH,
                                        as a Construction Facility Lender


                                        By: /s/ FRANK G. ENGLISH, IV
                                            ------------------------------------
                                        Name: FRANK G. ENGLISH, IV
                                        Title: Managing Director
                                               Global Corporate-Banking


                                        By: /s/ CARLOS F. DE PAULA
                                            ------------------------------------
                                        Name: CARLOS F. DE PAULA
                                        Title: EXECUTIVE DIRECTOR
                                               GRUPO SANTANDER

                                        Address for Notices:

                                        Banco Santander S.A., New York Branch
                                        45 East 53rd St.
                                        New York, NY 10022
                                        Attention: Ligia Castro
                                        Telephone: +1 (212) 350-3677
                                        Telecopier: +1 (212) 350-3647

                      [Signature Page to Common Agreement]

                                        WESTLB AG, NEW YORK BRANCH, as a
                                        Construction Facility Lender


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

                                        Address for Notices:

                                        WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Jared Brenner
                                        Telephone: +1 (212) 852-6116
                                        Telecopier: +1(212)789-0075

                      [Signature Page to Common Agreement]

                                        THE WORING CAPITAL FACILITY
                                        ADMINISTRATIVE AGENT:

                                        WESTLB AG, NEW YORK BRANCH, as Working
                                        Capital Facility Administrative Agent


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive-Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

                                        Address for Notices:

                                        WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Jared Brenner
                                        Telephone: +1(212) 852-6116
                                        Telecopier: +1(212) 789-0075

                      [Signature Page to Common Agreement]

                                        THE CONSTRUCTION FACILITY ADMINISTRATIVE
                                        AGENT:

                                        WESTLB AG, NEW YORK BRANCH, as
                                        Construction Facility Administrative
                                        Agent


                                        By: /s/ Jared Brenner
                                            ------------------------------------
                                        Name: Jared Brenner
                                        Title: Executive Director


                                        By: /s/ Isaac Deutsch
                                            ------------------------------------
                                        Name: Isaac Deutsch
                                        Title: Executive Director

                                        Address for Notices:

                                        WestLB AG, New York Branch
                                        1211 Avenue of the Americas
                                        New York, New York 10036
                                        Attention: Jared Brenner
                                        Telephone: +1(212) 852-6116
                                        Telecopier: +1(212) 789-0075

                      [Signature Page to Common Agreement]

                                        THE OFFSHORE COLLATERAL AGENT:

                                        CITIBANK, N.A.,
                                        as Offshore Collateral Agent


                                        By: /s/ JENNY CHENG
                                            ------------------------------------
                                        Name: JENNY CHENG
                                        Title: Vice President


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        Addresp for Notices:

                                        Citibank,N.A.
                                        Agency and Trust Services
                                        388 Greenwich St., 14th Floor
                                        New York, New York 10013
                                        Attention: Jenny Cheng
                                        Tetephooe: +1 (212) 816-5648
                                        Telecopier: +1 (212) 816-5530

                      [Signature Page to Common Agreement]

                                        THE ONSHORE COLLATERAL AGENT:

                                        BANCO NACIONAL DE MEXICO, S.A.,
                                        INTEGRANTE DEL GRUPO FINANCIERO BANAMEX
                                        as Onshore Collateral Agent


                                        By: /s/ Manuel Paullada Nevarez
                                            ------------------------------------
                                        Name: Manuel Paullada Nevarez
                                        Title: Attorney in fact


                                        By: /s/ Eunice Barrera Montanez
                                            ------------------------------------
                                        Name: Eunice Barrera Montanez
                                        Title: Attorney in fact

                                        Address for Notices:

                                        Banco Nacional de Mexico, S.A.,
                                        Integrante del Grupo Financiero Banamex
                                        Bosque de  Duraznos 75 P.H.
                                        Col. Bosques de las Lomas
                                        C.P. 11700 Mexico, D.F.
                                        Attention: Omar Gonzalez Penaloza
                                        Telephone: +52 (55) 22625817 / 18
                                        Telecopier: +52 (55) 22625920 /30 /50

                      [Signature Page to Common Agreement]

                                                                  SCHEDULE 1.01A

                            ADMINISTRATIVE DECISIONS

     The following are the Administrative Decisions in respect of which the Intercreditor Agent has discretion:

     Common Agreement

     1. Section 6.01(d) (Maintenance of Insurance): in cooperating with the Insurance Consultant and the Facility Administrative Agents, opining as to availability of insurance coverages and reasonableness of premiums and policies and establishing of financial requirements for insurance carriers if S&P investment grade ratings cease to be published generally;

     2. Section 6.02(l) (Amendments to Project Documents; PWC Change Orders): granting consents, waivers and approvals in respect of PWC Change Orders and Principal Subcontracts;

     3. Section 6.02(d) (Modification of Construction Budget or Construction Schedule): approving adjustments, modifications and reallocations with respect to the Construction Budget;

     4. Section 6.02(m) (Transactions with Affiliates): approving certain Affiliate transactions requested by the Borrower after consultation with appropriate third party consultants;

     5. Section 7.03(b)(x) (Remedies): communicating with the Borrower's auditors during the continuance of any Event of Default;

     6.   Article III (Prepayments; Taxes): calculations of all payments under
          Article III;

     7. Section 9.01 (Appointment and Duties of Intercreditor Agent): exercising the rights and performing the duties of the Intercreditor Agent set forth in this Section;

     8. Section 6.02(v) (Senior Managers): accepting the replacement to any senior manager removed or replaced thereunder;

     9. Section 8.06 (Successor Agents): removal of any Collateral Agent and appointment of any successor pursuant to Section 8.06(b);

     10. Definition of Permissible Project Completion Delay and Permissible Provisional Acceptance Delay: approving the form and substance of CFE's written recognition of its obligation to pay all documented financial costs incurred by the Borrower as a result of the applicable delay;

     11. Definition of Subordinated Debt: directing the Borrower to establish a perfected, first priority Lien in favor of the Onshore Collateral Agent or the Onshore Collateral Agent;

     12. Sections 4.01(j) and 4.03(e) (Opinions): determining whether the date as of which any of the legal opinions required thereunder is dated is acceptable, determining whether special New York counsel to the Onshore Collateral Agent, the Onshore Collateral Agent and the Offshore Depositary Bank is acceptable for purposes of providing the legal opinion set forth in Section 4.03(e)(vi), determining whether special New York counsel to the Onshore Collateral Agent is acceptable for purposes of providing the legal opinion set forth in Section 4.03(e)(vii), and determining whether special Mexican counsel to the Onshore Collateral Agent is acceptable for purposes of providing the legal opinion set forth in Section 4.03(e)(viii); and

     13. Section 6.01(v) (Report on Electromechanical Equipment): determining whether the report of the Independent Engineer referred to in Section 6.01(v) is in form and substance satisfactory to the Intercreditor Agent.

General Provision

     All other routine, administrative or ministerial matters under the Financing Documents, the decision (i) with respect to which matters could not reasonably be expected to result in an Event of Default or have a material adverse effect on the interests of any Secured Party and (ii) which does not constitute a Fundamental Decision and is not a decision with respect to which the Common Agreement or the Intercreditor Agreement requires the instruction or direction of the Intercreditor Agent by any Lender or Lenders or any Facility Administrative Agent or the Facility Administrative Agents (or the approval or consent of any of the foregoing).

                                                                SCHEDULE 4.01(o)

                                 SENIOR MANAGERS

                                  (FLOW CHART)

                                                                SCHEDULE 5.01(c)

                             GOVERNMENTAL APPROVALS

                           PART A OF SCHEDULE 5.01(c)

Governmental Approvals that are either required to be obtained on or before the Initial Closing Date or are required to be obtained at any time and are obtainable on the Initial Closing Date

APPROVAL                                            AUTHORITY    ADDRESSEE       DATE OF APPROVAL
--------                                          ------------   ---------   -----------------------
A.1 Authorization for construction in a federal        CNA          CFE           March 13, 2007
zone (Autorizacion para la construccion en zona
federal).

A.2 Permit for Land Use- Hostotipaquillo                            CFE
Municipality (Permiso de uso de suelo)            Municipality    Borrower      December 14, 2006

A.3 Construction License - Hostotipaquillo                          CFE
Municipality (Licencia de Construccion)           Municipality    Borrower      December 14, 2006

A.4 Authorization to occupy a federal zone             CNA          CFE           March 13, 2007
(Autorizacion para la ocupacion de zona
federal)

A.5. Operating License regarding the                                              April 25, 2007
Hydroelectric Plant (Licencia de Funcionamiento        CNA          CFE
de Central Hidroelectrica)                                                   Operation License with
                                                                                 respect to the
                                                                             builder's power plants
                                                                                is pending filing

A.6 Assignment for use of national waters                                         April 13, 2007
(Asignacion para el uso o aprovechamiento de                        CFE         2, 955,520,000.00
aguas nacionales) - CNA                                                            m3/per year

A.7 Non-objection Official Communication from         INAH          CFE      Official Communication,
the Instituto                                                                    INAH dated March

APPROVAL                                            AUTHORITY    ADDRESSEE       DATE OF APPROVAL
--------                                          ------------   ---------   -----------------------
Nacional de Antropologia e Historia-                                                 6, 2006
                                                                              Official Communication
                                                                                 INAH, September
                                                                                     18, 2006

A.8 Non-objection Official Communication from         INAH          CFE      Official Communication,
the Instituto Nacional de Antropologia e                                        INAH, May 21, 2007
Historia- Project

A.9 Certificates of Non-interference of the Works corresponding to the Project with works in construction or planned by other Federal, State or Municipal entities (Certificados de no interferencia de los trabajos del proyecto y el camino de acceso con obras y planes:

   Comision Nacional del Agua                          CNA          CFE         November 14, 2005

                                                                                State of Jalisco:
                                                                                November 7, 2005

   Secretaria de la Reforma Agraria                   SRA           CFE         State of Nayarit:
                                                                                November 28, 2005

   Secretaria de Desarrollo                          SEDEUR         CFE          January 5, 2006
   Urbano de Jalisco

   Petroleos Mexicanos                                PEMEX         CFE          November 9, 2005

                                                                                State of Jalisco:
                                                                                November 14, 2005
   Secretaria de Comunicaciones y Transportes         SCT           CFE
                                                                                State of Nayarit:
                                                                                December 22, 2005

   Secretaria de Agricultura, Ganaderia,             SAGARPA        CFE         January 13, 2006
   Desarrollo Rural, Pesca y Alimentacion                                       (State of Jalisco)
                                                                                December 6, 2005
                                                                                (State of Nayarit)

   Secretaria de Turismo Nayarit                     SECTUR         CFE         January 6, 2006

APPROVAL                                            AUTHORITY    ADDRESSEE       DATE OF APPROVAL
--------                                          ------------   ---------   -----------------------
   Secretaria de Desarrollo                          SEDECO         CFE          December 7, 2005
   Economico de Nayarit

   Secretaria de Obras Publicas                        SOP          CFE         November 28, 2005
   Nayarit

A.10 Permit for the Extraction of Materials            CNA        Borrower    Twenty (20) approvals
(Permisos para la Extraccion de Materiales)                                    for extraction (see
                                                                                  attached list)

A.11 Environmental Impact Authorization for the     SEMARNAT        CFE         February 27, 2007
construction operation and maintenance of the
Access Road (Autorizacion en Materia de Impacto
Ambiental para la construccion del Camino de
Acceso)

A.12 Environmental Impact Authorization for the     SEMARNAT        CFE           July 10,, 2006
construction operation and maintenance of the
Project (Autorizacion en Materia de Impacto
Ambiental para la construccion del Proyecto )

A.13 Authorization to modify the use of forest      SEMARNAT        CFE         September 19, 2006
lands--Access Road (Autorizacion para el cambio
de utilizacion de terrenos forestales para el
Camino de Acceso)

A.14 Authorization to modify the use of forest      SEMARNAT        CFE            June 6, 2007
lands--Project (Autorizacion para el cambio de
utilizacion de terrenos forestales para el
Proyecto)

                                                                SCHEDULE 5.01(c)
                                                 Attachment to Part A - See A.8.

         LIST OF AUTHORIZATIONS REQUIRED AND OBTAINED IN CONNECTION WITH
                  THE EXTRACTION OF MATERIALS IN FEDERAL AREAS

     The National Waters Commission ("CNA") has authorized the extraction of materials at 20 different areas ("bancos"). As of the Initial Closing Date, CFE has retrieved from CNA all 20 permits, which are listed below. The permits are effective for four years and make reference to the authorized volumes of materials to be extracted. Duties for the obtaining of the relevant concession must be, and have been, paid before initiating the extraction. Duties must also be paid regarding volume of materials extracted. The authorizations provide for the prohibition to keep materials in Federal areas.

                               DATE OF
APPROVAL                      APPROVAL
--------                   --------------
1.  08JAL200262/12EAOC07   March 2, 2007
2.  08JAL200263/12EAOC07   March 2, 2007
3.  08JAL200264/12EAOC07   March 2, 2007
4.  08JAL200265/12EAOC07   March 2, 2007
5.  08JAL200266/12EAOC07   March 2, 2007
6.  08JAL200267/12EAOC07   March 2, 2007
7.  08JAL200268/12EAOC07   March 2, 2007
8.  08JAL200269/12EAOC07   March 2, 2007
9.  08JAL200270/12EAOC07   March 2, 2007
10. 08JAL200272/12EAOC07   March 2, 2007
11. 08JAL200273/12EAOC07   March 2, 2007
12. 08JAL200274/12EAOC07   March 2, 2007
13. 08JAL200276/12EAOC07   March 2, 2007
14. 08JAL200277/12EAOC07   March 2, 2007
15. 08JAL200278/12EAOC07   March 2, 2007
16. 08JAL200280/12EAOC07   March 2, 2007
17. 08JAL200281/12EAOC07   March 2, 2007
18. 08JAL200275/12EAOC07   August 3, 2007
19. 08JAL200279/12EAOC07   August 3, 2007
20. 08JAL200271/12EAOC07   August 3, 2007

                                                                SCHEDULE 5.01(c)

                             GOVERNMENTAL APPROVALS

                           PART B OF SCHEDULE 5.01(c)

     GOVERNMENTAL APPROVALS THAT ARE NEITHER REQUIRED TO BE OBTAINED NOR ARE
               OBTAINABLE ON OR PRIOR TO THE INITIAL CLOSING DATE

                                                   STAGE WHEN
APPROVAL/ISSUING AUTHORITY                        REQUIRED (1)     RESPONSIBLE                 COMMENTS
--------------------------                        ------------   --------------   ---------------------------------
B.1 Authorization for the use of national                                         Applicable for the water used in
waters (Autorizacion para la explotacion, uso o                                   the construction activities.
aprovechamiento de las aguas nacionales) - CNA                      Borrower
                                                                                  Authorization for builder's
                                                                                  plants pending January 2008

B.2 Authorization for the purchase,                                 Borrower
transportation, storage and use of explosive
materials (Autorizacion para la compra
transporte, almacenamiento y uso de
explosivos). SEDENA(1)

B.3 Environmental Impact authorization for the                      Borrower      Project filed by CFE with the
final disposal of municipal solid residues.                                       Municipality of Hostotipaquillo
(Autorizacion en material de impacto ambiental                                    pending filing of application
para la disposicion final de residuos solidos                                     with SEMADES (Secretaria de Medio
municipales) - STATE OF JALISCO, LAND OWNERS                                      Ambiente para el Desarrollo
                                                                                  Sustentable--Estado de Jalisco)

B.4 Authorization for temporary storage of                          Borrower      File for application is being
hazardous waste (Autorizacion como generador de                                   integrated.
residuos peligrosos) - SEMARNAT

B.5 Authorization for the discharge of waste                        Borrower      File for applicatiis being
water (Autorizacion para                                                          integrated while plaproject

----------
(1) All those approvals of which the "Stage when required" is not determined herein, will be required at more advanced construction or operation stages, when the natural resource/activity they refer to is either used, disposed of, exploited, operated, generated, disposed of or as applicable. The Borrower has filed or will file the corresponding applications in due course; in the event a relevant approval is required for a resource nearly to be used or exploited or an activity near to start without the approval having been obtained, then the Borrower will contract the services of an acceptable and duly authorized service provider. (1) While the respective authorization is issued CPH, will subcontract the services of Explosivos y Servicios para la Construccion, S.A. de C.V. which has the corresponding authorizations for the purchase, transportation, storage and use of explosive materials issued by SEDENA's representative offices for the State of Jalisco on June 19, 2007 and for the State of Nayarit on December 15, 2006.

                                                   STAGE WHEN
APPROVAL/ISSUING AUTHORITY                        REQUIRED (1)     RESPONSIBLE                 COMMENTS
--------------------------                        ------------   --------------   ---------------------------------
descarga de aguas residuales) - CNA, STATE OF                                     and final location is being
NAYARIT, MUNICIPALITY                                                             determined.

B.6 Delimitation of Federal area and area to be                        CFE        Currently pending, reservoir area
protected - CNA                                                                   (area de) has been embalse
                                                                                  marked.

B.7 Construction of new towns                                          CFE        In process for the reservoir area
                                                                                  (area de embalse).

B.8 Payment of rights for material extractions                      Borrower
from ejido lands or private property lands
(Pago de derechos por la extraccion de material
de terrenos ejidales o particulares) - LAND
OWNERS

B.9 Registration of concession with the Public        Upon          Borrower
Registry of Rights to Use Waters (Inscripcion     obtaining the
del titulo de concesion de uso de aguas en el      concession
Registro Publico de Derechos de Agua) - RPDA

B.10 Registration as Hazardous Waste Generator                      Borrower
and Authorization for Temporary Storage of
Hazardous Waste (Inscripcion como Generador de
Residuos Peligrosos--Registro Ambiental) -
SEMARNAT (2)

B.11 Authorization for the final disposal of                        Borrower
non-hazardous solid waste (Autorizacion
municipal para deposito de residuos solidos) -
HOSTOTIPAQUILLO MUNICIPALITY

B.12 Waste Water Discharge                                           Sani Movil
Authorization--Movable Sanitary Cabinets                                2000
(Autorizacion para descarga de aguas negras

----------

(2) Due to the nature of the hazardous waste that will be generated at the Site, and such hazardous waste will not be finally disposed of at the site nor stored there for long periods, the Borrower must obtain registration as generator of hazardous waste, which it will obtain and will need to supplemented each time the generated waste (either in type volume and other characteristics) changes. Such registration includes the permit to temporarily store such waste. As of the date hereof, the Borrower reports no generation of hazardous waste. The Borrower has contracted and will contract as required, the services of persons that have been granted with permits for the transportation, storage and final disposal of such hazardous waste.

                                                   STAGE WHEN
APPROVAL/ISSUING AUTHORITY                        REQUIRED (1)     RESPONSIBLE                 COMMENTS
--------------------------                        ------------   --------------   ---------------------------------
provenientes de casetas sanitarias portatiles)
- MUNICIPALITY(3)

B.13 Semiannual report on monitored wastewater                      Borrower      This report is included in the
(Reporte semestral de descargas de aguas                                          Annual Operating License B.15(ii)
residuales) - SEMARNAT                                                            (Cedula de Operacion Annual) with
                                                                                  respect of the hydroelectric
                                                                                  power plant.

                                                                                  Once the permits for the
                                                                                  discharge of waste waters are
                                                                                  obtained, the Borrower will start
                                                                                  submitting these reports

B.14 Control of emissions to the atmosphere                         Borrower      This report is included in the
program (Programa de control de emisiones a la                                    Annual Operating License B.15(ii)
atmosfera) - SEMARNAT                                                             (Cedula de Operacion Annual)

B.15 (I) Sole Environmental License (Licencia                          CFE
ambiental unica) SEMARNAT (II) Anual Operating
License (Cedula de Operacion Anual) SEMARNAT

B.16 Annual Operating License (Cedula de                            Borrower      Borrower must submit the Annual
Operacion Anual) - SEMARNAT                                                       Operating License to report
                                                                                  hazardous wastes generated during
                                                                                  construction activities

B.17 Authorization for the use of land and                          Compania
installation of the campground settlements                       Hidroelectrica
currently known as "Mesa de Flores" and                             La Yesca
"Agaves"                                                              (CHLY)

B.18 Filing of Training Programs with the                           Borrower
Ministry of Labor and adhesion to Training
Programs of such Ministry (Presentacion de
Programas de Capacitacion y Adiestramiento ante
la Secretaria del Trabajo y Prevision Social
para su aprobacion o adhesion a los sistemas de
la Secretaria) - STPS

----------
(3) On June 8, 2007, CPH filed with the CNA, the corresponding services request and application for permit of wastewaters discharge; for current discharge of wastewaters from temporary sanitary cabinets; Sani Movil 2000, S.A. de C.V., a service provider hired by CPH for such purpose, has been obtaining the corresponding monthly permits.

                                                   STAGE WHEN
APPROVAL/ISSUING AUTHORITY                        REQUIRED (1)     RESPONSIBLE                 COMMENTS
--------------------------                        ------------   --------------   ---------------------------------
B.19 General Compliance with all other                                 CFE
conditions, programs, monitoring and reporting
requirements provided in the RIAs (Resolutivo
de Impacto Ambiental del Proyecto) as well as
other obligations provided in the environmental
laws, regulations and official rules - RELEVANT
AUTHORITY

B.20 Operating License for the builder's power                      Borrower
plants. STATE OF JALISCO

                                                                SCHEDULE 5.01(j)

                          ENVIRONMENTAL NON-COMPLIANCE

                                      NONE

                                                                SCHEDULE 5.01(r)

                                 EASEMENTS, ETC

The two expropriation processes of the lands to become federal areas related to
1) the area of principal structures and basic infrastructure and 2) Access Road, have been completed. CFE previously entered into advanced occupation agreements (convenios de ocupacion anticipada) with the owners, holder of legal title, ejidatarios, comuneros, agrarian communities or ejidos of the required lands for the construction of the Access Road and the early stages of the construction of the Project.

In a later stage of the Project, the reservoir area (area de embalse) will affect the Ejido El Llano de los Vega, Santo Domingo y Sayulimita, Municipality of Hostotipaquillo, the Municipality of La Yesca and the Ejido El Escalon, San Martin de las Canas y el Refugio, Municipality of Tequila. The files corresponding to the expropriation process of these lands were integrated. The reservoir area will also affect approximately 85 owners of the so called "pequena propiedad". The respective files are being prepared in order for CFE to acquire legal title of those lands.

In any case, CFE has obtained consent of the owners, holders of legal title, ejidatarios, comuneros, ejidos and agrarian communities for the construction of the Project and Access Road.

                                                               SCHEDULE 5.01(hh)

                               POWERS OF ATTORNEY

     As of the Execution Date, the Borrower has granted the following powers of attorney:

I. Pursuant to the Borrower's articles of incorporation as evidenced by public deed number 164,965 granted before Mr. Jesus Castro Figeroa, notary public number 38 of Mexico, Federal District, on October 9, 2006:

     1.   Bernardo Quintana Kawage;

     2.   Jorge Arturo Santoyo Vazquez;

     3.   Luis Carlos Romandia Garcia;

     4.   Luis Carlos Maiz Trujillo;

     5.   Gilberto Huerta Hernandez;

     6.   Prospero Antonio Ortega Castro;

     7.   Eduardo Bizuet Cabrera;

     8.   Daniel Jimenez Gomez;

     9.   Rafael Perez Hernandez;

     10.  Gabriel de la Concha Guerrero;

     11.  Alfredo Sanchez Gomez; and

     12.  Jose de Jesus Salazar Torres.

     Such powers of attorney confer authority for lawsuits and collections and acts of administration. In case of Luis Horcasitas Manjarrez, Luis Carlos Maiz Trujillo, Luis Carlos Romandia Garcia, Jorge Santoyo Vazquez and Gilberto Huerta Hernandez, the powers include the authority to grant and revoke powers of attorney.

II. Pursuant to the resolution by the shareholders of the Borrower as evidenced by public deed number 166,019 granted before Mr. Jesus Castro Figeroa, notary public number 38 of Mexico, Federal District, on October 8, 2007:

     1.   Gabriel de la Concha Guerrero;

     2.   Alonso Quintana Kawage;

     3.   Gustavo Espinosa Carvajal; and

     4.   Bernardo Casas Godoy.

     Such special powers of attorney confer authority to carry out all necessary actions for the negotiation, execution and fulfillment of the Common Agreement, the Public Works Contract, the Working Capital Facility Credit Agreement, the Construction Facility Credit Agreement, the PWC Pledge Agreement, the Borrower Pledge Agreement, the Subordination Agreement and any other documents related thereto.

III. Pursuant to the resolution of the shareholders of the Borrower as evidenced by public deed number 166,019 granted before Mr. Jesus Castro Figeroa, notary public number 38 of Mexico, Federal District, dated October 8, 2007, the shareholders granted a power of attorney in favor of Banco Nacional de Mexico, S.A. Institucion de Banca Multiple, Grupo Financiero Banamex as Onshore Collateral Agent for the benefit of the Secured Parties to be exercised only if and when an Event of Default would occur under the terms of the Common Agreement.

IV. Pursuant to the resolution of the shareholders of the Borrower as evidenced by public deed number 166,019 granted before Mr. Jesus Castro Figeroa, notary public number 38 of Mexico, Federal District, dated October 8, 2007, the shareholders granted special power of attorney in favor of CT Corporation System to receive on behalf of the Borrower, in any jurisdiction, all kinds of notifications in relation to any judicial, administrative, or arbitration proceeding derived from or related to the Common Agreement, the Working Capital Facility Credit Agreement, the Construction Facility Credit Agreement, the Subordination Agreement and any other documents related thereto.

                                                               SCHEDULE 5.01(jj)

                                  CAPITAL STOCK

                                CAPITAL STRUCTURE
             CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.

                                                                                          PERCENTAGE
                                      NO. OF                                             OF SHARES OF
                                SHARES OF CAPITAL                STOCK                      CAPITAL
                                 STOCK ISSUED AND             CERTIFICATE                    STOCK
         SHAREHOLDER               OUTSTANDING      CAPITAL       NO.          VALUE         OWNED
         -----------            -----------------   -------   -----------   ----------   ------------
Promotora e Inversora
   ADISA, S.A. de C.V.
   ("Piadisa")                      32,500.00        Fixed         1        $32,500.00       65%
Ingenieros Civiles
   Asociados, S.A. de C.V.
   ("ICASA")                         5,000.00        Fixed         2        $ 5,000.00       10%
La Peninsular Compania
   Constructora, S.A. de C.V.
   ("Peninsular")                   12,500.00        Fixed         3        $12,500.00       25%
                                    ---------                               ----------      ---
   TOTAL                            50,000.00         N/A         N/A       $50,000.00      100%
                                    =========                               ==========      ===

                             EQUITY OWNERS OF ICASA:

           SHAREHOLDER               PARTICIPATION %
           -----------               ---------------
   Constructoras ICA, S.A. de C.V       99.99999940%
   Grupo ICA, S.A. de C.V.            0.00000037007%
   Empresas ICA, S.A.B de C.V         0.00000003083%
   Asesoria Tecnica y Gestion
      Administrativa, S.A. de C.V.    0.00000019737%
                                      -------------
TOTAL                                           100%
                                      =============

                            EQUITY OWNERS OF PIADISA:

           SHAREHOLDER               PARTICIPATION %
           -----------               ---------------
   Constructoras ICA, S.A. de C.V.    99.9999999744%
   Grupo ICA S.A. de C.V.            0.000000025506%
                                     --------------
TOTAL                                           100%
                                     ==============

                          EQUITY OWNERS OF PENINSULAR:

           SHAREHOLDER              PARTICIPATION %
           -----------              ---------------
   Alcance Total, S.A. de C.V.        99.7104413%
   Corporacion Coin, S.A. de C.V.     0.00510931%
   HSBC Bank Mexico, S.A.             0.28444941%
                                      ----------
TOTAL                                     100.00%
                                      ==========

                  EQUITY OWNERS OF ALCANCE TOTAL S.A. DE C.V.:

                  SHAREHOLDER                    PARTICIPATION %
                  -----------                    ---------------
   Controladora de Proyectos y
      Construcciones, S.A. de C.V.                  99.9843795
   Enrique Gavaldon Enciso                           0.0148047
   Controladora de Proyectos y
      Construcciones, S.A. de C.V. and Enrique
      Gavaldon Enciso (as co-owners of one
      share)                                         0.0011157
                                                    ----------
TOTAL                                                   100.00
                                                    ==========

                                EQUITY OWNERS OF
                LA NACIONAL COMPANIA CONSTRUCTORA, S.A. DE C.V.

              SHAREHOLDER                 PARTICIPATION %
              -----------                 ---------------
Alcance Total, S.A. de C.V.                   95.692479
Corporacion Coin, S.A. de C.V.               3.87679716
HSBC Mexico, S.A., Institucion de Banca       0.4307238
Multiple, Grupo Financiero HSBC.
                                             ----------
TOTAL                                            100.00
                                             ==========

                                                                SCHEDULE 6.01(d)

                             INSURANCE REQUIREMENTS

          (a) Insurance Maintained by the Principal Subcontractors. The Borrower shall cause each Principal Subcontractor to maintain in full force and effect at all times on and after the Initial Closing Date and continuing until the Project Completion Date insurance policies as specified in, and otherwise complying with the insurance requirements set forth in, the Principal Subcontract to which such Principal Subcontractor is a party. The insurance policies required by this clause (a) of this Schedule 6.01(d) shall be amended, except in the case of Workers' Compensation Insurance, to waive any rights by the insurer to subrogate against all subcontractors, the Borrower, the Secured Parties and their respective officers and employees and to include as additional insureds all sub-contractors, the Borrower, the Secured Parties and their respective officers and employees.

          (b) Insurance Maintained by the Borrower.

          The Borrower shall procure at its own expense and maintain in full force and effect at all times on and following the Initial Closing Date (except, with respect to the transit insurance described in Clause (b)(G)(iii) of this
Schedule 6.01(d), as noted in Clause (b)(G) below) and continuing so long as any Loan shall remain unpaid, any Lender shall have any Commitment under any Credit Agreement or any Obligation shall remain unpaid or unperformed, insurance policies with insurance carriers meeting the requirements set forth in Section 6.01(d)(ii)(A) of the Common Agreement, with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below:

          A. Workers' Compensation Insurance: On or prior to the date on which the Borrower first employs any personnel, workers' compensation insurance as required by applicable Mexican laws and, to the extent exposure exists for ex-patriots, US Longshoremen & Harbor Workers and the Jones Act.

          B. Employer's Liability Insurance: On or prior to the date on which the Borrower first employs any personnel, employer's liability insurance (including Occupational Disease) as required by applicable Mexican laws and, to the extent exposure exists for ex-patriots, such employer's liability will be in a limit of not less than U.S.$1,000,000 per accident. A maximum deductible or self-insured retention of U.S.$25,000 shall be allowed.

          C. General Liability Insurance: Liability insurance on an occurrence basis, unless otherwise approved by the Administrative Agent, against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, premises/operation, explosion, collapse and underground hazards coverage, broad form property damage, broad form contractual liability, personal injury insurance, independent contractors liability and hostile fire liability with a U.S.$1,000,000 minimum limit per occurrence and U.S.$1,000,000 in the aggregate, for combined bodily injury and property damage; provided that policy aggregates, if any, shall apply separately to claims occurring with respect to the Project. A maximum deductible or self-insured retention of U.S.$5,000 shall be allowed. Unless carried by the Contractor, pollution liability shall be covered under the general liability policy or separate pollution liability policy.

          D. Automobile Liability Insurance: Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased non-owned and hired motor vehicles, as applicable, including loading and unloading, with a U.S.$1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate Mexican insurance provisions wherever applicable.

          E. Umbrella Excess Liability Insurance: Umbrella Excess Liability Insurance of not less than U.S.$100,000,000 per occurrence and in the aggregate. Such coverages shall be over and above coverage provided by the policies described in paragraphs (B), (C) and (D) above whose limits shall apply toward the U.S.$100,000,000 limits set forth in this section. The umbrella and/or excess policies shall not contain endorsements which restrict coverages as set forth in paragraphs (B), (C) and (D) above, and which are provided in the underlying policies. If the policy or policies provided under this paragraph (E) contain(s) aggregate limits applying to other operations of Borrower other than the Project, and such limits are diminished below U.S.$50,000,000 by any incident, occurrence, claim, settlement or judgment against such insurance which has caused the carrier to establish a reserve, the Borrower shall take immediate steps to restore such aggregate limits or shall provide other equivalent insurance protection for such aggregate limits.

          F. Aircraft/Watercraft Insurance: If the performance of any of the Project Documents requires the use of any aircraft or watercraft that is owned, leased or chartered by the Borrower, aircraft, marine or charterer's liability insurance, as the case may be, with a U.S.$50,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew.

          G. Builder's Risk Insurance: From the point of groundbreaking (except, with respect to the transit insurance described in Clause (b)(G)(iii) of this
Schedule 6.01(d), as noted in Clause (b)(G) below) and through the Project Completion Date, or until such time as cover is provided under an operational insurance coverage, builder's risk insurance on an "all risk basis" on a completed value form with "extended coverage" (including earthquake (subject to the next paragraph), flood, collapse, sinkhole and mine subsidence) and "soft cost coverage" on an "agreed amount" basis and providing (i) coverage for the Project, including removal of debris, insuring the buildings, structures, machinery, equipment, facilities, fixtures and other properties constituting a part of the Project in a minimum aggregate amount not less than full replacement value of the Project, subject to an annual aggregate limit of U.S.$100,000,000 for earthquake, flood and windstorm coverage; (ii) off-site coverage with a per occurrence limit of U.S.$2,500,000 or such higher amount as is sufficient to cover off-site equipment for which there have been progress payments; (iii) transit coverage (including ocean cargo where ocean transit will be required) with a per occurrence limit sufficient to cover the full insurable value of any machinery, equipment or other properties constituting a part of the Project or that is anticipated to become a part of the Project (from the time that the same is ready to be shipped or otherwise transported from the premises of its manufacturer and continuing until the same is delivered to the Site and is covered by builder's risk insurance on an "all risk basis", including each loading and unloading of the same); (iv) coverage for operational testing and start-up with the same dollar coverage and modifications as set out in (G)(i) above; (v) either under the builders risk policy or by separate policy, terrorism insurance in an amount not less than the maximum foreseeable loss as certified by the Borrower and acceptable to the Intercreditor Agent; and (vi) business interruption insurance (of a "delay", "delay in start-up" or "alop" nature) in a minimum aggregate amount no less than the sum of fifteen (15) months debt service, profits, fixed costs and other continuing expenses on an "all risk" basis, as set forth in
(G)(i) through (G)(v) above. The builders risk policy shall also provide extended maintenance coverage of post completion warranty work and site visits for the duration of the guarantee period. All such policies may have deductibles of not greater than U.S.$100,000 per loss and business interruption/delay in start-up coverage shall have a deductible not greater than forty-five (45) days for all perils other than testing and commissioning and machinery breakdown which shall have no greater than a sixty (60) day waiting period; operational testing, machinery breakdown and Acts of God shall have a deductible of not greater than U.S.$500,000 for physical damage. Notwithstanding the foregoing, the Borrower shall be required to procure and maintain in full force the transit insurance in described in subclause (iii) of this Clause (b)(G) commencing on the date that is not fewer than thirty (30) days prior to any actual shipment of property described in such subclause (iii).

          H. Earthquake Coverage: Earthquake coverage shall include coverage for movement, earthquakes, shocks, tremors, landslides, mine subsidence, volcanic activity, sinkhole coverage, or any other earth movement, all whether direct or indirect, approximate or remote or in whole or in part caused by, contributed to or aggravated by any physical damage insured against by such policy regardless of any other cause or event that contributes, concurrently or in sequence, to the loss.

          I. Flood Coverage: Flood coverage shall include, but not be limited to, coverage for waves, tide or tidal water, of lakes, ponds, reservoirs, rivers, harbors, streams, or other bodies of water, whether or not driven by wind.

          J. Endorsements: All policies of liability, physical damage and business interruption insurance to be maintained by the Borrower shall provide for waivers of subrogation in favor of the Secured Parties and their respective Affiliates, officers, agents and employees (and such other Persons as may be required by the Project Documents). All policies of liability insurance required to be maintained by the Borrower under this clause (b) shall be endorsed as follows:

               (i) To provide a severability of interest and cross liability clause if more than one party is an insured.

               (ii) That the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Secured Parties.

               (iii) To name the Secured Parties and their respective Affiliates, officers, employees and agents (and such other Persons as may be required by the Project Documents) as additional insureds (except in the case of workers' compensation).

          (c) Waiver of Subrogation. The Borrower hereby waives any and every claim for recovery from the Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under this Common Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Borrower shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

          In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Intercreditor Agent shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that
(i) the Borrower shall first request any such waiver in writing, which request shall be accompanied by written reports provided to each of the Intercreditor Agent and the Insurance Consultant and prepared by an insurance broker acceptable to the Intercreditor Agent certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for hydroelectric facilities of similar type, location and capacity (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) the Insurance Consultant shall have, after reviewing such written reports, provided a written statement to the Intercreditor Agent in form and substance reasonably acceptable to the Intercreditor Agent agreeing with such conclusions; (iii) at any time after the granting of any such waiver, but not more often than once every three (3) months, the Intercreditor Agent may request, and the Borrower shall furnish to the Intercreditor Agent and the Insurance Consultant within thirty (30) days after such request, supplemental reports reasonably acceptable to the Intercreditor Agent from such acceptable insurance broker updating its prior reports and reaffirming such conclusions; and (iv) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of the Borrower to timely furnish any such supplemental report shall be evidence that such waiver is no longer effective because such condition no longer exists, but that such failure is not the only way to establish such nonexistence.

          (d) Application of Loss Proceeds. Each policy for property damage insurance may provide for all amounts payable by the insurer with respect to any property damage or losses of less than U.S.$2,500,000 per occurrence, so long as the Intercreditor Agent has not notified the payor under any such insurance policy that a Default or an Event of Default has occurred and is continuing, to be paid in U.S. Dollars by the local insurer and reinsurer on or following the Construction Facility Closing Date directly to the Offshore Depositary Bank for deposit into the Dollar Loss Proceeds Deposit Account pursuant to a standard first mortgage endorsement substantially equivalent to Lenders Loss Payable Endorsement 438 BFU of ISO CF 1218, without contribution. Each policy insuring business interruption (of a "delay", "delay in startup" or "alop" nature) shall provide for (i) all amounts payable on or following the Construction

Facility Closing Date by the insurer in respect of Debt Service with respect to any such business interruption to be paid in U.S. Dollars directly to the Offshore Depositary Bank for deposit into the Dollar DSU Account and (ii) all amounts payable by the insurer in respect of fixed costs with respect to any such business interruption to be paid in U.S. Dollars on or following the Construction Facility Closing Date directly to the Offshore Depositary Bank for deposit into the Dollar Construction Account, in each case pursuant to a standard first mortgage endorsement substantially equivalent to Lenders Loss Payable Endorsement 438 BFU of ISO CF 1218, without contribution.

          Subject to the terms of the Depositary Agreement (once executed), (A) in case of any loss not exceeding U.S.$2,500,000 involving damage to or loss of any Works, the Borrower shall make or cause to be made the necessary repairs to or replacements of such Works; and (B) in case of any loss in excess of U.S.$2,500,000 but not greater than U.S.$25,000,000 involving damage to or loss of any Works, the Borrower shall be entitled to receive from the Offshore Depositary Bank, pursuant to the terms of the Depositary Agreement (once executed), insurance proceeds in respect of such loss as reimbursement for, or payment of, the costs of repair and replacement of such Works if, and only if, prior to application of such insurance proceeds, the Borrower shall have provided the following to the Intercreditor Agent and the Independent Engineer for their prior written approval (which approval shall be in their sole but reasonable discretion): (1) contracts for such repair or replacement demonstrating the Borrower's ability to effect such repair or replacement at a cost not greater than such insurance proceeds (or, if such cost is greater, accompanied by an explanation of the source of funds for such excess amounts satisfactory to the Intercreditor Agent) and within a time frame that is in accordance with the terms of the Public Works Contract and acceptable to the Intercreditor Agent, (2) cash-flow projections generated through an annual budgeting and financial pro forma updating process and other assurances satisfactory to the Intercreditor Agent demonstrating the Borrower's ability to meet its Obligations under the Financing Documents during and after such reconstruction or repair, (3) assurances that all Project Documents and Governmental Approvals shall remain in full force and effect during such period and thereafter to the satisfaction of the Intercreditor Agent and that the Borrower and the Project are in compliance with all material Requirements of Law and all EHS Requirements, and (4) assurances that during and at the completion of such repair or reconstruction, no Default or Event of Default will exist.

                                                             EXHIBIT A TO COMMON
                                                                       AGREEMENT

                 [FORM OF ADDITIONAL PROJECT CONTRACT CONSENT]

                      ACKNOWLEDGMENT AND CONSENT AGREEMENT

     ACKNOWLEDGMENT AND CONSENT AGREEMENT (this "Consent"), dated as of [___________ ___, _____] between [INSERT NAME OF APPLICABLE PERSON] organized under the laws of the United Mexican States (together with its successors and permitted assigns, the "Company"), Citibank, N.A., not in its individual capacity but solely as offshore collateral agent (together with its successors and permitted assigns in such capacity, the "Offshore Collateral Agent") for the Secured Parties (as defined in the Common Agreement referred to below) and Banco Nacional de Mexico, Integrante del Grupo Financiero Banamex, not in its individual capacity but solely as onshore collateral agent (together with its successors and assigns in such capacity, the "Onshore Collateral Agent" and, together with the Offshore Collateral Agent, the "Collateral Agents") for the Secured Parties (as defined in the Common Agreement referred to below) and consented to by CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States (the "Borrower"). The Company, the Collateral Agents and the Borrower are collectively referred to herein as the "Parties".

                             PRELIMINARY STATEMENTS

     1. Pursuant to the International Public Bid (Licitacion Internacional Publica) No. 18164093-001-07 (the "RFP"), the Borrower has been awarded a contract to develop and construct a hydroelectric generating plant to be located in the Hostotipaquillo municipality of the States of Jalisco and Nayarit, Mexico, which construction shall be in accordance with the terms, conditions and specifications set forth in the Bid (as hereinafter defined) for the Project (as hereinafter defined) and the Mixed Financed Public Works Contract (Contrato Mixto de Obra Publica Financiada), dated September 21, 2007, entered into by the Consortium (as defined in the Common Agreement referred to below) and the Comision Federal de Electricidad ("CFE").

     2. The Borrower has entered into a Common Agreement, dated as of October 19, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the "Common Agreement"), with WestLB AG, New York Branch as Intercreditor Agent, as Working Capital Facility Administrative Agent and as Construction Facility Administrative Agent, the Working Capital Facility Lenders from time to time party thereto, the Construction Facility Lenders from time to time party thereto, the Offshore Collateral Agent, the Onshore Collateral Agent and the other Lenders and Lender Representatives from time to time party thereto. Pursuant to the Common Agreement, the Lenders have agreed to make available to the Borrower financing for the Project (as defined in the Common Agreement) subject to, and in accordance with, the terms and conditions thereof (the "Financing"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Common Agreement.

     3. The Company and the Borrower have entered into the [INSERT NAME OF ADDITIONAL PROJECT CONTRACT] dated [__________ __, ____] for the performance of [INSERT DESCRIPTION OF SCOPE OF RELEVANT ADDITIONAL PROJECT CONTRACT] the Project (as it may be amended, modified or supplemented from time to time, the "Services Agreement").

     4. As security for the Borrower's Obligations, the Borrower has entered into the U.S. Security Agreement and the Borrower Pledge Agreement, providing, among other things, for the pledge by the Borrower to, [in the case of the U.S. Security Agreement, the Offshore Collateral Agent, [and], in the case of the Borrower Pledge Agreement, the Onshore Collateral Agent](4), in each case for the benefit of the Secured Parties, of all of the Borrower's right, title and interest under the Services Agreement.

     5. It is a condition precedent to the Lenders making the Financing available to the Borrower under the Common Agreement that this Consent shall have been executed and delivered by the Parties. The Intercreditor Agent has directed the Collateral Agents to execute this Consent.

     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                       SECTION 1. CONSENT TO PLEDGES, ETC.

     The Company hereby (a) acknowledges that the Lenders are making available the Financing in reliance upon, among other things, the execution, delivery and performance by the Company of the Services Agreement and this Consent, (b) irrevocably consents to the pledge by the Borrower of all its rights, title and interest in and to (but not its obligations, liabilities or duties with respect to) the Services Agreement as collateral for the Borrower's Obligations, and any subsequent pledge, transfer and/or assignment by either or both of the Collateral Agents, on behalf of the Secured Parties, in connection with the exercise by any Lender of its rights and remedies as a secured creditor, including, without limitation, the acquisition of all of the Borrower's rights under the Services Agreement in foreclosure or otherwise, or the development of the Project pending foreclosure through a receiver or otherwise, (c) acknowledges the right (but not obligation) of each of the Collateral Agents or their respective designees or any Third Party Transferee (as defined below), if the Borrower shall fail to make any payment required to be made or perform any act required to be performed by it under the Services Agreement, upon reasonable notice to the Company and without waiving or releasing any obligation or default, to at any time thereafter make such payment or perform such act for the account and at the expense of the Borrower, (d) acknowledges, subject to the provisions of Section 6 below, the right of each of the Collateral Agents or any Third Party Transferee (as defined below), following an Event of Default under the Common Agreement to make all demands, give all notices, take all actions and exercise all rights of the Borrower under the Services Agreement, including taking any action and exercising any right pursuant to the power of attorney granted by the Borrower in favor of the Onshore Collateral Agent pursuant to the Borrower Pledge Agreement, and (e) acknowledges and agrees, notwithstanding anything to the contrary contained in the Services

----------
(4)  insert as applicable, at written direction of Intercreditor Agent

Agreement, that none of the following shall constitute in and of itself, as between the Company and any Secured Party, a default by the Borrower under the Services Agreement or shall result in and of itself in a termination thereof:
(i) the pledge of all of the Borrower's right, title and interest under the Services Agreement to each Collateral Agent, on behalf of the Secured Parties,
(ii) the development, construction or operation of the Project by either Collateral Agent or any nominee(s) acting for either Collateral Agent following an Event of Default under the Common Agreement, (iii) foreclosure or other enforcement by any Secured Party of secured creditor remedies, (iv) acquisition of the rights, title and interest of the Borrower under the Services Agreement in foreclosure (or acceptance of an absolute assignment of the Services Agreement in lieu of foreclosure) by any Secured Party or by any other party or
(v) assignment of the Services Agreement by either Collateral Agent, on behalf of the Secured Parties, following a purchase in foreclosure or following an absolute assignment thereof in lieu of foreclosure.

          SECTION 2. REPRESENTATIONS AND WARRANTIES OF COMPANY

     The Company represents and warrants that as of the date hereof:

     (a) Organization. The Company is (i) duly organized and validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (ii) duly qualified to do business in Mexico and (iii) duly qualified to do business in every other jurisdiction where the failure to be so qualified would have a material adverse effect on the Company's ability to perform its obligations under this Consent or the Services Agreement. The Company has all requisite corporate power and authority to enter into and to perform its obligations hereunder and under the Services Agreement, to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby and to carry out its business as currently being conducted and as proposed to be conducted by it.

     (b) Authorization. The execution, delivery and performance by the Company of this Consent and the Services Agreement have been duly authorized by all necessary action on the part of the Company and do not require any approval or consent of any equity holder of the Company or any holder (or any trustee for any holder) of any indebtedness or other obligation of the Company, except as has been heretofore obtained.

     (c) Execution, Delivery; Binding Agreements. Each of this Consent and the Services Agreement has been duly executed and delivered on behalf of the Company by the appropriate officers or representatives of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, concurso mercantil, insolvency or any other similar proceedings or laws applicable to creditors' rights generally and also subject to any limitations on enforceability which may be imposed by application of equitable principles. The Services Agreement is in full force and effect and has not been assigned or pledged by the Company. Except for the pledge referred to herein, the Company has not received any notice of pledge, transfer or assignment of the Services Agreement by the Borrower.

     (d) Litigation. There is no action, suit, proceeding or investigation, pending, or, to the best of the Company's knowledge, threatened, before or by any governmental or regulatory authority, court, arbitrator or any other body which may have a material adverse effect on the

Company's property, business, prospects, profits or condition (financial or otherwise) or the Company's ability to perform its obligations hereunder or under the Services Agreement, or which questions the validity, binding effect or enforceability hereof or of the Services Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby, and the Company is not in default with respect to any order of any court, governmental authority, arbitration board or tribunal.

     (e) Compliance with Other Instruments, etc. The execution, delivery and performance by the Company of this Consent or of the Services Agreement, and the consummation of the transactions contemplated hereby or thereby, including the incurrence by the Company of its financial obligations hereunder or thereunder, did not, do not and will not conflict with, result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the provisions of, or result in any violation of, any term of its articles of incorporation or by-laws, other organizational documents, any resolution of the board of directors, shareholder or other governing body of the Company or of any agreement, lease or instrument or of any judgment, writ, injunction, decree, law, rule, regulation or order presently applicable to it or any of its properties or by which it or its properties may be bound or affected.

     (f) Government Consent. No consent, permit, license or approval of, or other action by or any notice to or filing or exemption with, any court or administrative or governmental body was required pursuant to applicable Law in connection with the execution and delivery of the Services Agreement or was or is required pursuant to applicable Law in effect as of the date hereof in connection with the execution and delivery of this Consent or the Services Agreement or the performance by the Company of its obligations hereunder or thereunder.

     (g) No Default or Amendment. After giving effect to the pledge and any assignment and/or transfer referred to in Section 1 and after giving effect to the consent by the Company to such pledge, assignment and/or transfer, there exists no Evento de Incumplimiento de El Cliente or Evento de Incumplimiento del Contratista (each, as defined in the Services Agreement) or default or event of default and no event or condition which, with the passage of time or the giving of notice, or both, would constitute an Evento de Incumplimiento de El Cliente or Evento de Incumplimiento del Contratista or default or event of default under the Services Agreement and no event or condition which, either immediately or with the passage of time or the giving of notice or both, would entitle the Company or the Borrower to terminate or suspend all or any portion of its obligations under the Services Agreement or to rescind all or any portion of the Services Agreement (any such Evento de Incumplimiento de El Cliente or Evento de Incumplimiento del Contratista, default or event of default or event or condition, a "Default"). The Company has no existing claims, counterclaims, offsets or defenses against the Borrower in respect of the Services Agreement except for routine claims for payment under the Services Agreement which are not overdue as of the date hereof. [Except for any amendments referred to herein,] [t]he Services Agreement has not been amended, modified or supplemented in any manner.

                         SECTION 3. COVENANTS OF COMPANY

     The Company covenants that:

     (a) The Services Agreement. Without the prior written consent of each of the Collateral Agents (acting solely at the direction of the Intercreditor Agent), the Company shall not (i) assign, sell, pledge or transfer in any other manner any of its rights, duties or obligations under the Services Agreement or consent or agree to take any action causing any of the foregoing, (ii) except as specifically permitted pursuant to Section 6.02(l) of the Common Agreement, enter into any amendment, supplement or other modification of the Services Agreement or (iii) terminate, rescind or suspend or consent or agree to take any action causing the termination, suspension, rescission or assignment of the Services Agreement (except as expressly permitted by the terms hereof).

     (b) Further Assurances. The Company shall execute and deliver such further documents and do such other acts and things as either Collateral Agent or the Intercreditor Agent may reasonably request in order to fully effectuate the purposes of this Consent.

     (c) Payments otherwise payable to the Borrower. Unless otherwise instructed by either of the Collateral Agents (acting solely at the direction of the Intercreditor Agent), the Company shall pay any and all amounts in whatever form and whatever nature payable to the Borrower pursuant to or in respect of the Services Agreement by wire transfer directly to the Offshore Depositary Bank in U.S. Dollars for deposit into the account specified in Schedule 3(c) hereto, or as may otherwise be provided in writing by either of the Collateral Agents to the Company from time to time, and the Borrower hereby irrevocably consents to any and all such payments and deposits being made in such manner.

                      SECTION 4. RIGHTS OF SECURED PARTIES

     The Company agrees that the Secured Parties, any purchaser or transferee in foreclosure of all or any portion of the Project (or any transferee of a deed in lieu of foreclosure), and their successors and assigns, shall have the following rights with respect to the Services Agreement:

     (a) Notwithstanding anything to the contrary contained in the Services Agreement, the Company hereby agrees that it will not terminate or rescind the Services Agreement or suspend all or any portion of its obligations under the Services Agreement due to a Default until (i) the Company provides written notice (hereinafter called a "Default Notice") of such Default by the Borrower to each of the Collateral Agents (on behalf of the Secured Parties) and (ii) the Secured Parties shall have been given the right (but not the obligation) to cure the Defaults listed in any Default Notice within one-hundred twenty (120) days after receipt of the Default Notice by each of the Collateral Agents (or, with respect to non-monetary Defaults, such longer period of time as may be necessary under the circumstances to cure such Default, provided that the Secured Parties are proceeding with diligence to cure such Default); provided, however, that if the Default is peculiar to the Borrower and not curable by the Secured Parties, such as the insolvency, concurso mercantil, bankruptcy, general assignment for the benefit of creditors, or appointment of a receiver, trustee, custodian, or liquidation of the Borrower or its properties, then notwithstanding the Company's right to terminate or rescind or suspend all or any portion of its obligations under the Services Agreement, the Secured Parties shall be entitled to exercise their rights under this Consent. Once such Defaults are timely cured by any of the Secured

Parties, there shall no longer be deemed to be any Default under the Services Agreement in respect of such Defaults so cured. No curing of or attempt to cure any Defaults under the Services Agreement shall be construed as an assumption by the Secured Parties of any of the obligations, covenants or agreements of the Borrower under the Services Agreement.

     (b) Subject to the provisions of Section 6 below, the Company will accept performance of the Borrower's obligations under the Services Agreement by any Collateral Agent, or their respective nominee(s) acting for the Secured Parties, or any Third Party Transferee (as defined below), in lieu of the Borrower's performance of such obligations; provided, however, that, nothing herein shall in any way obligate either Collateral Agent to perform any or all of the Borrower's obligations under the Services Agreement.

                        SECTION 5. BANKRUPTCY PROTECTIONS

     (a) Notwithstanding any provision in the Services Agreement to the contrary, in the event of the rejection of the Services Agreement by operation of law or by a receiver of the Borrower or otherwise pursuant to bankruptcy, concurso mercantil, insolvency or any other proceedings of similar nature or in the event the Services Agreement is terminated for any other reason (other than as a result of a default thereunder which was curable hereunder or thereunder and which was not appropriately cured as provided herein or therein), at the request of either Collateral Agent, the Company will enter into a new agreement with the applicable Collateral Agent(s) or with the nominee(s) thereof, for the remainder of the originally scheduled term of the Services Agreement, effective as of the date of such rejection, with the same covenants, agreements, terms, provisions and limitations as are contained in the Services Agreement.

     (b) If either Collateral Agent or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy, concurso mercantil, insolvency or any other proceeding of similar nature involving the Borrower from continuing the Services Agreement in place or from otherwise exercising any of its rights or remedies hereunder or under the [Borrower Pledge Agreement [or] the U.S. Security Agreement](5) in respect of the Services Agreement, then the times specified herein for the exercise by such Collateral Agent of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided, that such Collateral Agent is diligently pursuing such rights or remedies.

       SECTION 6. LIABILITY OF SECURED PARTIES AND THIRD PARTY TRANSFEREES

     Upon any transfer of the Borrower's rights under the Services Agreement pursuant to the exercise of the remedies of the Secured Parties and written notice thereof to the Company, (i) one or more Secured Parties or any third party to which such rights are transferred by the Secured Parties (hereinafter a "Third Party Transferee") shall succeed to all of the Borrower's rights, title and interest under and in connection with the Services Agreement and shall be obligated to perform all the terms and conditions of the Services Agreement, except that, notwithstanding anything to the contrary herein, the Secured Parties or any Third Party Transferee shall not be personally liable for the performance of the obligations under the

----------
(5)  insert as applicable, at written direction of Intercreditor Agent

Services Agreement except to the extent of all of its right, title and interest in and to the Project and except that the Secured Parties or any Third Party Transferee shall not be required to perform or cause to be performed any of the Borrower's obligations under the Services Agreement (other than the Borrower's obligation for the payment of all amounts due and payable to the Company under the terms of the Services Agreement) that remain unperformed at the time that the Borrower's rights under the Services Agreement are transferred to the Secured Parties or such Third Party Transferee other than continuing non-monetary defaults under the Services Agreement that are capable of performance by such Secured Party or Third Party Transferee or be liable for any prior act or omission of the Borrower, (ii) the Secured Parties, upon the transfer to a Third Party Transferee, shall have no liabilities, duties or obligations to the Company under the Services Agreement, except as arose during the period rights in the Services Agreement were transferred to and held by the Secured Parties pursuant to clause (i) of this paragraph, provided, however, that, nothing herein shall in any way obligate either Collateral Agent to perform any or all of the Borrower's obligations under the Services Agreement prior to any assumption thereof as described in this paragraph, and (iii) the Company shall continue to perform its respective obligations under the Services Agreement in favor of the assuming party as if such party had thereafter been named as the Borrower under the Services Agreement.

                               SECTION 7. NOTICES

     All notices and other communication hereunder shall be in writing, shall refer on their face to the Services Agreement (although failure to so refer shall not render any such notice or communication ineffective), shall be sent by first class mail, facsimile, telex, by hand or by overnight courier service and shall be directed:

     (a) if to the Borrower, addressed to:

          Constructora de Proyectos Hidroelectricos, S.A. de C.V.
          c/o Empresas ICA, S.A.B. de C.V.
          Mineria 145, Edificio G, 3 Piso
          11800 Mexico, D.F., Mexico
          Attention: Ing. Gabriel de la Concha.
          Telephone: (5255) 5272-9991 ext. 3670
          Telecopier: (5255) 5227-5046

     (b) if to the Company, addressed to,

                  [_________________]

     (c) if to the Offshore Collateral Agent or any other Secured Party (other than the Onshore Collateral Agent), addressed to:

          Citibank, N.A.
          Agency and Trust Services
          388 Greenwich St., 14th Floor
          New York, New York 10013
          Attention: [________]
          Telephone: [_______]
          Telecopier: [______]

     (d) if to the Onshore Collateral Agent or any other Secured Party (other than the Offshore Collateral Agent), addressed to:

          Banco Nacional de Mexico, Integrante del Grupo Financiero Banamex Bosque de Duraznos 75 P.H.
          Col. Bosques de las Lomas
          C.P. 11700 Mexico, D.F.
          Attention: Omar Gonzalez Penaloza
          Telephone: 52 (55) 22625817 / 18
          Telecopier: 52 (55) 22625920 /30 /40

     (e) to such other address as the Company, the Borrower or the applicable Collateral Agent may designate by prior written notice to the other Parties given pursuant hereto.

     A copy of any notice or other communication hereunder shall be sent to the Borrower in accordance with this Section 7; provided, however, that the failure to provide such notice shall not affect the validity of any communication sent or action taken pursuant to this Consent.

              SECTION 8. GOVERNING LAW; SUBMISSION TO JURISDICTION

     (a) THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     (b) Each of the Parties hereto hereby (i) expressly and irrevocably submits and consents to the jurisdiction of the courts of the United States located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any such courts, in any action to resolve any controversy or claim arising out of this Consent, (ii) agrees that all claims in such action may be decided in any such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, or by personal service within or without the State of New York, at the address for notices referred to in Section 7. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Furthermore each Party hereby submits to the competent courts of its corporate domicile in any action or proceeding against it in connection with this Consent. Nothing herein shall affect the right of any Party to bring legal action or proceedings in any other competent jurisdiction.

     (c) Each of the Borrower and the Company hereby irrevocably appoints CT Corporation System (the "Process Agent"), with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on its behalf and on behalf of its properties, service of process that may be served in any such action. Service upon the Process Agent shall be deemed to be personal service on the Borrower and/or the Company, as the case may be, and shall be legal and binding upon the Borrower and/or the Company, as the case may be, for all purposes notwithstanding any failure to mail copies of such legal process to the Borrower and/or the Company, or any failure on the part of the Borrower and/or the Company to receive the same. Each of the Borrower and the Company agrees that it shall at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties, and, in the event that for any reason the Process Agent shall not serve as agent for the Borrower or the Company, as the case may be, to receive service of process in the State of New York on its behalf, the Borrower or the Company, shall promptly appoint a successor satisfactory to the Offshore Collateral Agent (acting at the written direction of the Intercreditor Agent) so to serve, advise the Offshore Collateral Agent thereof, and deliver to the Offshore Collateral Agent evidence in writing of the successor agent's acceptance of such appointment. Nothing herein shall affect the right of any Party to effect service of process in any other manner permitted by applicable law. The Company has attached hereto a duly notarized irrevocable special power of attorney which shall be sufficient for purposes of [INSERT APPLICABLE NATIONAL LAW] and each other document or action necessary or appropriate to validate the appointment of the Process Agent on the terms set forth in this Consent and has attached hereto opinion[s] of counsel as to the due organization and existence of the Company, the due authorization and execution of the Services Agreement and this Consent and the legality, validity and enforceability of the Services Agreement and this Consent and such other matters as either Collateral Agent has requested.

     (d) No Security. To the extent the Borrower or the Company may, in any action or proceeding arising out of or relating to this Consent and any of the other Financing Documents, be entitled under applicable Law to require or claim that any Secured Party post security for costs or take similar action, the Borrower and the Company hereby irrevocably waive and agree not to claim the benefit of such entitlement.

                         SECTION 9. WAIVER OF JURY TRIAL

     THE BORROWER, THE COMPANY AND EACH OF THE COLLATERAL AGENTS EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CONSENT, OR ANY OTHER INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER.

                            SECTION 10. MISCELLANEOUS

     (a) Separate Counterparts; Amendments, Waiver. This Consent may be executed in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts shall constitute one and the same instrument. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by each of the Company, the Borrower and each of the Collateral Agents.

     (b) Severability. Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Successors and Assigns. This Consent shall be binding upon and inure to the benefit of the Company and its successors and permitted transferees and assigns, and the Secured Parties and the respective successors, transferees and assigns of the Secured Parties. The Company shall not, without the prior written consent of each of the Collateral Agents, assign or transfer any of its rights, duties or obligations hereunder or consent or agree to take any action causing any of the foregoing.

     IN WITNESS WHEREOF, the Parties have executed this Consent as of the day and year first-above written.

                                        [INSERT NAME OF APPLICABLE PARTY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        CITIBANK, N.A.,
                                        not in its individual capacity but
                                        solely as Offshore Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        BANCO NACIONAL DE MEXICO,
                                        INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, not in its individual capacity but solely as Onshore Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

CONSENTED TO BY:

CONSTRUCTORA DE PROYECTOS
HIDROELECTRICOS, S.A. DE C.V.


By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                                                   SCHEDULE 3(C)

                           ACCOUNT DEPOSIT INFORMATION

     For deposits into the Dollar Revenue Account:

Bank:         [_______________________]
Account Name: [_______________________]
Account #:    [_______________________]
ABA #:        [_______________________]
Attention:    [_______________________]
Ref:          [_______________________]

                                                             EXHIBIT B TO COMMON
                                                                       AGREEMENT

                             SEE FOLLOWING PAGE FOR
                        FORM OF INTERCREDITOR AGREEMENT

                                                                EXHIBIT B TO THE
                                                                COMMON AGREEMENT

================================================================================

                            INTERCREDITOR AGREEMENT

                    dated as of ________________, 2007

                                     among

                           WESTLB AG, NEW YORK BRANCH,
               as Working Capital Facility Administrative Agent,

                                 CITIBANK, N.A.,
                         as Offshore Collateral Agent,

         BANCO NACIONAL DE MEXICO, S.A., INTEGRANTE DEL GRUPO FINANCIERO
                                    BANAMEX,
                          as Onshore Collateral Agent

                           WESTLB AG, NEW YORK BRANCH,
                  as Construction Facility Administrative Agent

                                       and

                           WESTLB AG, NEW YORK BRANCH,
                             as Intercreditor Agent
                for and on behalf of each of the Secured Parties

================================================================================

                               Table of Contents

                                                                            Page
                                                                            ----
ARTICLE 1 - DEFINITIONS                                                       1
   1.1  Definitions                                                           1
   1.2  Rules of Construction                                                 4

ARTICLE 2 - INFORMATION; MEETINGS; NOTICES                                    4
   2.1  Provision of Information; Meetings                                    4
   2.2  Notice of Amounts Owed                                                5
   2.3  Notice of Defaults                                                    5
   2.4  Notice of Non-Pro Rata Payments                                       5
   2.5  Notice of Termination or Reduction of Commitments                     6
   2.6  Reports of the Independent Engineer                                   6
   2.7  No Reliance                                                           6

ARTICLE 3 - PAYMENTS; SHARING; APPLICATION                                    6
   3.1  Payments Received by Intercreditor Agent or any Collateral Agent      6
   3.2  Payments Received by Any Other Secured Party                          6
   3.3  Sharing of Payments within a Credit Facility                          7
   3.4  Amounts Not Subject to Sharing                                        7
   3.5  Payments under the Sponsor Guarantees                                 7
   3.6  Presumption Regarding Payments                                        8
   3.7  No Separate Security                                                  8

ARTICLE 4 - ACTIONS; BINDING EFFECT                                           8
   4.1  Actions Subject to Common Agreement and Intercreditor Agreement       8
   4.2  Binding Effect                                                        9

ARTICLE 5 - REMEDIES; ENFORCEMENT ACTION                                      9
   5.1  Coordination                                                          9
   5.2  Election Following Event of Default                                   9
   5.3  Exercise of Remedies; Enforcement Action                             11
   5.4  Cooperation                                                          13

ARTICLE 6 - APPLICATION OF PROCEEDS                                          13
   6.1  General Application                                                  13
   6.2  Sponsor Guarantees                                                   15
   6.3  Working Capital Facility Collateral and Disbursement LCs             16
   6.4  Order of Certain Actions                                             17

ARTICLE 7 - AMENDMENTS; WAIVERS                                              18
   7.1  Amendments to This Agreement                                         18
   7.2  Amendments to, Waivers Under, and Instructions with Respect to
        the Other Financing Documents                                        18
   7.3  Effect of Amendment on Intercreditor Agent and Collateral Agents     18

ARTICLE 8 - MISCELLANEOUS                                                    18
   8.1  Addresses                                                            18
   8.2  Entire Agreement                                                     18
   8.3  Governing Law                                                        18
   8.4  Submission to Jurisdiction                                           19
   8.5  Waiver Of Jury Trial                                                 19
   8.6  Severability                                                         19
   8.7  Headings                                                             19
   8.8  Successors and Assigns                                               19
   8.9  Counterparts                                                         19
   8.10 No Partnership                                                       19
   8.11 Third-Party Beneficiaries                                            19
   8.12 Obligations of Borrower Unaffected                                   20
   8.13 Regarding the Collateral Agents and the Intercreditor Agent          20

                             INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of [____________ __], 2007 (this "Agreement"), is by and among WestLB AG, New York Branch, as Working Capital Facility Administrative Agent (the "Working Capital Facility Administrative Agent"), Citibank, N.A., as Offshore Collateral Agent (the "Offshore Collateral Agent"), Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, as Onshore Collateral Agent (the "Onshore Collateral Agent"), WestLB AG, New York Branch, as Construction Facility Administrative Agent (the "Construction Facility Administrative Agent"), and WestLB AG, New York Branch, as Intercreditor Agent for and on behalf of each of the Secured Parties (the "Intercreditor Agent"). Capitalized terms used herein shall be defined as provided in Article 1 herein.

                                    RECITALS

          A. Each of: (i) Constructora de Proyectos Hidroelectricos, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico (the "Borrower"); (ii) the Intercreditor Agent; (iii) the Working Capital Facility Lenders and the Construction Facility Lenders from time to time party thereto; (iv) the Working Capital Facility Administrative Agent; (v) the Construction Facility Administrative Agent; (vi) the Offshore Collateral Agent;
(vii) the Onshore Collateral Agent; and (viii) the other Secured Parties from time to time party thereto have entered into the Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the "Common Agreement").

          B. The Financing Documents contemplate the execution, delivery and implementation of this Agreement and it is a condition precedent to certain of the obligations of the Secured Parties under the Financing Documents that this Agreement shall have been executed and delivered by the parties hereto and shall have become unconditionally and fully effective in accordance with its terms.

          NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE 1 - DEFINITIONS

          1.1 Definitions. Except as otherwise expressly provided herein (including the recitals hereto), capitalized terms used in this Agreement shall have the meanings provided in the Common Agreement. The following terms used in this Agreement shall have the respective meanings given such terms in this
Section 1.1:

          "Acceleration Notice" has the meaning set forth in Section 5.3.4.

          "Agreement" has the meaning set forth in the introductory paragraph hereof.

          "Bankruptcy Event of Default" means any Event of Default described in
Section 7.01(g) of the Common Agreement with respect to the Borrower.

          "Bankruptcy Proceeding" means, with respect to any Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith relative to such Person, or any proceeding for voluntary liquidation, dissolution or other winding up of such Person, whether or not involved in insolvency or bankruptcy

          "Borrower" has the meaning set forth in the recitals hereto.

          "Common Agreement" has the meaning set forth in the recitals hereto.

          "Construction Facility Administrative Agent" has the meaning set forth in the introductory paragraph hereof.

          "Construction Facility Administrative Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Construction Facility Administrative Agent under the Financing Documents (including pursuant to Section 10.04 of the Common Agreement) and any agreements, instruments and documents executed and delivered pursuant thereto.

          "Enforcement Action" means, except as otherwise provided in Section
4.1 or 5.2.4, any action or proceeding (including a Bankruptcy Proceeding) by any Collateral Agent or any other Secured Party for the enforcement of their respective rights under any or all of the Financing Documents (other than the Guaranteees) or in respect of the Collateral (including termination of any Lender's Construction Facility Commitment(s) and/or Working Capital Facility Commitment(s)).

          "Enforcing Required Lenders" means:

               (a) with respect to any Event of Default (other than a Payment Event of Default or a Bankruptcy Event of Default), Construction Facility Lenders constituting at least the Construction Facility Majority Lenders; and

               (b) with respect to any Payment Event of Default, Lenders constituting a Lender Percentage equal to at least ten percent (10%).

          "Intercreditor Agent" has the meaning set forth in the introductory paragraph hereof.

          "Intercreditor Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Intercreditor Agent under the Financing Documents (including pursuant to Section
10.04 of the Common Agreement) and any agreements, instruments and documents executed and delivered pursuant thereto.

          "Lender Percentage" means, as of any date of determination, with respect to any vote of the Lenders hereunder, the sum of the Pro Rata Shares of the Lenders voting in favor of or against the same position, as the case may be.

          "Offshore Collateral Agent" has the meaning set forth in the introductory paragraph hereof.

          "Offshore Collateral Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Offshore Collateral Agent under the Financing Documents (including pursuant to Section 10.04 of the Common Agreement) and any agreements, instruments and documents executed and delivered pursuant thereto.

          "Onshore Collateral Agent" has the meaning set forth in the introductory paragraph hereof.

          "Onshore Collateral Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Onshore Collateral Agent under the Financing Documents (including pursuant to Section 10.04 of the Common Agreement) and any agreements, instruments and documents executed and delivered pursuant thereto.

          "Payment Event of Default" means any Event of Default described in
Section 7.01(a) or Section 7.01(b) of the Common Agreement.

          "Pro Rata Share" means, as of any date of determination and with respect to any Lender, a fraction (expressed as a percentage) (a) the numerator of which is the sum of (i) the aggregate outstanding principal amount of Loans held by such Lender and (ii) the unutilized portion of the aggregate amount of Construction Facility Commitments and Working Capital Facility Commitments of such Lender and (b) the denominator of which is the sum of (i) the aggregate outstanding principal amount of Loans held by all Lenders and (ii) the aggregate unutilized Construction Facility Commitments and Working Capital Facility Commitments of all Lenders.

          "Remedies Effective Date" has the meaning set forth in Section 5.3.1.

          "Remedies Initiation Notice" has the meaning set forth in Section
5.2.1.

          "Remedies Instruction" has the meaning set forth in Section 5.3.1.

          "Remedies Notice" has the meaning set forth in Section 5.2.2.

          "Standstill Period" has the meaning set forth in Section 5.2.2.

          "Third Party Participant" means the collective reference to each Person other than the Borrower (or any Secured Party) to any Project Document.

          "Working Capital Facility Administrative Agent" has the meaning set forth in the introductory paragraph hereof.

          "Working Capital Facility Administrative Agent Claims" means all obligations of the Borrower, now or hereafter existing, to pay fees, costs, expenses and other amounts to the Working Capital Facility Administrative Agent under the Financing Documents (including pursuant to Section 10.04 of the Common Agreement) and any agreements, instruments and documents executed and delivered pursuant thereto.

          "Working Capital Facility Collateral" means (i) any and all accounts into which the proceeds of any drawing on any Disbursement LC are deposited and all cash, cash equivalents, financial assets, payments, securities, investments, investment property, securities entitlements, instruments, other amounts and other property at any time held, maintained or carried in, or on deposit in or credited to, such accounts (including any income or gain earned thereon and any proceeds thereof), (ii) all rights, claims and causes of action, if any, that the Borrower may have against any Person in respect of the foregoing and (iii) all products and proceeds of any or all of the foregoing.

          1.2 Rules of Construction. Except as otherwise expressly provided herein, the rules of construction set forth in the Common Agreement shall apply to this Agreement.

                   ARTICLE 2 - INFORMATION; MEETINGS; NOTICES

          2.1 Provision of Information; Meetings.

          2.1.1 Each Secured Party may, from time to time (as it deems reasonably necessary or appropriate in its sole judgment), consult with the other Secured Parties with respect to the Project, the Obligations, the Collateral or the affairs of the Credit Parties in general.

          2.1.2 Any Facility Administrative Agent may, at any time following the occurrence and during the continuation of an Event of Default request that a meeting or meetings of the Secured Parties, at reasonable times and locations, and with reasonable frequency, be convened, and upon such request having been given in accordance herewith, such meetings shall be convened as provided herein. Such a request for meeting shall be made in a written notice given by any Facility Administrative Agent to the Intercreditor Agent and by the Intercreditor Agent to each Secured Party in accordance herewith. Each such notice shall state the date of such meeting (which shall be not less than fifteen (15) days after the date of such notice, unless otherwise agreed by each Facility Administrative Agent) and a general outline of the issues to be discussed at such meeting. Any Secured Party shall have the right to appoint any Person (including another Secured Party) to act as its representative at any such meeting of Secured Parties. No Secured Party shall be obligated to attend any such meetings, and no votes shall be taken at such meeting unless consented to by each Facility Administrative Agent.

          2.1.3 Each Secured Party shall use reasonable efforts to make available promptly to each Facility Administrative Agent any material information received by such Secured Party regarding the occurrence of any Default or Event of Default or other event requiring joint action by the Secured Parties or regarding any event or circumstance which would reasonably be expected to result in a Material Adverse Effect; provided, however, that this Section 2.1.3 shall not require any Secured Party to make available to any Facility Administrative Agent (a) information subject to confidentiality restrictions prohibiting such disclosure,
(b) analyses, data or reports prepared solely for internal use or (c) information that the Borrower is obligated to provide. None of the Secured Parties shall have any liability to any other Secured Party or any other Person for any failure to make available to any Facility Administrative Agent or the Intercreditor Agent such information or any information pursuant to Section
2.1.4 or for any inaccuracy or incompleteness of any such information made available in good faith.

          2.1.4 Each Secured Party further agrees with each of the other Secured Parties that, subject to Section 2.1.3, it will from time to time provide such information upon request to the Intercreditor Agent and the respective Facility Administrative Agents as may be necessary to enable such Persons to make any calculation required under the Financing Documents.

          2.2 Notice of Amounts Owed. In the event that the consent, approval, waiver, determination or other direction of any percentage or number of the Lenders is required in accordance with this Agreement, then upon the request of the Intercreditor Agent, each Facility Administrative Agent shall promptly notify the Intercreditor Agent in writing, as of any time that the Intercreditor Agent may specify in such request (but in no event less than three (3) Business Days from the date of such request), of (i) the aggregate amount of the respective Obligations owing under any Credit Facility in respect of which such Facility Administrative Agent serves as agent or representative as of such date,
(ii) the components of such Obligations, (iii) if applicable, any available Construction Facility Commitments or Working Capital Facility Commitments and
(iv) such other information as the Intercreditor Agent may reasonably request.

          2.3 Notice of Defaults. Promptly after any Facility Administrative Agent obtains knowledge of the occurrence of any Default or Event of Default under any Credit Agreement or that any Default or Event of Default under any Credit Agreement has ceased to exist or has been rescinded, such Facility Administrative Agent shall notify the Intercreditor Agent in writing thereof (a "Notice of Default") unless the Facility Administrative Agent obtained such knowledge from the Intercreditor Agent. Each such Notice of Default shall specifically refer to this Section 2.3 and shall describe such Default or Event of Default (or its cessation or rescission) in reasonable detail (including the date of occurrence of the same). Upon receipt by the Intercreditor Agent of any Notice of Default, it shall promptly send copies thereof to each of the Facility Administrative Agents and the Offshore Collateral Agent.

          2.4 Notice of Non-Pro Rata Payments. Each Lender shall notify the Intercreditor Agent (who shall promptly thereafter so notify each Facility Administrative Agent) of any payment received in respect of the Obligations which is known to such Lender to be in excess of its Pro Rata Share of such payment.

          2.5 Notice of Termination or Reduction of Commitments. The relevant Facility Administrative Agent shall provide notice to the Intercreditor Agent and the other Facility Administrative Agent of the exercise by the requisite Working Capital Facility Lenders or Construction Facility Lenders, as applicable, of any right to terminate or reduce (other than any reduction occurring pursuant to the Construction Facility Credit Agreement or Working Capital Facility Credit Agreement, as applicable, due to the making of any applicable Loan) their Construction Facility Commitments or Working Capital Facility Commitments, as applicable, under the applicable Credit Agreement.

          2.6 Reports of the Independent Engineer. The Intercreditor Agent shall provide to each Facility Administrative Agent a copy of each report delivered to the Intercreditor Agent by the Independent Engineer pursuant to Section 6.02(l) or any other Section of the Common Agreement, promptly upon receipt of each such report.

          2.7 No Reliance. Notwithstanding any other provisions of this Agreement, no Secured Party has relied or shall rely on any other Secured Party
(i) to inquire into or verify the accuracy or completeness of any information provided by the Borrower or any Third Party Participant, or made available by a Secured Party to other Secured Parties on or prior to the date hereof, or hereafter pursuant to Section 2.1; or (ii) to review or evaluate the condition of the Borrower, any Third Party Participant or the Project. Each Secured Party has made its credit decision, and shall take, or refrain from taking, any future decision or action, on the basis of its own independent judgment, without reliance on information provided by or expected from, or on views expressed by, any other Secured Party or the Borrower. Notwithstanding the foregoing, each Collateral Agent may rely on specific written instructions from the Intercreditor Agent or any notice or document received as set forth in the respective agreements to which they are a party and shall not be liable in any manner for any action taken in accordance therewith or any inaction in the absence thereof.

                   ARTICLE 3 - PAYMENTS; SHARING; APPLICATION

          3.1 Payments Received by Intercreditor Agent or any Collateral Agent. Subject to the provisions of Sections 3.4 and 3.5, all amounts paid to the Intercreditor Agent or to any Collateral Agent with respect to the Obligations (whether paid before or after the occurrence or commencement of any Default, Event of Default or Enforcement Action) shall be paid to the Intercreditor Agent for redistribution to the applicable Facility Administrative Agent and shall be applied as provided in Section 6.1 hereof, in the Depositary Agreement or in
Section 3.01 of the Common Agreement, as applicable; provided that nothing in this Article 3 shall affect or modify the allocation or application of amounts within any Credit Facility (including any amounts in respect of any Disbursement LC or Working Capital Facility Collateral) as provided in the relevant Credit Agreement.

          3.2 Payments Received by Any Other Secured Party. Subject to the provisions of Sections 3.4 and 3.5, if any Secured Party shall obtain any amount in respect of Obligations relating to its Credit Facility, other than amounts obtained from or through the Intercreditor Agent, a Facility Administrative Agent, any Collateral Agent or similar Person pursuant to the Financing Documents, whether: (i) by way of voluntary or involuntary payment; (ii) by virtue of an exercise of any right of set-off, banker's lien, or counterclaim; (iii) as proceeds of any insurance policy covering any properties or assets of the Borrower; (iv) from proceeds of liquidation or dissolution of the Borrower or distribution of its assets among its creditors (however such liquidation, dissolution or distribution may occur);
(v) as payment of any Obligations following the acceleration of any Credit Facility; (vi) as consideration for the agreement of such Secured Party, or as part of any transaction or series of related transactions in which such Secured Party shall have agreed to waive or amend any provision of any Credit Agreement;
(vii) from any realization on Collateral; (viii) by virtue of the application of any provision of any of the Financing Documents (other than this Agreement); or
(ix) in any other manner in respect of any Financing Document, such Secured Party shall forthwith notify the Intercreditor Agent thereof and shall promptly, and in any event within ten (10) Business Days of its so obtaining the same, pay such amount (less any reasonable costs and expenses incurred by such Secured Party in obtaining such amount) to the Intercreditor Agent for the account of, and for redistribution to, the Secured Parties, to be applied as provided in
Section 6.1.

          3.3 Sharing of Payments within a Credit Facility. Sharing of payments made with respect to a particular Credit Facility shall be subject to the sharing provisions of such Credit Facility's Credit Agreement, as such provisions relate to the sharing of payments among Lenders within such Credit Facility.

          3.4 Amounts Not Subject to Sharing. Notwithstanding any other provision of this Agreement or any other Financing Document, no Secured Party shall have any obligation to share: (i) any payment made to a Secured Party pursuant to any provision of any Financing Document that is in the nature of an indemnity against or reimbursement for (A) additional funding costs and similar costs incurred by such Secured Party including payments with respect to increased reserve provisions, capital adequacy provisions, breakage provisions, or other similar provisions, (B) costs with respect to taxes incurred or payable by such Secured Party on principal, interest and other payments payable to it under the Financing Documents and (C) costs, liabilities, claims and other expenses incurred by such Secured Party that are the subject of any indemnity or reimbursement provision contained in the Financing Documents; (ii) any payment of Fees made in accordance with the terms of the Fee Letters; (iii) the proceeds or other payments made (or payment rights) under or in respect of any insurance (whether now owned or in the future acquired) covering any Lender's right, title or interest in, to or under any Loans or other Obligations, including any insurance related to any default by any Person under any Transaction Document,
(iv) any Working Capital Facility Collateral (with respect to the Working Capital Facility Administrative Agent or any Working Capital Facility Lender) and (v) the proceeds of, or rights to draw or receive amounts under, or in respect of, any Disbursement LCs.

          3.5 Payments under the Sponsor Guarantees. The Offshore Collateral Agent (acting upon the specific written direction of the applicable Facility Administrative Agent) shall apply amounts received by it pursuant to the Sponsor Guarantees to Obligations due and payable in accordance with Section 6.2.

          3.6 Presumption Regarding Payments. For purposes hereof, any payment received by a Secured Party pursuant to this Article 3 may be presumed by such Secured Party to have been properly received by such Secured Party in accordance with this Article 3 unless such Secured Party receives notice from any other Secured Party that such payment was not made in accordance herewith. If any such distributed or shared payment is rescinded or must otherwise be restored by the Secured Party that first obtained it, each other Secured Party that shares the benefit of such payment shall return to such Secured Party its portion of the payment so rescinded or required to be restored.

          3.7 No Separate Security. Each Secured Party that is a party hereto (for itself and any Person claiming through it) (a) agrees that all of the Collateral pledged under the Security Documents (other than the Working Capital Facility Collateral, which is solely for the benefit of the Working Capital Facility Lenders and the Working Capital Facility Administrative Agent) is for the joint and, subject to Section 6.1, pari passu benefit of all the Secured Parties as security for the payment and performance of the Obligations and (b) agrees with the other Secured Parties that it will not, without the prior consent of the other Secured Parties, take or obtain any Lien on any properties or assets of the Borrower to secure the Obligations under any Financing Document and shall not enter into any agreement with the Borrower, the Sponsors or the Shareholders relating in any manner to the Credit Facilities, except for the benefit of all Secured Parties or, with respect to the Working Capital Facility Collateral and any and all Disbursement LCs, for the benefit of the Working Capital Facility Lenders and the Working Capital Facility Administrative Agent. The parties hereto acknowledge that the Working Capital Facility Collateral is pledged to the Offshore Collateral Agent solely for the benefit of the Working Capital Facility Lenders and the Working Capital Facility Administrative Agent.

                       ARTICLE 4 - ACTIONS; BINDING EFFECT

          4.1 Actions Subject to Common Agreement and Intercreditor Agreement. The Intercreditor Agent, the Collateral Agents, the Facility Administrative Agents and the other Secured Parties may not exercise or enforce any right, power or discretion, give any consent or any waiver, or make any determination under or in respect of any provisions of the Financing Documents except in accordance with the Common Agreement, the Depositary Agreement and this Agreement, as the case may be. Where, in accordance with this Agreement or any other Financing Document, the consent, approval, waiver or other direction of any percentage or number of the Secured Parties or the Facility Administrative Agents is required, the determination of whether such consent, approval, waiver or direction should be granted or withheld shall be determined by the vote of the relevant Persons as provided in the Common Agreement and this Agreement. To the extent that this Agreement expressly provides for a different percentage of Lender votes to approve taking any step with respect to any Enforcement Action than the Common Agreement, the terms of this Agreement shall prevail. Notwithstanding any provision hereof or any Financing Document to the contrary, the Working Capital Facility Administrative Agent may enforce any right, power or direction (including directing the Offshore Collateral Agent or other applicable party hereto to apply amounts received or held in connection therewith in accordance with its written instructions) in respect of the Working Capital Facility Collateral and any and all Disbursement LCs without (i) any vote hereunder, (ii) any Enforcement Action hereunder, (iii) any delivery of any Remedies Initiation Notice or Remedies Notice hereunder or (iv) being subject to any Standstill Period.

          4.2 Binding Effect. Each decision made by the Secured Parties (or any of them) in accordance with the terms of the Common Agreement and this Agreement shall be binding upon each of the parties to this Agreement and the other Secured Parties.

                    ARTICLE 5 - REMEDIES; ENFORCEMENT ACTION

          5.1 Coordination. The Collateral is vested in and held by the relevant Collateral Agent (and, to the extent described in the Depositary Agreement, the Offshore Depositary Bank (as defined therein)) as provided in the Security Documents. The Working Capital Facility Collateral shall be subject to the security interest created therein in favor of the Offshore Collateral Agent and be subject to the rights of the Offshore Collateral Agent under the Depositary Agreement and the other Security Documents; provided that the Offshore Collateral Agent shall hold such security interest, and exercise any such rights, solely for the benefit of the Working Capital Facility Lenders and the Working Capital Facility Administrative Agent as, with respect to the exercise of such rights, instructed by the Working Capital Facility Administrative Agent pursuant to the Depositary Agreement. Subject to (i) Sections 4.1 and 5.2.4,
(ii) the rights of the Working Capital Facility Administrative Agent hereunder, under the Depositary Agreement and under the Working Capital Facility Credit Agreement in respect of any Working Capital Facility Collateral and (iii) the right of the Working Capital Facility Administrative Agent to make drawings under any and all Disbursement LCs from time to time in accordance with their terms and to take Enforcement Action in respect thereof in accordance with the terms of the Working Capital Facility Credit Agreement, only the relevant Collateral Agent (or another Person designated by the Intercreditor Agent) or the Intercreditor Agent, in each case acting in concert with and upon the specific written direction of the Intercreditor Agent (except in the case of action taken directly by the Intercreditor Agent) on instructions from the Enforcing Required Lenders as provided in this Agreement, may undertake Enforcement Action.

          5.2 Election Following Event of Default.

          5.2.1 Notice. At any time after the occurrence of an Event of Default (other than a Bankruptcy Event of Default) and for so long as such Event of Default shall be continuing, any Facility Administrative Agent may from time to time serve a notice (each, a "Remedies Initiation Notice") on the Intercreditor Agent that describes the Event of Default and instructs the Intercreditor Agent to seek instructions from the applicable Secured Parties as to whether or not the Intercreditor Agent shall direct any or both Collateral Agents to exercise any remedies or engage in any Enforcement Action (other than with respect to any Working Capital Facility Collateral or any Disbursement LC). Upon receipt of a Remedies Initiation Notice, the Intercreditor Agent shall promptly notify the other Lender Representatives of such notice (and provide a copy of such notice to the Lender Representative seeking the initiation of remedies) and request that the applicable Secured Parties provide instructions within thirty (30) days after the date on which the Intercreditor Agent shall have delivered the Remedies Initiation Notice to the Lender Representatives as to which remedies, rights and Enforcement Action, if any, the Intercreditor Agent shall exercise pursuant to this Section 5.2. There may be multiple Remedies Initiation Notices with respect to the same event.

          5.2.2 Voting. During the period (the "Standstill Period") from the date of delivery of a Remedies Initiation Notice to the date of delivery by the Intercreditor Agent to each Secured Party of written notice that Enforcing Required Lenders have agreed to cause the exercise of remedies pursuant to
Section 5.3 (a "Remedies Notice"), no Secured Party shall be entitled to exercise any remedy or engage in any Enforcement Action (other than the Working Capital Facility Administrative Agent with respect to any and all Disbursement LCs and the Working Capital Facility Administrative Agent and the Offshore Collateral Agent in respect of any Working Capital Facility Collateral as set forth in the Depositary Agreement and the Working Capital Facility Credit Agreement, as applicable) in connection with such Event of Default (other than a Bankruptcy Event of Default), nor shall any such Secured Party direct the Intercreditor Agent to exercise any remedies or engage in any Enforcement Action. The Standstill Period shall end and the Remedies Notice shall be effective upon the agreement of the Enforcing Required Lenders. The Intercreditor Agent shall deliver a copy of the Remedies Notice to each of the Secured Parties promptly after determining that the Enforcing Required Lenders agreed to exercise remedies. The Collateral Agents shall not be responsible for determining if a Standstill Period is in effect and may conclusively rely on any instruction from the Intercreditor Agent or the Working Capital Facility Administrative Agent.

          5.2.3 Bankruptcy Event of Default. Notwithstanding any provision to the contrary in this Agreement or any other Transaction Document, upon the occurrence of a Bankruptcy Event of Default, (a) all unutilized Construction Facility Commitments and Working Capital Facility Commitments shall forthwith terminate immediately and (b) all principal and accrued Debt Service in respect of the Obligations owed to each Secured Party shall be immediately due and payable without presentment, demand, protest or notice of any kind whatsoever. Immediately upon receipt of notice (or otherwise having actual knowledge) of the occurrence of any Bankruptcy Event of Default (and in accordance with any Remedies Instruction received pursuant to Section 5.3.1 or, with respect to the Working Capital Facility Collateral, in accordance with any written instruction received from the Working Capital Facility Administrative Agent pursuant to the Depositary Agreement), the Collateral Agents (acting solely at the direction of the Intercreditor Agent) and the Intercreditor Agent, as applicable, shall engage in Enforcement Action and exercise all available remedies.

          5.2.4 No Limitation. Nothing contained herein shall be construed to restrict: (a) the right of the Lenders, at any time prior to the end of the Standstill Period, to elect to waive any Event of Default or agree to any amendment of the Financing Documents in accordance with Section 10.01 of the Common Agreement; (b) the right of the Working Capital Facility Administrative Agent, in respect of any Working Capital Facility Collateral, to exercise (or instruct the Offshore Collateral Agent to exercise) any or all of the rights and remedies it has in respect of such Working Capital Facility

Collateral pursuant to, and in accordance with, the applicable terms of Section
7.02 of the Common Agreement, the Depositary Agreement and the Working Capital Facility Credit Agreement; or (c) the rights of the Working Capital Facility Administrative Agent to make drawings under any and all Disbursement LCs from time to time in accordance with their terms and to take Enforcement Action in respect thereof in accordance with the terms of Section 7.02 of the Common Agreement and the Working Capital Facility Credit Agreement.

          5.3 Exercise of Remedies; Enforcement Action.

          5.3.1 In the event that (x) the Standstill Period ends and the Intercreditor Agent delivers a Remedies Notice in accordance with a determination made pursuant to Section 5.2.2 or (y) a notice is delivered with respect to a Bankruptcy Event of Default in accordance with Section 5.2.3, then, subject to Section 5.3.3 and Article VIII of the Common Agreement, each Collateral Agent or the Intercreditor Agent, as applicable, shall follow the specific written instructions delivered by the Enforcing Required Lenders or the Intercreditor Agent, in the case of any Collateral Agent, regarding the exercise of remedies and/or the commencement of Enforcement Action in respect of any Collateral (other than the Working Capital Facility Collateral) (each such instructions, the "Remedies Instruction"). Each Remedies Instruction shall specify the particular action that the Enforcing Required Lenders propose to cause the relevant Collateral Agent or the Intercreditor Agent, as applicable, to take and shall be effective on the date set forth in such notice (the "Remedies Effective Date"), which shall not be earlier than ten (10) days after the date of such notice; provided that such ten (10) day period shall not be required in the case of a Bankruptcy Event of Default. In the event that more than one group of Lenders constituting Enforcing Required Lenders delivers a Remedies Instruction prior to the occurrence of a Remedies Effective Date, then the Remedies Instruction from the group representing the greatest Lender Percentage shall govern; provided that, notwithstanding anything to the contrary, upon delivery of a Remedies Instruction from a group constituting Enforcing Required Lenders that provides for the instigation of foreclosure proceedings, no other group constituting Enforcing Required Lenders may rescind such instigation of foreclosure proceedings. The Offshore Collateral Agent shall follow any written instructions delivered to it by the Working Capital Facility Agent pursuant to the Depositary Agreement regarding the exercise of remedies and/or the commencement of Enforcement Actions in respect of the Working Capital Facility Collateral.

          5.3.2 Notwithstanding anything to the contrary contained in this Agreement, (i) the Intercreditor Agent shall not, and shall not instruct any Collateral Agent to, commence or otherwise take any Enforcement Action in respect of any Collateral (other than any Working Capital Facility Collateral) unless and until the Intercreditor Agent has received a Remedies Instruction from the Enforcing Required Lenders, (ii) any Enforcement Action in respect of any Working Capital Facility Collateral shall only be taken by the Offshore Collateral Agent to the extent so instructed in writing by the Working Capital Facility Administrative Agent pursuant to the Depositary Agreement and (iii) the Working Capital Facility Administrative Agent shall have the sole right to make drawings under any and all Disbursement LCs and to take Enforcement Action in respect thereof.

          5.3.3 At the direction of the Enforcing Required Lenders pursuant to a Remedies Instruction, the Intercreditor Agent shall promptly (a) instruct in writing the relevant Collateral Agent to seek to enforce the Security Documents and to realize upon the Collateral (other than any Working Capital Facility Collateral) or (b) in the case of any Bankruptcy Proceeding against the Borrower, seek to enforce the claims of the Secured Parties thereunder (other than in respect of the Working Capital Facility Collateral unless so instructed in writing by the Working Capital Facility Administrative Agent); provided, however, that the Intercreditor Agent and the Collateral Agents shall not be obligated to follow any Remedies Instruction to the extent that the Intercreditor Agent or the relevant Collateral Agent has not received an indemnity reasonably acceptable to it or has received a written opinion of its counsel to the effect that such Remedies Instruction is in conflict with any provisions of any applicable Requirement of Law, this Agreement or any other Financing Document or any order of any court or administrative agency, and neither the Collateral Agents nor the Intercreditor Agent shall, under any circumstances, be liable to any Secured Party or any other Person for following the written directions of the Enforcing Required Lenders or the Intercreditor Agent (in the case of the Collateral Agents) in respect of any Collateral (other than the Working Capital Facility Collateral) or the Working Capital Facility Administrative Agent in respect of the Working Capital Facility Collateral; and provided, further, nothing contained herein shall affect the obligations of any Collateral Agent pursuant to the relevant Security Documents or the Sponsor Guarantees.

          5.3.4 In the event that a Remedies Instruction expressly directs the termination of commitments to lend under a Credit Agreement and/or acceleration of the Obligations, then the Intercreditor Agent shall deliver to each Facility Agent within two (2) Business Days a written notice to that effect (the "Acceleration Notice") in order to permit the Secured Parties to coordinate the timing of the acceleration of their respective Obligations. Unless otherwise provided in such Remedies Instruction, each Secured Party shall be entitled to terminate its commitments to lend and/or accelerate its Obligations at any time after the second Business Day following receipt of the Acceleration Notice; provided, however, that this Section 5.3.4 shall not be construed to limit any rights of any Secured Party set forth in Section 5.2.3.

          5.3.5 Notwithstanding any provision in any Financing Document to the contrary, during such time as any Default or Event of Default of which a Responsible Officer of the related Collateral Agent shall have actual knowledge shall have occurred and be continuing, the terms of this Agreement shall govern, and such Collateral Agent shall take any Enforcement Action without the express written direction of the Intercreditor Agent (acting in accordance with this Agreement) or, with respect to any Working Capital Facility Collateral, the express written instructions of the Working Capital Facility Administrative Agent provided pursuant to the Depositary Agreement or the Working Capital Facility Credit Agreement.

          5.4 Cooperation. After a Remedies Instruction has been delivered by the Enforcing Required Lenders, the Secured Parties shall, except as otherwise provided herein, at all times act together and do all such acts and things as may be necessary or desirable to ensure that the Enforcement Action in the Remedies Instruction occurs in an orderly and effective manner for the ratable benefit of the Secured Parties; provided, however, the Collateral Agents shall only be required to act at the specific direction of the Intercreditor Agent or the Working Capital Facility Administrative Agent, as the case may be.

                       ARTICLE 6 - APPLICATION OF PROCEEDS

          6.1 General Application. Subject to Sections 3.4, 3.5 and 6.2, if the Intercreditor Agent shall have taken any Enforcement Action in accordance with the terms hereof, the proceeds of all Collateral (other than the Working Capital Facility Collateral) realized by the Intercreditor Agent, the Collateral Agents or any Secured Party in connection therewith, shall be distributed by the Intercreditor Agent in the following order of priority:

     First, to the Working Capital Facility Administrative Agent, the Construction Facility Administrative Agent, the Offshore Collateral Agent, the Onshore Collateral Agent, the Intercreditor Agent and the Offshore Depositary Bank, ratably, in an amount equal to the Working Capital Facility Administrative Agent Claims, the Construction Facility Administrative Agent Claims, the Offshore Collateral Agent Claims, the Onshore Collateral Agent Claims, the Intercreditor Agent Claims, and the Depositary Bank Claims, respectively, due and payable as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received a certificate signed by such Lender Representative, setting forth the amount due and payable to such Lender Representative as of the date of such distribution;

     Second, to the Construction Facility Lenders in an amount equal to all Fees and all interest, Non-Excluded Taxes and Other Taxes on or with respect to the Construction Loans due and payable as of the date of such distribution and to the Construction Facility Lenders in an amount equal to the amount, if any, due and payable pursuant to Section 3.04 of the Common Agreement as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received certificates signed by or on behalf of such Lenders, in the case of Fees, interest, Non-Excluded Taxes and Other Taxes due on or with respect to the Construction Loans or any amount due pursuant to
Section 3.04 of the Common Agreement setting forth the amount due and payable to such Construction Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Construction Facility Obligations, then to the payment thereof to each Construction Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such Construction Facility Obligations;

     Third, to the Construction Facility Lenders in an amount equal to all principal on the Construction Loans due and payable as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received certificates signed by such Construction Facility Lenders setting forth the amount due and payable to such Construction Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such principal, then to the payment thereof to each Construction Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such principal;

     Fourth, to the Construction Facility Lenders in an amount equal to all other Construction Facility Obligations (which amount shall not include any amounts payable pursuant to clauses First through Third, above) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received a certificate of such Construction Facility Lender, setting forth such amounts due and payable to such Construction Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Construction Facility Obligations, then to the payment thereof to such Construction Facility Lender, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Construction Facility Obligations;

     Fifth, to the Working Capital Facility Lenders in an amount equal to all Fees and all interest, Non-Excluded Taxes and Other Taxes on or with respect to the Working Capital Loans due and payable as of the date of such distribution and to the Working Capital Facility Lenders in an amount equal to the amount, if any, due and payable pursuant to Section 3.04 of the Common Agreement as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received certificates signed by or on behalf of such Working Capital Facility Lenders, in the case of Fees, interest, Non-Excluded Taxes and Other Taxes due on or with respect to the Working Capital Loans or any amount due pursuant to Section 3.04 of the Common Agreement setting forth the amount due and payable to such Working Capital Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Working Capital Facility Obligations, then to the payment thereof to such Working Capital Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such Working Capital Facility Obligations;

     Sixth, to the Working Capital Facility Lenders in an amount equal to all principal on the Working Capital Loans due and payable as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received certificates signed by such Working Capital Facility Lenders setting forth the amount due and payable to such Working Capital Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such principal, then to the payment thereof to such Working Capital Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such principal;

     Seventh, to the Secured Parties in an amount equal to all other Obligations (which amount shall not include any amounts payable pursuant to clauses First through Sixth, above) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Intercreditor Agent shall have received a certificate of such Secured Party, setting forth such amounts due and payable to such Secured Party as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to such Secured Party, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Obligations; and

     Eighth, to the extent of any surplus, to the Borrower or in accordance with any applicable Law;

it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of such proceeds and the aggregate of the sums referred to in clauses First through Seventh of this Section 6.1.

          6.2 Sponsor Guarantees. If any amounts are due under the Sponsor Guarantees to pay Obligations due and payable and amounts paid under such Sponsor Guarantees are not adequate to pay all of such Obligations, then all amounts paid by any Sponsor under any Sponsor Guarantee shall be distributed in whole or in part by the Offshore Collateral Agent in the following order of priority based upon written instructions furnished to the Offshore Collateral Agent by the Intercreditor Agent:

     First, to the Working Capital Facility Administrative Agent, the Construction Facility Administrative Agent, the Offshore Collateral Agent, the Onshore Collateral Agent, the Intercreditor Agent and the Offshore Depositary Bank, ratably, in an amount equal to the Working Capital Facility Administrative Agent Claims, the Construction Facility Administrative Agent Claims, the Offshore Collateral Agent Claims, the Onshore Collateral Agent Claims, the Intercreditor Agent Claims, and the Depositary Bank Claims, respectively, due and payable as of the date of such distribution; provided, that prior to any such distribution, the Offshore Collateral Agent shall have received a certificate signed by such Lender Representative, setting forth the amount due and payable to such Lender Representative as of the date of such distribution;

     Second, to the Lenders in an amount equal to all Fees and all interest, Non-Excluded Taxes and Other Taxes on or with respect to the Loans due and payable as of the date of such distribution and to the Lenders in an amount equal to the amount, if any, due and payable pursuant to Section 3.04 of the Common Agreement as of the date of such distribution; provided, that prior to any such distribution, the Offshore Collateral Agent shall have received certificates signed by or on behalf of such Lenders, in the case of Fees, interest, Non-Excluded Taxes and Other Taxes due on or with respect to the Loans or any amount due pursuant to Section 3.04 of the Common Agreement setting forth the amount due and payable to such Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to each Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such Obligations;

     Third, to the Lenders in an amount equal to all principal on the Loans due and payable as of the date of such distribution; provided, that prior to any such distribution, the Offshore Collateral Agent shall have received certificates signed by such Lenders setting forth the amount due and payable to such Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such principal, then to the payment thereof to each Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such principal; and

     Fourth, to the Secured Parties in an amount equal to all other Obligations (which amount shall not include any amounts payable pursuant to clauses First through Third, above) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Offshore Collateral Agent shall have received a certificate of each such Secured Party, setting forth such amounts due and payable to such Secured Party as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Obligations, then to the payment thereof to each Secured Party, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Obligations;

it being understood that the Borrower and the Sponsors shall remain liable to the extent of any deficiency between such amounts paid and the aggregate of the sums referred to in clauses First through Fourth of this Section 6.2.

          6.3 Working Capital Facility Collateral and Disbursement LCs. If any Event of Default shall have occurred and the Working Capital Facility Obligations shall have become due and payable pursuant to the Working Capital Facility Credit Agreement, then all amounts received by the Working Capital Facility Administrative Agent with respect to the Working Capital Facility Collateral shall be distributed in whole or in part by the Working Capital Facility Administrative Agent in the following order of priority:

     First, to the Working Capital Facility Administrative Agent and the Intercreditor Agent, ratably, in an amount equal to the Working Capital Facility Administrative Agent Claims and the Intercreditor Agent Claims, respectively, due and payable as of the date of such distribution; provided, that prior to any such distribution, the Working Capital Facility Administrative Agent shall have received a certificate signed by such Lender Representative, setting forth the amount due and payable to such Lender Representative as of the date of such distribution;

     Second, to the Working Capital Facility Lenders in an amount equal to all Fees and all interest, Non-Excluded Taxes and Other Taxes on or with respect to the Working Capital Loans due and payable as of the date of such distribution and to the Working Capital Facility Lenders in an amount equal to the amount, if any, due and payable pursuant to Section 3.04 of the Common Agreement as of the date of such distribution; provided, that prior to any such distribution, the Working Capital Facility Administrative Agent shall have received certificates signed by or on behalf of such Working Capital Facility Lenders, in the case of Fees, interest, Non-Excluded Taxes and Other Taxes due on or with respect to the Working Capital Loans or any amount due pursuant to Section 3.04 of the Common Agreement, setting forth the amount due and payable to such Working Capital Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Working Capital Facility Obligations, then to the payment thereof to each Working Capital Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such Working Capital Facility Obligations;

     Third, to the Working Capital Facility Lenders in an amount equal to all principal on the Working Capital Loans due and payable as of the date of such distribution; provided, that prior to any such distribution, the Working Capital Facility Administrative Agent shall have received certificates signed by such Working Capital Facility Lenders setting forth the amount due and payable to such Working Capital Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such principal, then to the payment thereof to each Working Capital Facility Lender on a pro rata basis in proportion to its percentage of the sum of the aggregate amount of all such principal;

     Fourth, to the Working Capital Facility Lenders in an amount equal to all other Working Capital Facility Obligations (which amount shall not include any amounts payable pursuant to clauses First through Third, above) due and payable as of the date of such distribution; provided, that prior to any such distribution, the Working Capital Facility Administrative Agent shall have received a certificate of such Working Capital Facility Lender, setting forth such amounts due and payable to such Working Capital Facility Lender as of the date of such distribution; and in case such proceeds shall be insufficient to pay in full all such Working Capital Facility Obligations, then to the payment thereof to such Working Capital Facility Lender, ratably, in proportion to its percentage of the sum of the aggregate amount of all such Working Capital Facility Obligations;

it being understood that the Borrower shall remain liable to the extent of any deficiency between the amount of such proceeds and the aggregate of the sums referred to in clauses First through Fourth of this Section 6.3.

          6.4 Order of Certain Actions. Notwithstanding anything set forth in this Article 6 the contrary, unless otherwise agreed in writing by the Construction Facility Majority Lenders, prior to the application or distribution of the proceeds and payments pursuant to Sections 6.1 and 6.2, promptly upon receiving an Acceleration Notice from the Intercreditor Agent, (i) the Offshore Collateral Agent shall direct the Offshore Depositary Bank to liquidate and withdraw (and the Offshore Depositary Bank shall liquidate and withdraw) from all available Working Capital Facility Collateral (whether in the form of any demand deposit, Permitted Investment or otherwise) and transfer such amounts to the Working Capital Facility Administrative Agent and (ii) the Working Capital Facility Administrative Agent shall deliver a withdrawal certificate to the full extent then permitted in the full amount available to then be drawn under all Disbursement LCs to each Disbursement LC Provider. All amounts so received by the Working Capital Facility Administrative Agent shall be applied in respect of all Working Capital Facility Obligations due and payable as of the date of such transfer to the Working Capital Facility Administrative Agent in accordance with the terms of Section 6.3 and promptly upon receipt of such amounts, the Working Capital Facility Administrative Agent shall deliver a certificate to the Intercreditor Agent setting forth, in reasonable detail, the application of all amounts so received. All such amounts received by the Working Capital Facility Administrative Agent for its own benefit and by each Working Capital Facility Lender shall operate so as to reduce the amounts due and payable to such Person in calculating any amounts to be distributed pursuant to Sections

6.1 and 6.2. Nothing in this Section 6.4 shall limit the Working Capital Facility Administrative Agent's ability to access the Disbursement LCs and any Working Capital Facility Collateral in the manner contemplated in the Working Capital Facility Credit Agreement and the other Financing Documents.

                         ARTICLE 7 - AMENDMENTS; WAIVERS

          7.1 Amendments to This Agreement. The parties hereto shall not, without the written consent of each of the Facility Administrative Agents (which consents shall be subject to a vote by the applicable Lenders in favor of that consent pursuant to the applicable voting provisions set forth in the applicable Credit Agreement, if any, and the Common Agreement (including Section 10.01 thereof)) amend, modify, supplement or waive any provision of this Agreement.

          7.2 Amendments to, Waivers Under, and Instructions with Respect to the Other Financing Documents. Notwithstanding anything in this Agreement to the contrary, no waiver, amendment, modification or consent shall be given to, and no instruction in relation to any of the foregoing shall be given to, the Intercreditor Agent under the Financing Documents except in accordance with
Section 10.01 of the Common Agreement and this Agreement, as the case may be.

          7.3 Effect of Amendment on Intercreditor Agent and Collateral Agents. No party hereto shall amend any provision of any Financing Document to which the Intercreditor Agent or any Collateral Agent is a party that adversely affects the Intercreditor Agent or any Collateral Agent without the written consent of the Intercreditor Agent or such Collateral Agent, as the case may be.

                            ARTICLE 8 - MISCELLANEOUS

          8.1 Addresses.

          8.1.1 Any communications between the parties hereto or notices provided herein to be given may be given to the parties' respective addresses provided in the Common Agreement.

          8.1.2 All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given and shall be or be deemed delivered as provided in Section 10.02 of the Common Agreement.

          8.2 Entire Agreement. This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

          8.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE

GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          8.4 Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally (i) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of any State or Federal court located in the Borough of Manhattan, and any appellate court having jurisdiction over appeals from any of such courts, and (ii) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same.

          8.5 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

          8.6 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

          8.7 Headings. The headings in this Agreement are for convenience of reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

          8.8 Successors and Assigns.

          8.8.1 The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          8.8.2 The provisions of this Agreement shall be binding upon any assignee, participant, transferee or other holder from time to time of any Obligations under any Credit Facility.

          8.9 Counterparts. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties listed below shall constitute a single binding agreement.

          8.10 No Partnership. Nothing contained in this Agreement and no action by any Secured Party is intended to constitute or shall be deemed to constitute such Secured Parties (or any of them) a partnership, association, joint venture or other entity.

          8.11 Third-Party Beneficiaries. This Agreement is for the benefit of the parties hereto and their respective successors and assigns, and nothing herein shall give the Borrower, any Third Party Participant, any Affiliate of any thereof in such capacity, or any other Person any benefit or any legal or equitable right or remedy under this Agreement.

          8.12 Obligations of Borrower Unaffected. The Obligations of the Borrower and the Guarantors under the Financing Documents are absolute and shall be unaffected by this Agreement.

          8.13 Regarding the Collateral Agents and the Intercreditor Agent. In furtherance of, and notwithstanding any other provisions of, this Agreement, in connection with their respective obligations hereunder, the Collateral Agents and the Intercreditor Agent have all of the rights, powers, privileges, exculpations, protections and indemnities as are provided for or referred to in the Common Agreement.

          IN WITNESS WHEREOF, the parties have caused Intercreditor Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                        WESTLB AG, NEW YORK BRANCH,
                                        as Working Capital Facility
                                        Administrative Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Signature Page to Intercreditor Agreement]

                                        CITIBANK, N.A.,
                                        as Offshore Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Signature Page to Intercreditor Agreement]

                                        BANCO NACIONAL DE MEXICO, S.A.,
                                        INTEGRANTE DEL GRUPO
                                        FINANCIERO BANAMEX,
                                        as Onshore Collateral Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Signature Page to Intercreditor Agreement]

                                        WESTLB AG, NEW YORK BRANCH,
                                        as Construction Facility Administrative
                                        Agent


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Signature Page to Intercreditor Agreement]

                                        WESTLB AG, NEW YORK  BRANCH,
                                        as Intercreditor Agent for and on behalf of each of the Secured Parties


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                   [Signature Page to Intercreditor Agreement]

                                                             EXHIBIT C TO COMMON
                                                                       AGREEMENT

                            [LETTERHEAD OF BORROWER]

                                  WAIVER LETTER

                                                         Dated ________ __, 2007

[INSERT NAME OF ISSUING BANK]
[ADDRESS OF ISSUING BANK]

WestLB AG, New York Branch,
as Intercreditor Agent under the Common Agreement described below
1211 Avenue of the Americas
New York, New York 10036
Attention: Jared Brenner
Telephone: +1 (212) 852-6116
Telecopier: +1 (212) 789-0075

Ladies and Gentlemen:

          We refer to the Letter of Credit, No. ________ (the "Performance Guarantee"), issued by Banco Santander S.A., Institucion de Banca Multiple, Grupo Financiero Santander (the "Issuing Bank") in favor of Comision Federal de Electricidad and for the account of __________________(6) (the "Account Party").

          The undersigned, Constructora de Proyectos Hidroelectricos, S.A. de C.V., a Mexican sociedad anonima de capital variable (together with its successors and assigns, the "Borrower"), which is an affiliate of the Account Party, has entered into (i) a Common Agreement, dated as of October 19, 2007 (as amended, supplemented or otherwise modified from time to time, the "Common Agreement") among the Borrower, WestLB AG, New York Branch, as Intercreditor Agent, as Working Capital Facility Administrative Agent and as Construction Facility Administrative Agent (in its role as Intercreditor Agent, the "Intercreditor Agent"), the Working Capital Facility Lenders from time to time party thereto, the Construction Facility Lenders from time to time party thereto, Citibank, N.A., as Offshore Collateral Agent, Banco Nacional de Mexico, S.A., Integrante del Grupo Financiero Banamex, as Onshore Collateral Agent and
(ii) certain other agreements, in each case for the purpose of obtaining the financing necessary for the construction and the development of a hydroelectric generation plant and related works and facilities in Mexico.

----------
(6)  Insert name of account party, which must not be the Borrower.

          In connection with such financing, it is a requirement that the undersigned obtain from the Issuing Bank a waiver of any and all rights and claims against the Borrower and any of its assets in connection with the [___________________](7) and the Performance Guarantee or arising by operation of law or otherwise in connection therewith (including without limitation pursuant to any applicable principles of subrogation and any and all rights of the Issuing Bank pursuant to Sections 5-108(i)(1) and 5-117 of the Uniform Commercial Code of the State of New York and Rule 8.01 or 8.02 of the ISP98 until such time as the Intercreditor Agent has notified the Issuing Bank in writing that all of the Borrower's obligations pursuant to the Financing Documents (as defined in the Common Agreement) have been irrevocably and indefeasibly paid and satisfied in full and all commitments under such Financing Documents have terminated. We hereby request that, notwithstanding anything to the contrary in the Performance Guarantee, you waive any and all such rights by signing below in order to permit us to comply with our undertakings in connection with the transaction described above.

          This Waiver Letter ("Waiver Letter") shall become effective as of the date first above written upon the Issuing Bank's countersigning this Waiver Letter. This Waiver Letter shall survive any expiration of the Performance Guarantee.

          The execution, delivery and effectiveness of this Waiver Letter shall not operate as a waiver of any right, power or remedy of the Issuing Bank against the Account Party under any relevant reimbursement agreement.

          If you agree, without any restrictions, to the statements, terms and provisions of this Waiver Letter (including without limitation the waiver requested herein), please evidence such agreement by executing and returning to us three counterparts of this Waiver Letter. By signing this Waiver Letter, the Issuing Bank also acknowledges that the Issuing Bank and the Account Party have entered into one or more agreements concerning the reimbursement of the Issuing Bank for amounts drawn under the Performance Guarantee and that such agreement[s] [is][are] in full force and effect. This Waiver Letter shall be executed by one of your duly authorized representatives possessing all necessary power and authority to execute this Waiver Letter on behalf of the Issuing Bank.

          This Waiver Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Waiver Letter by telecopier shall be effective as delivery of a manually executed counterpart of this Waiver Letter.

                  (remainder of page intentionally left blank)

----------
(7) Insert description of relevant document(s) which governs the reimbursement obligations of the account party to the Issuing Bank.

          This Waiver Letter shall be governed by, and construed in accordance with, the laws of the State of New York and shall be binding upon the respective successors and assigns of each of the parties hereto.

                                        Very truly yours,

                                        CONSTRUCTORA DE PROYECTOS
                                        HIDROELECTRICOS, S.A. DE C.V.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

Agreed, without restriction, as of the date first above written:

BANCO SANTANDER S.A.,
INSTITUCION DE BANCA MULTIPLE,
GRUPO FINANCIERO SANTANDER


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

     Empowered by means of: ______________________.

Accepted and agreed,
as of the date first above written:

WESTLB AG, NEW YORK BRANCH,
as Intercreditor Agent


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------